Exhibit 4.1

SIX FLAGS ENTERTAINMENT CORPORATION,

CANADA’S WONDERLAND COMPANY,

MILLENNIUM OPERATIONS LLC

AND EACH OF THE GUARANTORS PARTY HERETO FROM TIME TO TIME

8.625% SENIOR NOTES DUE 2032

INDENTURE

DATED AS OF JANUARY 14, 2026

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

TRUSTEE

i

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of January 14, 2026 among Six Flags Entertainment Corporation, a Delaware corporation (“Six Flags” or the “Company”), Canada’s Wonderland Company, a Nova Scotia unlimited liability company (“Canada’s Wonderland”), and Millennium Operations LLC, a Delaware limited liability company (“Millennium”, and together with Canada’s Wonderland, the “Subsidiary Co-Issuers”, and the Subsidiary Co-Issuers together with Six Flags, collectively, the “Co-Issuers”), as Co-Issuers, the Guarantors (as defined herein) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”).

WITNESSETH

WHEREAS, the Co-Issuers and each of the Guarantors party hereto have duly authorized the execution and delivery of this Indenture to provide for the issuance of 8.625% Senior Notes due 2032 (the “Notes”) issued on the date hereof; and

WHEREAS, as of the Issue Date, the Notes will be, jointly and severally, guaranteed on a senior basis by each of Six Flags’ current and future wholly-owned domestic Restricted Subsidiaries (other than the Subsidiary Co-Issuers) that, as of immediately prior to the consummation of the offering of the Notes, are obligors under the Credit Agreement (as defined herein).

NOW, THEREFORE, in consideration of the premises and the purchase of the Notes by the Holders (as defined herein) thereof, the Co-Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE 1

DEFINITIONS AND INCORPORATION

BY REFERENCE

Section 1.01 Definitions.

“144A Global Note” means, collectively, one or more Global Notes substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person, Indebtedness, Disqualified Stock or Preferred Equity Interests of any other Person existing at the time such other Person merges or amalgamates with or into or becomes a Subsidiary of such specified Person or is a Subsidiary of such other Person at the time of such merger, amalgamation or acquisition, or Indebtedness incurred by such Person in connection with the acquisition of assets.

“Additional Refinancing Amount” means, in connection with the incurrence of any Refinancing Indebtedness, an amount equal to unpaid accrued interest and premium (including tender premiums) on the Indebtedness being Refinanced (for the avoidance of doubt, including any Indebtedness previously incurred as Additional Refinancing Amount) and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount and mortgage and similar taxes) incurred in connection with such Refinancing.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

“Adjusted EBITDA” means, for any period, the sum, for the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP), of the following (without duplication, including with respect to any amounts excluded pursuant to the definition of “Consolidated Net Income”):

(a) Consolidated Net Income of the Company and its Subsidiaries for such period excluding those amounts which, in the determination of Consolidated Net Income for such period, have been added or deducted for (i) any extraordinary, non-recurring or unusual gains, losses, expenses or other charges, (ii) total interest expense and, to the extent not reflected in such total interest expense, any losses on hedging or other derivative instruments, net of interest income and gains on such hedging or other derivative instruments, (iii) provisions for federal, state, provincial, territorial, local and foreign income tax, franchise taxes and similar taxes imposed in lieu of income tax, (iv) depreciation and amortization expense (including amortization of goodwill and other intangible assets) and any impairment of property, equipment, goodwill or other intangible assets, (v) any restructuring charges (including, for the avoidance of doubt, (1) charges related to the termination of employees and (2) charges resulting from facility, branch, office and business unit closures or sales) and gains, losses or charges arising from curtailments or modifications to pension and post-retirement employee benefit plans; provided that the amount of cash expenditures added back pursuant to this clause (v) shall not exceed, for any Four Fiscal Quarter Period, the greater of (x) $53.35 million and (y) 5.0% of Adjusted EBITDA for such Four Fiscal Quarter Period (determined after giving effect to all addbacks to Adjusted EBITDA without giving effect to this proviso or the proviso set forth in clause (c) below), (vi) any net gains or losses of disposed, abandoned or discontinued assets or operations except for income and losses prior to disposition, (vii) any transaction fees, expenses, costs, commissions, premiums, debt extinguishment costs and other charges related to any securities offering, Investment, acquisition, disposition or other similar transaction or the incurrence of Indebtedness permitted to be incurred hereunder (including any amendment, extension, renewal, refinancing, repayment or replacement thereof), in each case whether or not successful and whether or not consummated prior to, on, or after the Issue Date, (viii)(A) any net unrealized gain or loss (after any offset) resulting in such period from obligations under any hedging obligations or other derivative instruments and the application of Statement of Financial Accounting Standards No. 133 and (B) any net unrealized gain or loss (after any offset) resulting in such period from currency translation, in each case to the extent not incurred in cash, (ix) any Consolidated Net Income to the extent (A) attributable to interests held by third parties in Subsidiaries of the Company that are not wholly-owned by the Company or (B) attributable to interests in (I) Persons accounted for under the equity method, (II) Unrestricted Subsidiaries or (III) any Person that is not a Subsidiary, except, in the case of this clause (B), to the extent of the cash received by the Company or any of its Subsidiaries in respect of such interests, including from management fees, and (x) all other non-cash gains, losses or charges; plus

(b) to the extent not included in the determination of Consolidated Net Income for such period, all proceeds of business interruption insurance received by the Company and its Subsidiaries during such period; plus

(c) the amount of cost savings and synergies (for the avoidance of doubt, other than revenue synergies) (net of the amount of actual benefits realized during such period) projected by the Company in good faith to be realized from actions taken or to be taken prior to or during the next four consecutive fiscal quarters (which cost savings and synergies shall be added to Adjusted EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings and synergies had been realized on a “run rate” basis on the first day of such period) as a result of, or in connection with, the Merger, any Permitted Business Acquisition or similar Investment consummated by the Company and its Subsidiaries or the implementation by the Company and its Subsidiaries of any restructuring, operational or cost savings initiative, any operational change or any similar actions; provided that (i) such cost savings or synergies are reasonably identifiable, factually supportable and reasonably attributable to such actions that have been taken or are to be taken within the next four consecutive fiscal quarters from the date of determination and

(ii) the amount of cost savings and synergies added back pursuant to this clause (c) shall not exceed, for any Four Fiscal Quarter Period, the greater of (x) $266.75 million and (y) 25.0% of Adjusted EBITDA for such Four Fiscal Quarter Period (determined after giving effect to all addbacks to Adjusted EBITDA without giving effect to this proviso or the first proviso set forth in clause (a) above); plus

(d) any non-cash or stock-based compensation costs or expenses incurred by the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, less any cash costs of such plans or agreements incurred during such period; plus

(e) the amount of any losses (for the avoidance of doubt, other than lost revenues), costs or expenses attributable to a New Project; provided that (i) such losses, costs and expenses are reasonably identifiable and factually supportable and (ii) in the case of any New Project, any such losses, costs and expenses attributable to such New Project that are incurred after 12 months after the date of completion of the construction of, or the date of completion of the substantial expansion, remodeling, refurbishment or modernization of, or the date of completion of the relocation of or the launch of, such New Project, as the case may be, shall not be included in this clause (e).

For the purpose of calculating any ratios hereunder, including the Interest Coverage Ratio, Net Secured Leverage Ratio and Net Total Leverage Ratio, “Adjusted EBITDA” shall be calculated after giving effect on a pro forma basis for the period of such calculation to any Asset Sales or other dispositions or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Debt and also including any Adjusted EBITDA attributable to the assets which are the subject of the Asset Acquisition or Asset Sale or other disposition during the most recent Four Fiscal Quarter Period prior to the date of determination or discontinued operations).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Acquisition” means (1) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged or amalgamated with or into the Company or any Restricted Subsidiary, or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Company or any Restricted Subsidiary to any Person other than to the Company or any Restricted Subsidiary including by means of a merger, amalgamation or consolidation or through the issuance or sale of Equity Interests of Restricted Subsidiaries (other than Preferred Equity Interests of Restricted

Subsidiaries issued in compliance with Section 4.09 hereof and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or third parties to the extent required by applicable law) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Company or any of its Restricted Subsidiaries (other than sales or other transfers of assets in the ordinary course of business or consistent with past practice). For purposes of this definition, the term “Asset Sale” shall not include any of the following:

(1) transfers of cash and Cash Equivalents;

(2) transfers of assets of the Company (including Equity Interests) that are governed by, and made in accordance with, Section 5.01(a) hereof or a transaction that constitutes a Change of Control;

(3) Permitted Investments (including any disposition in exchange for the receipt of a Permitted Investment) and Restricted Payments (or disposition that would constitute a Restricted Payment but for the exclusions from the definition thereof) permitted under Section 4.07 hereof;

(4) the creation of or realization on any Lien not prohibited under this Indenture;

(5) transfers of damaged, uneconomic, worn-out, obsolete or surplus property, equipment or other assets or property, equipment or other assets determined in good faith by the Company to be no longer economically practical or commercially desirable to maintain or used or useful in the business of the Company or its Restricted Subsidiaries, whether now or hereafter owned or leased or acquired in connection with an acquisition or used or useful in the conduct of the business of the Company and the Restricted Subsidiaries;

(6) sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, or the lapse or abandonment thereof, and licenses, leases or subleases of other assets, of the Company or any Restricted Subsidiary determined in good faith by the management of the Company to be no longer useful or necessary in the operations of the business of, or material to the conduct of the business of, the Company or any Restricted Subsidiary or economical to maintain;

(7) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8) the sale, transfer or other disposition of obligations under Hedging Agreements or Foreign Currency Obligations incurred in accordance with this Indenture;

(9) sales of assets received by the Company or any of its Restricted Subsidiaries upon the foreclosure on a Lien or foreclosure, condemnation or any similar action with respect to any property or other assets;

(10) (i) the sale of any property acquired by the Company or a Restricted Subsidiary after the Issue Date in a Sale and Leaseback Transaction so long as such Sale and Leaseback Transaction is consummated within 365 days of the acquisition of such property and (ii) any Sale and Leaseback Transaction with respect to property owned by a Non-Guarantor;

(11) (i) any loss or destruction of or damage to any property or asset or receipt of insurance proceeds in connection therewith or (ii) any institution of a proceeding for, or actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset or settlement in lieu of the foregoing;

(12) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or consistent with past practice or in bankruptcy, insolvency or similar proceedings and exclusive of factoring or similar arrangements or the sale or discount (with or without recourse, and on customary or commercially reasonable terms and for credit management purposes) of accounts receivable or notes receivable or of any equipment or inventory arising in the ordinary course of business or consistent with past practice, or the conversion or exchange of accounts receivable for notes receivable;

(13) any surrender or waiver of contract rights or the settlement, release, recovery on, surrender or waiver of contract, tort, litigation or other claims of any kind;

(14) any issuance of Capital Stock of the Company;

(15) the transfer of Equity Interests in any Restricted Subsidiary pursuant to the Partnership Parks Agreements;

(16) Permitted Asset Swaps;

(17) any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Company or any Restricted Subsidiary after the Issue Date;

(18) any disposition of Equity Interests of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;

(19) (i) dispositions to the Company or a Subsidiary (other than any Partnership Parks Entity) (upon voluntary liquidation or otherwise) and (ii) any disposition from any Partnership Parks Entity to any other Partnership Parks Entity or the Company or any of its Subsidiaries;

(20) the disposition (including by capital contribution) of (i) Permitted Securitization Assets pursuant to Permitted Securitization Financings, (ii) any Permitted Securitization Assets subject to Liens securing a Permitted Securitization Financing and (iii) receivables in connection with a receivables financing;

(21) any termination, settlement, extinguishment or unwinding of obligations in respect of any Hedging Agreement;

(22) dispositions of property or assets (i) acquired after the Issue Date which property or assets are not used or useful to the core or principal business of the Company and its Subsidiaries in the good faith determination of the Company or (ii) that are made in connection with the approval of any applicable antitrust authority or as otherwise necessary or advisable in the good faith determination of the Company to consummate any Permitted Business Acquisition, New Project or similar Investment; or

(23) any disposition to effect the formation of any Subsidiary that is a Delaware Divided LLC and that would otherwise not be prohibited hereunder; provided that any disposition or other allocation of any assets (including any Equity Interests of such Delaware Divided LLC) in connection therewith is otherwise permitted hereunder.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as in effect on the Issue Date or thereafter, or any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada) and any similar federal, state, provincial, territorial, local or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings.

“Beneficial Share Assignment Agreement” means the Beneficial Share Assignment Agreement, dated as of April 1, 1998, by and among TW-SPV Co., GP Holdings Inc. and Six Flags (as successor to Premier Parks Inc.), as the same may be modified or amended at any time from time to time, provided such modification or amendment does not adversely affect the interests of the Holders in any material respect.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or a duly authorized committee thereof;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

Whenever any provision requires any action or determination to be made by, or any approval of, a Board of Directors, such action, determination or approval shall be deemed to have been taken or made if approved by a majority of the directors on any such Board of Directors (whether or not such action or approval is taken as part of a formal board meeting or as a formal board approval).

“Business Day” means any day other than a Legal Holiday.

“Canadian Subsidiary” means any Subsidiary that is incorporated or organized under the laws of Canada or any province or territory thereof.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP and the stated maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty; provided that all obligations of any Person that are or would be characterized as an operating lease under GAAP prior to the adoption of ASU No. 2016-02 “Leases (Topic 842)” shall nevertheless be accounted for as an operating lease for purposes of this Indenture.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means:

(1) United States dollars, Canadian dollars, British pounds, Euros or any national currency of any member state of the European Union or any other foreign currency held by the Company and the Restricted Subsidiaries in the ordinary course of business;

(2) Government Securities having maturities of not more than two years from the date of acquisition;

(3) certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by any lender or by any bank or trust company (a) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s or (b) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $250.0 million in the case of United States banks and $100.0 million in the case of non-United States banks;

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above or any affiliate thereof;

(5) commercial paper issued by any issuer bearing at least an “A1” rating for any short-term rating provided by S&P or “P1” by Moody’s and maturing within two years of the date of acquisition;

(6) marketable short-term money market and similar securities having a rating of at least “P-2” or “A-2” from either S&P or Moody’s, respectively and in each case with maturities of not more than two years from the date of creation or acquisition;

(7) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, the United Kingdom, any member of the European Union or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of not more than two years from the date of creation or acquisition;

(8) readily marketable direct obligations issued by any foreign government or any political subdivision, taxing authority or public instrumentality thereof, in each case, having one of the two highest ratings categories obtainable by S&P or Moody’s with maturities of not more than two years from the date of acquisition;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated within the three highest ratings categories by S&P or Moody’s;

(10) Indebtedness or Preferred Equity Interests issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of two years or less from the date of acquisition;

(11) Investment Grade Securities;

(12) Investments in investment funds investing 90% of their assets in securities of the types described in clauses (2) through (11) above; and

(13) In the case of Investments by any Foreign Subsidiary that is a Restricted Subsidiary or Investments made in a country outside the United States, Cash Equivalents shall also include substantially similar Investments to those set forth in clauses (1) through (12) above denominated in foreign currencies, provided that references to the United States (or any agency or instrumentality thereof) shall be deemed to mean foreign countries having a sovereign rating of “A” or better from either S&P or Moody’s.

With respect to clauses (3), (5), (6), (7), (8), (9), (10) and (13), if at the time neither S&P nor Moody’s is issuing comparable ratings regarding the instruments described in such clauses, then a comparable rating of another nationally recognized statistical rating organization selected by the Company in good faith shall be permitted.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury, depository, credit or debit card, purchasing card, stored value card, electronic fund transfer services and/or cash management services, including, without limitation, lockbox, stop payment services, wire transfer services, controlled disbursement services, overdraft facilities, foreign exchange facilities, deposit, payroll, trust, operating account and other accounts and merchant services or other cash management arrangements in the ordinary course of business or consistent with past practice.

“Cedar Fair” refers to Cedar Fair, L.P., a Delaware limited partnership.

“Cedar Fair Co-Issuers” refers to Canada’s Wonderland and Millennium.

“Cedar Fair Subsidiary Guarantors” means each entity that was a wholly-owned subsidiary of Cedar Fair (other than the Cedar Fair Co-Issuers) immediately prior to the consummation of the Merger and that is an obligor under the Credit Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“Change of Control” means the consummation of one or more related transactions resulting in the occurrence of one or more of the following events:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, consolidation or other business combination transaction), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole to any Person, other than the Company or any of the Restricted Subsidiaries (including any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act but excluding any employee benefit plan of the Company and its Subsidiaries and any person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan)); or

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “Person” (as defined above) becomes the beneficial owner (as defined in Rules 13d-3 (without giving effect to the proviso in clause (d)(1)(i) thereof) and 13d-5 under the Exchange Act as in effect on the Issue Date), directly or indirectly, of Voting Stock of the Company having more than 50.0% of the ordinary voting power of all of the outstanding Voting Stock of the Company.

In addition, notwithstanding the foregoing, (i) a transaction in which the Company becomes a direct or indirect subsidiary of another Person (including any “Person” as defined above) (such person, “New Parent”) shall not constitute a Change of Control if, immediately following the consummation of such transaction, no Person, other than New Parent or a Subsidiary of New Parent, Beneficially Owns, directly or indirectly through one or more intermediaries, more than 50.0% of the ordinary voting power of all the outstanding Voting Stock of the Company, and (ii) a “Person” shall not be deemed to Beneficially Own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of the Person for the period plus:

(1) provision for taxes based on income, profits, revenue or capital, of the Person and its Restricted Subsidiaries for the period, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes of such Person paid or accrued during such period, including any penalties and interest relating to any tax examinations, to the extent that the provision for taxes was included in computing the Consolidated Net Income; plus

(2) Consolidated Interest Expense of the Person and its Restricted Subsidiaries for the period, to the extent that the expense was deducted in computing such Consolidated Net Income; plus

(3) depreciation, amortization (including any depreciation or amortization arising out of purchases by the Company or any Restricted Subsidiary of Equity Interests in the partners of the Co-Venture Partnerships and amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding such a non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Person and its Restricted Subsidiaries for the period to the extent that the depreciation, amortization and other non-cash expenses were deducted in computing the Consolidated Net Income; plus

(4) non-cash items increasing the Consolidated Net Income for the period, in each case, on a consolidated basis and determined in accordance with GAAP (other than accrual of income in the ordinary course of business in respect of a future cash payment).

“Consolidated Debt” means, at any date, the sum of (without duplication) the aggregate principal amount of all Indebtedness of the Company and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, consisting solely of Indebtedness of the type described in clause (1), (2), (3), (4), (6) or (7) of the definition thereof (other than letters of credit or bank guarantees, to the extent undrawn).

“Consolidated Interest Expense” means, with respect to any specified Person for any period, the sum, without duplication of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including amortization of original issue discount, non-cash interest payments and the interest component of Capital Lease Obligations, on a consolidated basis determined in accordance with GAAP, net of the effect of all payments made or received pursuant to obligations under Hedging Agreements in respect of interest rates or interest income, and excluding amortization or write-off of deferred financing fees and expensing of any other financing fees, and the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of outstanding Indebtedness; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) all cash dividends paid on any series of Preferred Equity Interest of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however, that, without duplication:

(1) any net after-tax extraordinary, exceptional, non-recurring or unusual gains, losses, expenses or other charges (less all fees and expenses relating thereto) and any charges, fees, costs and expenses (including settlements) related to any repurchase or issuance of Equity Interests of such Person or any of its Subsidiaries or debt securities of such Person or any of its Subsidiaries or any Investment, acquisition, merger, consolidation, amalgamation, disposition or recapitalization or any incurrence, issuance, repayment, redemption, retirement, repurchase, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), in each case, shall be excluded;

(2) effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries and including the effects of adjustments to (A) deferred rent, (B) Capital Lease Obligations or other obligations or deferrals attributable to capital spending funds with suppliers or (C) any other deferrals of revenue) in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization, write-off or write-down of any amounts thereof, net of taxes, shall be excluded;

(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, facilities or fixed assets (except for income or loss prior to disposition) and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations, facilities or fixed assets shall be excluded;

(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by management of the Company) shall be excluded;

(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment or buy-back of Indebtedness, obligations under Hedging Agreements or other derivative instruments shall be excluded;

(7) (A) the Net Income for such period of any Unrestricted Subsidiary shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) in respect of such period (to the extent representing a dividend, distribution or other payment of such Unrestricted Subsidiary’s Net Income) and (B) the Net Income for such period of any Person that is not a Subsidiary of such Person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent Person) in respect of such period (to the extent representing a dividend, distribution or other payment of such Person’s Net Income);

(8) solely for the purposes of Section 4.07 hereof, the Net Income for such period of any Subsidiary (other than any Co-Issuer or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its equityholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that, to the extent not already included therein, the Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments actually paid in cash (or to the extent converted into cash) by such Subsidiary to the referent Person or a Subsidiary thereof (other than an Unrestricted Subsidiary of such referent person) in respect of such period (to the extent representing a dividend, distribution or other payment of such Person’s Net Income);

(9) any impairment charges or asset write-offs or write-downs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP shall be excluded;

(10) any non-cash expense realized or resulting from management equity plans, stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights (including any repricing, amendment, modification, substitution or change thereof) shall be excluded;

(11) any (a) non-cash compensation charges or (b) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such person or any subsidiary, shall be excluded;

(12) accruals and reserves that are established or adjusted within 12 months after the Issue Date or the closing of any Asset Sale, acquisition or Investment and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded;

(13) deferred income tax expense shall be excluded;

(14) any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from hedging transactions for currency exchange risk, shall be excluded;

(15) (A) any charges to the extent that a corresponding amount has been received in cash by such Person or its Subsidiaries under any agreement providing for reimbursement of such expense shall be excluded, (B) any charges with respect to any liability or casualty event, business interruption or product recall to the extent covered by one or more third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the third party or insurer and only to the extent that such amount is in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), costs and expenses with respect to liability or casualty events, business interruption or product recall shall be excluded and (C) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption or product recall shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period);

(16) non-cash charges for deferred tax asset valuation allowances shall be excluded; and

(17) non-cash gains, losses, income and expenses resulting from fair value accounting required under GAAP and related interpretations shall be excluded.

“Consolidated Total Assets” means, as of any date of determination for any specified Person, the total assets of such Person and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of such Person immediately preceding such date of determination.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Copper Merger Sub” means CopperSteel Merger Sub, LLC, a Delaware limited liability company.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Co-Issuers.

“Co-Venture Partnerships” means (a) Six Flags Over Georgia II, L.P., a Delaware limited partnership, and (b) Texas Flags, Ltd., a Texas limited partnership.

“Credit Agreement” means that certain Credit Agreement, dated May 1, 2024, among, inter alia, the Company, the other borrowers party thereto, the guarantors party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), as the same may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time.

“Credit Facilities” means one or more credit agreements or debt facilities to which the Company and/or one or more of its Restricted Subsidiaries are party from time to time (including without limitation the Credit Agreement), in each case with banks, investment banks, insurance companies, mutual funds or other lenders or institutional investors providing for revolving credit loans, term loans, notes or other debt securities, bankers acceptances, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case as such agreements or facilities may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or indenture exchanging, extending the maturity of, Refinancing or otherwise restructuring, whether in the bank or debt capital markets (or combination thereof) (including increasing the amount of available borrowings thereunder or adding or removing Subsidiaries as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Delaware Divided LLC” means any limited liability company which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other applicable law.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Derivative Instrument,” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by the chief financial officer of the Company, less the amount of cash or cash equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Equity Interests of the Company (other than Disqualified Stock) that are issued for cash (other than to any of the Company’s Subsidiaries or an employee stock plan or trust established by the Company or any of its Subsidiaries) and are so designated as Designated Preferred Stock, pursuant to an officer’s certificate, on the date of issuance thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.07(a)(4)(C) hereof.

“Disqualified Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes), or redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, on or prior to the date on which the Notes mature; provided, however, that any such Capital Stock may require the issuer of such Capital Stock to make an offer to purchase, convert or exchange such Capital Stock upon the occurrence of certain events if the terms of such Capital Stock provide that such an offer may not be satisfied and the purchase, conversion or exchange of such Capital Stock may not be consummated until the 91st day after the purchase of the Notes as required pursuant to Section 3.09 or Section 4.14 hereof (provided that only the portion of the Capital Stock that is subject to such mandatory offer to purchase, convert or exchange prior to such date shall be deemed to be Disqualified Stock). The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends. Notwithstanding the foregoing, (i) any Capital Stock issued to any employee, or to any plan for the benefit of employees, of the Company or its Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Company or any Restricted Subsidiary in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Capital Stock of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Qualified Capital Stock in such person shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means (i) any Subsidiary other than a Foreign Subsidiary and (ii) any Canadian Subsidiary that is not a CFC or a Subsidiary of such a CFC. Notwithstanding the foregoing, each Cedar Fair Subsidiary Guarantor, including any Cedar Fair Subsidiary Guarantor that is a Canadian Subsidiary, shall be deemed to be a Domestic Subsidiary.

“Eligible Institution” means a commercial banking institution that has combined capital and surplus of not less than $100.0 million or its equivalent in foreign currency, whose debt is rated by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment or rollover therein is made.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale of Equity Interests or other securities by the Company consummated after the Issue Date (other than those issued to the Company or any of its Subsidiaries).

“Euro” means the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Foreign Subsidiaries” means (a) any Foreign Subsidiary and (b) any FSHCO; provided that none of the Guarantors will be Excluded Foreign Subsidiaries.

“Excluded Subsidiary” means:

(a) any Subsidiary the only material asset of which is a liquor license (including Flags Beverages, Inc. and Fiesta Texas Hospitality LLC, so long as such Subsidiary’s only material asset is a liquor license),

(b) any Immaterial Subsidiary (including PP Data Services Inc., so long as such Subsidiary remains an Immaterial Subsidiary),

(c) any Inactive Subsidiary,

(d) any entity that is not, directly or indirectly, a Wholly Owned Subsidiary of the Company,

(e) any Subsidiary acquired following the Issue Date that is prohibited or restricted by applicable law or contractual obligations from guaranteeing the Note Obligations or if guaranteeing the Note Obligations would require governmental (including regulatory) or third-party consent, approval, license or authorization (unless such consent, approval, license or authorization has been obtained),

(f) a Subsidiary if its Guarantee of the Note Obligations would reasonably be expected to result in materially adverse tax consequences as determined in good faith by the Company,

(g) any other Subsidiary with respect to which, in the reasonable judgment of the Company and the Administrative Agent under the Credit Agreement, the burden or cost of providing a Guarantee shall be excessive in view of the benefits to be obtained thereby,

(h) any not-for-profit Subsidiary, special purpose vehicle or captive insurance subsidiary,

(i) any Unrestricted Subsidiaries, and

(j) any Excluded Foreign Subsidiary or any Domestic Subsidiary that is a direct or indirect Subsidiary of an Excluded Foreign Subsidiary that is a CFC;

provided that no Subsidiary that is an issuer, guarantor or borrower, as applicable, under the Credit Agreement or the Existing Notes shall be an Excluded Subsidiary (unless and until such Subsidiary ceases to be an issuer, guarantor or borrower, as applicable, under the Credit Agreement and the Existing Notes); and provided further, that the Company may elect, in its sole discretion, that any Domestic Subsidiary or Canadian Subsidiary that would otherwise be an Excluded Subsidiary not constitute an Excluded Subsidiary for purposes of this Indenture, in which case such Domestic Subsidiary or Canadian Subsidiary shall not constitute an Excluded Subsidiary (or an Excluded Foreign Subsidiary or CFC or FSHCO) for so long as such election is in effect.

“Existing Indebtedness” means any Indebtedness (other than Indebtedness under the Credit Agreement, the Notes and the Guarantees) of the Company and its Subsidiaries in existence on the Issue Date.

“Existing Notes” means the Company’s Secured Notes, 7.250% Senior Notes due 2031, 5.250% Senior Notes due 2029, 6.500% Senior Notes due 2028, 5.500% Senior Notes due 2027 and 5.375% Senior Notes due 2027.

“Fair Market Value” means the value (which, for the avoidance of doubt, will take into account any liabilities associated with related assets) that would be paid by a willing buyer to an unaffiliated willing seller in an arm’s length transaction not involving distress or compulsion of either party, determined in good faith by the Company (unless otherwise provided in this Indenture).

“Fitch” means Fitch Ratings, Inc. and its subsidiaries, or any successor to the rating agency business thereof.

“Foreign Currency Obligations” means, with respect to any Person, the obligations of such Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

“Foreign Subsidiary” means (i) any Subsidiary that is not incorporated, formed or organized under the laws of the United States of America, any state thereof or the District of Columbia and (ii) any Subsidiary of a Subsidiary described in the foregoing clause (i); provided that none of the Cedar Fair Subsidiary Guarantors will be Foreign Subsidiaries.

“Former Six Flags” means Six Flags Entertainment Corporation, a Delaware corporation, which, prior to the Merger, was party to that certain Agreement and Plan of Merger, dated as of November 2, 2023, by and among HoldCo, Cedar Fair, Former Six Flags and Copper Merger Sub (the “Merger Agreement”).

“Four Fiscal Quarter Period” means, on any date of determination, the period of four consecutive fiscal quarters of the Company then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 4.03 hereof or, at the option of the Company, if earlier, for which financial statements are internally available.

“FSHCO” means any Domestic Subsidiary that does not own a material amount of assets other than the Capital Stock and Indebtedness of one or more Foreign Subsidiaries.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date, except with respect to any reports or financial information required to be delivered pursuant to Section 4.03 hereof, which shall be prepared in accordance with GAAP as in effect on the date thereof, except as provided below. At any time after adoption of IFRS by the Company for its financial statements and reports for all financial reporting purposes, the Company may elect to apply IFRS for all purposes of this Indenture, in lieu of United States GAAP, and, upon any such election, references herein to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) any such election once made shall be irrevocable (and shall only be made once), (2) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS and (3) from and after any such election, all ratios, computations and other determinations (A) based on GAAP contained in this Indenture shall be computed in conformity with IFRS and (B) in this Indenture that require the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any election to the Trustee and the Holders of Notes with 15 days of such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed or insured by, (i) the United States or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United States is pledged, (ii) Canada or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of Canada is pledged, (iii) the United Kingdom or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the United Kingdom is pledged or (iv) European Union or any agency or instrumentality thereof for the payment of which guarantee or obligations the full faith and credit of the European Union is pledged.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners)

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

“Guarantee” means a guarantee by a Guarantor of the Notes.

“Guarantor” means each Restricted Subsidiary that guarantees the Notes on the Issue Date and each other Restricted Subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Agreement” means any agreement with respect to any swap, forward, future or derivative transaction, or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Company or any of the Restricted Subsidiaries shall be a Hedging Agreement.

“Holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Registrar.

“HoldCo” means CopperSteel HoldCo, Inc., a Delaware corporation.

“Immaterial Subsidiary” means each Subsidiary of the Company, in the good faith judgment of the Company, (i) the Consolidated Total Assets of which are less than 5.0% of the Consolidated Total Assets of the Company and its Subsidiaries (based on the most recent fiscal quarter for which financial statements have been furnished) and (ii) the portion of Adjusted EBITDA attributable to which (other than Adjusted EBITDA generated from transactions among the Company and its Subsidiaries or among such Subsidiaries) is less than 5.0% of Adjusted EBITDA (other than Adjusted EBITDA generated from transactions among the Company and its Subsidiaries or among such Subsidiaries) of the Company and its Subsidiaries (based on the most recent four fiscal quarters for which financial statements have been furnished); provided, however, that (a) the Consolidated Total Assets of all Immaterial Subsidiaries shall be less than 10.0% of Consolidated Total Assets of the Company and its Subsidiaries (based on the most recent fiscal quarter for which financial statements have been furnished) and (b) the portion of Adjusted EBITDA (other than Adjusted EBITDA generated from transactions among the Company and its Subsidiaries or among such Subsidiaries) attributable to all Immaterial Subsidiaries shall be less than 10.0% of Adjusted EBITDA (other than Adjusted EBITDA generated from transactions among the Company and its Subsidiaries or among such Subsidiaries) of the Company and its Subsidiaries (based on the most recent four fiscal quarters for which financial statements have been furnished). If at any time the Consolidated Total Assets or contribution to Adjusted EBITDA of any such individual Immaterial Subsidiary or all such Immaterial Subsidiaries, as applicable, shall have exceeded the limits set forth in the immediately preceding sentence, then within 30 days (or such longer period as the Trustee may reasonably agree) after the date that the Company in good faith makes such determination or, if later, financial statements are delivered that show that the Company is not in compliance with the limits set forth in the immediately preceding sentence, the Company shall notify the Trustee which Subsidiary or Subsidiaries has ceased to be an Immaterial Subsidiary and take the actions required under this Indenture (to the extent required thereby) with respect such Subsidiaries that are not otherwise Excluded Subsidiaries (unless the Trustee in its sole discretion elects in writing to not require the Company to take such actions).

“Inactive Subsidiary” means any Subsidiary of the Company that (a) has aggregate assets with a value not in excess of $1,000,000, (b) conducts no business and (c) does not Guarantee any Indebtedness of the Company or any of its Subsidiaries; provided that no Guarantor shall constitute an Inactive Subsidiary.

“Incremental Facility” means one or more incremental term facilities or incremental revolving facilities which may be obtained under the Credit Agreement (collectively, the “Incremental Facilities”).

“Incremental Revolving Facility” means an incremental revolving facility which may be obtained under the Credit Agreement (collectively, the “Incremental Revolving Facilities”).

“Indebtedness” means, with respect to any specified Person on any date of determination (without duplication):

(1)	the principal of indebtedness of such Person for borrowed money;

(2)	the principal of obligations of such Person evidenced by bonds, Notes, debentures or similar instruments;

(3)

all reimbursement obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, but excluding, in any case, any undrawn letters of credit or other instruments or, if and to the extent drawn upon, such drawing is reimbursed no later than the fifth business day following payment on the letter of credit;

(4)

the principal component of all obligations of such Person to pay the deferred and unpaid purchase price of any property (except trade payables or similar obligation to a trade creditor), which purchase price is due more than one year after the date of placing such property in service or taking delivery and title thereto (including pursuant to capital leases);

(5)

to the extent not otherwise included in this definition, net obligations of such Person under obligations under Hedging Agreements or Foreign Currency Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement);

(6)	all Capital Lease Obligations of such Person;

(7)	the principal component of all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and bank guarantees; and

(8)	all Guarantees by such Person of Indebtedness described in clauses (1) to (7) above;

if and to the extent any of the foregoing (other than obligations under Hedging Agreements or Foreign Currency Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of the principal component of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Restricted Subsidiary of such Person, the liquidation preference with respect to, any Preferred Equity Interests (but excluding, in each case, any accrued dividends) as well as the guarantee of the principal component of items that would be included within this definition to the extent guaranteed by such Person and subject to clause (A) of Section 4.09(c).

The term “Indebtedness” will not include:

(a)	any obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements;

(b)	any indebtedness of the Co-Venture Partnerships (or the general partners thereof), except to the extent guaranteed by the Company or any Restricted Subsidiary (other than the general partners);

(c)

any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect prior to the adoption of ASU No. 2016-02 “Leases (Topic 842),” any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practice, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) incurred prior to the Issue Date or in the ordinary course of business or consistent with past practice;

(d)

trade and other ordinary course payables, accrued expenses and other contingent obligations incurred in the ordinary course of business or consistent with past practice, other than guarantees or other assumptions of Indebtedness;

(e)	Cash Management Services;

(f)

in connection with the purchase by the Company or any Restricted Subsidiary of any business, any purchase price holdbacks, earn-out or similar obligations or purchase price adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 90 days after becoming fixed and determined (it being understood that any such obligation or adjustment that is subject to a good faith ongoing dispute by the Company or any Restricted Subsidiary shall not be deemed fixed or determined pending the settlement or other resolution of such dispute);

(g)

any obligations in respect of workers’ compensation claims, early retirement or termination obligations, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(h)	Equity Interests (other than Disqualified Stock);

(i)	prepaid or deferred revenue;

(j)	obligations in respect of Third Party Funds;

(k)

in the case of the Company and its Subsidiaries (other than the Partnership Parks Entities), (I) all intercompany Indebtedness having a term not exceeding 364 days (inclusive of any roll over or extension of terms) and made in the ordinary course of business or consistent with past practice or industry norm and (II) intercompany liabilities in connection with the cash management, tax and accounting operations of the Company and its Subsidiaries; and

(l)	obligations under or in respect of Receivables Securitization Financings.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, investment banking or appraisal firm of national standing which, in the judgment of the Board of Directors of the Company, is independent and otherwise qualified to perform the task for which it is to be engaged.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $1,000.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.

“Initial Purchasers” means J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, PNC Capital Markets LLC, Goldman Sachs & Co. LLC, Citizens JMP Securities, LLC, Fifth Third Securities, Inc., KeyBanc Capital Markets Inc., Capital One Securities, Inc. HSBC Securities (USA) Inc. and TCBI Securities, Inc., doing business as Texas Capital Securities.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Coverage Ratio” means, on any date, the ratio of (a) Adjusted EBITDA to (b) Consolidated Interest Expense, in each case, for the Four Fiscal Quarter Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP.

“Investment Grade” means a rating of BBB- or higher by S&P, Baa3 or higher by Moody’s or BBB- or higher by Fitch or the equivalent of such ratings by S&P, Moody’s or Fitch. In the event that the Company shall select any other Rating Agency, the equivalent of such ratings by such Rating Agency shall be used.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States or Canadian government, the United Kingdom or a member of the European Union or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2) securities that have a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act;

(3) investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold amounts of cash and Cash Equivalents pending investment and/or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any specified Person, all direct and indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees and other obligations), advances or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP (excluding accounts receivable, deposits and prepaid expenses in the ordinary course of business or consistent with past practice, endorsements for collection or deposits arising in the ordinary course of business or consistent with past practice, guarantees and intercompany notes permitted by Section 4.09 hereof and advances or extensions of credit (including commission, travel and similar advances) to customers, suppliers, directors, officers and employees made in the ordinary course of business or consistent with past practice). For purposes of Section 4.07 hereof, the sale of Equity Interests of a Person that is a Restricted Subsidiary (other than pursuant to the terms of the Partnership Parks Agreements) following which such Person ceases to be a Subsidiary shall be deemed to be an Investment by the Company in an amount equal to the Fair Market Value of the Equity Interests of such Person held by the Company and its Restricted Subsidiaries immediately following such sale. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(f) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which the Notes under this Indenture are issued.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means (i) the consummation of any acquisition or similar Investment, including by means of a merger, amalgamation or consolidation, (ii) the consummation of any Asset Sale and/or (iii) the making of any Restricted Payment (or, in each case, the consummation of any related transaction, including any assumption or incurrence of any Indebtedness in connection therewith) by the Company or one or more of the Restricted Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third-party financing; provided that for purposes of determining compliance with Section 4.07 hereof, Consolidated Net Income or Adjusted EBITDA, as applicable (and in each case, any other financial defined term derived therefrom), shall not include any Consolidated Net Income or Adjusted EBITDA, as applicable, of or attributable to the target company or assets associated with any such Limited Condition Transaction unless and until the closing of such Limited Condition Transaction shall have actually occurred.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Make Whole Amount” means, with respect to any Note, at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (A) an amount equal to the present value of (1) the redemption price of such Note at July 15, 2028 plus (2) the remaining scheduled interest payments on the Notes to be redeemed (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date) to July 15, 2028 (other than interest accrued but unpaid to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then outstanding principal amount of the Notes to be redeemed.

“Market Capitalization” means, as of any date of determination, an amount equal to (a) the total number of issued and outstanding shares of common stock (or equivalent) of the Company on such date of determination multiplied by (b) the arithmetic mean of the closing prices per share of common stock (or equivalent) of the Company on the principal securities exchange on which such common stock (or equivalent) is traded for the 30 consecutive trading days immediately preceding such date of determination.

“Marketable Securities” means: (a) Government Securities; (b) any certificate of deposit maturing not more than 365 days after the date of acquisition issued by, or time deposit of, an Eligible Institution; (c) commercial paper maturing not more than 365 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating by at least two nationally recognized statistical rating organizations in one of each such organization’s four highest generic rating categories at the time as of which any investment therein is made, issued or offered by an Eligible Institution; (d) any bankers’ acceptances or money market deposit accounts issued or offered by an Eligible Institution; and (e) any fund investing exclusively in investments of the types described in clauses (a) through (d) above.

“Merger” means the merger of Former Six Flags with Cedar Fair, pursuant to which (i) Copper Merger Sub merged with and into Cedar Fair, with Cedar Fair continuing as the surviving entity, (ii) Cedar Fair merged with and into HoldCo, with HoldCo (which subsequently changed its name to “Six Flags Entertainment Corporation”) continuing as the surviving entity and (iii) Six Flags merged with and into HoldCo, with HoldCo continuing as the surviving entity.

“Moody’s” means Moody’s Investor Services, Inc. and its subsidiaries, or any successor to the rating agency business thereof.

“Net Cash Flow from Partnership Parks” means, to the extent a positive number, the amount of cash distributed by the Partnership Parks Entities to the Company or its Subsidiaries (other than Partnership Park Entities) on an aggregate basis, minus the amount of cash Investments or loans made directly or indirectly by the Company and its Subsidiaries (other than Partnership Park Entities) in or to the Partnership Parks Entities, minus the aggregate amount of Restricted Payments made in reliance on clause (20) of the definition of “Permitted Payments,” minus any payment of senior unsecured Indebtedness of the Company or its Subsidiaries with the Net Cash Flow from Partnership Parks.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends or accretion of any preferred stock.

“Net Proceeds” means the aggregate cash and Cash Equivalents actually received by the Company or any of its Restricted Subsidiaries (including any cash and Cash Equivalents received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale, net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, relocation costs and expenses, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset to the extent such debt or obligations are secured by a Lien permitted hereunder on the asset subject to such Asset Sale and are required to be repaid (or otherwise come due) as a result of such Asset Sale, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes paid or payable (in the good faith determination of the Company) as a result thereof, (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any Taxes deducted pursuant to subclause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Company or any of the Restricted Subsidiaries including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be cash proceeds of such Asset Sale occurring on the date of such reduction) and (iv) payments made on a ratable basis (or less than ratable basis) to holders of non-controlling or minority interests in non-Wholly Owned Subsidiaries as a result of such Asset Sale.

“Net Secured Leverage Ratio” means, on any date, the ratio of (A) (i) the aggregate principal amount of any Consolidated Debt outstanding as of the last day of the Four Fiscal Quarter Period most recently ended as of such date that is then secured by Liens on any assets of the Company or any Restricted Subsidiary (but, in the case of revolving credit loans, calculated using (a) for the purposes of determining Net Secured Leverage Ratio pursuant to clause (2) of “Permitted Debt,” the greater of (i) the Elected Amount deemed outstanding pursuant to Section 4.09 hereof and (ii) the average principal amount of the revolving credit loans under all Credit Facilities of the Company and its Restricted Subsidiaries outstanding on the last day of each of the four immediately preceding fiscal quarters during the immediately preceding 12 calendar month period and (b) for all other purposes under this Indenture, the greater of (i) the Elected Amount deemed outstanding pursuant to Section 4.09 hereof and (ii) the lowest outstanding principal amount of revolving credit loans under all Credit Facilities of the Company and its Restricted Subsidiaries during the immediately preceding 12 calendar month period) less (ii) the Unrestricted Cash of the Company and its Restricted Subsidiaries as of the last day of such Four Fiscal Quarter Period, to (B) Adjusted EBITDA for such Four Fiscal Quarter Period, all determined on a consolidated basis in accordance with GAAP.

“Net Short” means, with respect to a holder or Beneficial Owner, as of a date of determination, that either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Notes plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Co-Issuers or any Guarantor immediately prior to such date of determination.

“Net Total Leverage Ratio” means, on any date, the ratio of (A) (i) the aggregate principal amount of any Consolidated Debt outstanding as of the last day of the Four Fiscal Quarter Period most recently ended as of such date (but, in the case of revolving credit loans, calculated using (a) for the purposes of determining Net Total Leverage Ratio pursuant to Section 4.07(a)(4)(B) hereof and clause (2) of the definition of “Permitted Debt,” the greater of (i) the Elected Amount deemed outstanding pursuant to Section 4.09 hereof and (ii) the average principal amount of the revolving credit loans under all Credit Facilities of the Company and its Restricted Subsidiaries outstanding on the last day of each of the four immediately preceding fiscal quarters during the immediately preceding 12 calendar month period and (b) for all other purposes under this Indenture, the greater of (i) the Elected Amount deemed outstanding pursuant to Section 4.09 of hereof and (ii) the lowest outstanding principal amount of revolving credit loans under all Credit Facilities of the Company and its Restricted Subsidiaries during the immediately preceding 12 calendar month period) less (ii) the Unrestricted Cash of the Company and its Restricted Subsidiaries as of the last day of such Four Fiscal Quarter Period, to (B) Adjusted EBITDA for such Four Fiscal Quarter Period, all determined on a consolidated basis in accordance with GAAP.

“New Project” means (a) the development and construction of any new theme park, ride, attraction, facility or resort property by the Company or any of its Subsidiaries, (b) a substantial expansion, substantial remodeling, substantial refurbishment or substantial modernization of an existing theme park, ride, attraction, facility or resort property by the Company or any of its Subsidiaries or any relocation of any substantial portion of any theme park, ride, attraction, facility or resort property by the Company or any of its Subsidiaries (in each case, with “substantiality” to be determined by the Company in good faith), and (c) the launch of a new product line or service line by the Company or any of its Subsidiaries, or the launch of any existing product line or service line by the Company or any of its Subsidiaries into a new market or consumer base or through a new distribution method or channel.

“Non-Guarantor” means any Restricted Subsidiary that is not a Guarantor or a Co-Issuer of the Notes.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes and the Guarantees.

“Note Obligations” means obligations in respect of the Note Documents.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“obligations” means any principal, interest (including Post-Petition Interest and fees accruing on or after the filing of any petition in bankruptcy, insolvency or for reorganization relating to any Co-Issuer or any Guarantor whether or not a claim for Post-Petition Interest or fees is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit, bank guarantees and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the Offering Memorandum relating to the offering of the Initial Notes dated January 7, 2026.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Executive Vice President, Senior Vice President or Vice-President of such Person or any equivalent.

“Officers’ Certificate” means a certificate signed on behalf of each of the Co-Issuers by two Officers of such Co-Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Co-Issuer.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any other Co-Issuer, any Subsidiary of the Company or the Trustee.

“Other Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) franchise fees, royalties and other similar payments made related to the use of any intellectual property, business support, training and other services, (b) revenues related to distribution and merchandising of the products of the Company and its Subsidiaries, (c) rents, real estate taxes and other non-royalty amounts due from franchisees, (d) intellectual property relating to the generation of any of the types of assets listed in this definition, (e) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof, (f) any Equity Interests of any Special Purpose Securitization Subsidiary established in connection with an Other Securitization Financing and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (g) any inventory and any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Special Purpose Securitization Subsidiary established in connection with an Other Securitization Financing to operate in accordance with its stated purposes, (h) any rights and obligations associated with gift card or similar programs and (i) other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Company in good faith).

“Other Securitization Financing” means one or more transactions pursuant to which (a) Other Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (b) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Other Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against such Other Securitization Assets (including conduit and warehouse financings) and any Hedging Agreements entered into in connection with such Other Securitization Assets; provided that recourse to the Company or any Restricted Subsidiary (other than the Special Purpose

Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Company in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Company or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Parks Agreements” means: (a) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., the Company and Six Flags Theme Parks Inc. and the Related Agreements (as defined therein), (b) the Overall Agreement dated as of November 24, 1997 among Six Flags Over Texas Fund, Ltd., Flags’ Directors, L.L.C., FD-II, L.L.C., Texas Flags, Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., the Company and Six Flags Theme Parks Inc., as amended by the Agreement dated as of December 6, 1999 between and among the foregoing parties and Six Flags Fund II, Ltd., and the Related Agreements (as defined therein), and (c) the Subordinated Indemnity Agreement, and each related agreement entered into in connection therewith (including, without limitation, the Beneficial Share Assignment Agreement, the Subordinated Indemnity Escrow Agreement, and the Acquisition Company Liquidity Agreement dated as of December 8, 2006 by and among Six Flags Operations Inc., the Company, Six Flags Theme Parks Inc., GP Holdings Inc., SFOG II, Inc., SFT Holdings, Inc., Time Warner Inc., TW-SPV Co., Warner Bros. Entertainment Inc. (as successor to Time Warner Entertainment Company, L.P.), the Acquisition Parties (as defined therein), SFOG Acquisition A Holdings, Inc., SFOG Acquisition B Holdings, Inc., SFOT Acquisition I Holdings, Inc. and SFOT Acquisition II Holdings, Inc.), in each case, as the same may be modified or amended at any time from time to time; provided such modification or amendment does not adversely affect the interests of the Holders in any material respect.

“Partnership Parks Entities” means, collectively, (i) Six Flags Over Georgia II, L.P., a Delaware limited partnership, Six Flags Over Georgia, Inc., a Delaware corporation, Texas Flags, Ltd., a Texas limited partnership, GP Holdings Inc., a Delaware corporation, SFOT Acquisition I Holdings, Inc., a Delaware corporation, SFOT Acquisition II Holdings, Inc., a Delaware corporation, SFOT Acquisition I, Inc., a Delaware corporation, SFOT Acquisition II, Inc., a Delaware corporation, SFOG Acquisition A Holdings, Inc., a Delaware corporation, SFOG Acquisition B Holdings, Inc., a Delaware corporation, SFOG Acquisition A, Inc., a Delaware corporation, and SFOG Acquisition B, L.L.C., a Delaware limited liability company, (ii) each of their respective Subsidiaries and (iii) any other Person in which the Company owns any Capital Stock, directly or indirectly, formed with one of its purposes being to hold Capital Stock in the entities described in clauses (i) or (ii) above, directly or indirectly.

“Permitted Asset Swap” means any trade or exchange of property or assets by the Company or any of its Restricted Subsidiaries for any other properties or assets that will be used in a Permitted Business; provided that (i) the aggregate Fair Market Value of the property or assets (including cash and Cash Equivalents) received by the Company or such Restricted Subsidiary is at least equal to the aggregate Fair Market Value of the property or assets disposed of by the Company or such Restricted Subsidiary in such trade or exchange, (ii) the aggregate amount of cash transferred or received by the Company or such Restricted Subsidiary in any such trade or exchange shall not exceed 25% of the total consideration for such trade or exchange and (iii) any cash received in such transaction shall be deemed proceeds of an Asset Sale, subject to the other limitations of this definition.

“Permitted Business” means the businesses of the Company and its Restricted Subsidiaries conducted (or proposed to be conducted) on the Issue Date and any Similar Business.

“Permitted Business Acquisition” means any acquisition by the Company or any of its Restricted Subsidiaries, whether by merger, consolidation or amalgamation or otherwise, of all or substantially all the assets of, or all or substantially all the Equity Interests (other than directors’ qualifying shares or nominee or similar shares required pursuant to applicable law) not previously held by the Company and its Restricted Subsidiaries in, any person, division or line of business or business unit of any person if (a) (i) such person is or will be become a Restricted Subsidiary (other than a Partnership Parks Entity) after giving effect to such transaction or (ii) such person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets (or of such division, line of business or business unit) to, or is liquidated into, the Company or any Restricted Subsidiary (other than a Partnership Parks Entity) and (b) immediately after giving effect thereto, no Event of Default under clause (1), (2) or (7) of Section 6.01(a) hereof shall have occurred and be continuing or would result therefrom.

“Permitted Investments” means:

(1)	Investments in the Company or in a Restricted Subsidiary (including the Equity Interests of a Restricted Subsidiary) (other than any Partnership Parks Entity);

(2)	Investments in cash, Cash Equivalents and Marketable Securities;

(3)	any guarantee of obligations of the Company or a Restricted Subsidiary permitted by Section 4.09 hereof;

(4)

Investments by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment: (i) such Person becomes a Restricted Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

(5)

any Investments (i) acquired in exchange for any other Investment or accounts receivable (including obligations of trade creditors or customers that were incurred in the ordinary course of business) held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (ii) acquired as a result of a foreclosure by the Company or such Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or (iii) received in compromise or resolution of litigation, arbitration or other disputes;

(6)

(i) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and (ii) any Investment (other than any Investment required by the Partnership Parks Agreements, which Investment, for the avoidance of doubt, is permitted under Section 4.07(b)(10)) consisting of an extension, modification, renewal, replacement, refunding or refinancing of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased as required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under this Indenture;

(7)

Investments in any Person, including earnouts, to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof or for an asset disposition that does not constitute an Asset Sale;

(8)

loans or advances or other similar transactions with customers, distributors, clients, developers, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business, regardless of frequency;

(9)

other Investments in an amount not to exceed the greater of (x) $426.8 million and (ii) 40.0% of Adjusted EBITDA calculated on a pro forma basis after giving pro forma effect thereto for the then most recently ended Four Fiscal Quarter Period (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) at any one time outstanding for all Investments made after the Issue Date; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)	any Investment solely in exchange for, or made with the proceeds of, the issuance of Qualified Capital Stock;

(11)	any Investment in connection with obligations under Hedging Agreements and Foreign Currency Obligations;

(12)

any Investment acquired after the Issue Date as a result of the acquisition by the Company or any of its Restricted Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation;

(13)	any Investment consisting of workers’ compensation, performance and other similar deposits, prepayment and other credits to suppliers or landlords made in the ordinary course of business;

(14)	guaranties made in the ordinary course of business of obligations owed to landlords, suppliers, customers, and licensees of the Company or any of its Restricted Subsidiaries;

(15)	loans and advances to, or guarantees provided for benefit of, officers, directors and employees pursuant to Section 4.11(b)(12) hereof;

(16)	any Investment consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(17)

any Investment consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses of intellectual property or leases, in each case, in the ordinary course of business;

(18)	[reserved];

(19)

any Investment in any of Six Flags Over Texas Fund, Ltd., Six Flags Fund, Ltd., Six Flags Fund II, Ltd. or Six Flags Over Georgia, LLC for the purpose of making, and which Investment is used to make, directly or indirectly, an Investment by such Person in a Restricted Subsidiary;

(20)	repurchases of the Notes and the Existing Notes;

(21)	Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(22)	Investments by the Company and its Restricted Subsidiaries consisting of deposits, prepayment and other credits to suppliers or lessors in the ordinary course of business;

(23)	Investments in deposit accounts or securities accounts opened in the ordinary course of business;

(24)

any purchase of Capital Stock of Flags Beverages, Inc. pursuant to which such entity does not become a Restricted Subsidiary and which, together with all such other purchases under this clause (24), does not exceed $15.0 million in the aggregate;

(25)

pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business or consistent with past practice or Liens otherwise described in the definition of “Permitted Liens” or made in connection with Liens permitted under Section 4.12 hereof;

(26)

any transaction to the extent constituting an Investment that is permitted and made in accordance with Section 4.11 hereof (except those described in clauses (4), (6), (9) and (10) of Section 4.11(b));

(27)

any contribution of any Investment in a joint venture or partnership that is not a Restricted Subsidiary to a Person that is not a Restricted Subsidiary in exchange for an Investment in the Person to whom such contribution is made;

(28)

Investments in joint ventures; provided that the aggregate outstanding amount of Investments made after the Issue Date pursuant to this clause (28) shall not exceed the greater of (x) $320.1 million and (y) 30.0% of Adjusted EBITDA on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period;

(29)

Investments in Similar Businesses in an aggregate outstanding amount not to exceed the greater of (x) $320.1 million and (y) 30.0% of Adjusted EBITDA on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period;

(30)

Investments in any Unrestricted Subsidiaries after giving effect to the applicable Investments, in an aggregate outstanding amount not to exceed the greater of (x) $320.1 million and (y) 30.0% of Adjusted EBITDA on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period;

(31)	any Investment so long as, immediately after giving effect to such Investment, the Net Secured Leverage Ratio on a pro forma basis after giving effect thereto would not exceed 3.50 to 1.00;

(32)	Investments by the Partnership Parks Entities in other Partnership Parks Entities and Guarantees by Partnership Parks Entities of obligations of other Partnership Parks Entities;

(33)

Investments by the Company in GP Holdings Inc., SFT Holdings, Inc., Six Flags Over Texas, Inc., SFOG II, Inc. and/or the Partnership Parks Entities that will be used to make or constitute “affiliate loans” or other Investments for the purpose of paying obligations described in clauses (19)(i), (19)(ii) and (19)(iii) of Section 4.07(b) hereof, in each case in accordance with the Partnership Parks Agreements, made substantially concurrently with and in an amount not in excess of Restricted Payments to the extent incurred to pay the obligations described in clauses (19)(i), (19)(ii) and (19)(iii) of Section 4.07(b) hereof;

(34)

Investments, in an aggregate amount not to exceed $10.0 million at any one time outstanding, made by a Restricted Subsidiary in or to the Partnership Parks Entities in the ordinary course of business and consistent with past practice;

(35)

any purchase or other acquisition of any Equity Interests in any Partnership Parks Entity if, as a result thereof, such Partnership Parks Entity will become a Wholly Owned Subsidiary of the Company; and

(36)	Investments constituting Permitted Business Acquisitions.

“Permitted Liens” means:

(1)	Liens securing the Notes and the Guarantees issued on the Issue Date;

(2)

Liens securing (i) the Secured Notes, (ii) Indebtedness permitted under Section 4.09(b)(2) hereof and (iii) other Indebtedness permitted under Section 4.09 hereof; provided that in the case of any such Indebtedness described in this subclause (iii), after giving effect to the incurrence of such Indebtedness, together with the amount of Indebtedness of the Company and the Guarantors which is secured by Liens on any assets of the Company or any Restricted Subsidiary, the Net Secured Leverage Ratio does not exceed 3.75 to 1.00;

(3)

Liens securing (i) obligations under Hedging Agreements and Foreign Currency Obligations permitted to be incurred under Section 4.09 hereof and (ii) cash management obligations not otherwise prohibited by this Indenture;

(4)

Liens securing (i) Purchase Money Indebtedness permitted under Section 4.09(b)(6) hereof; provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets so acquired, constructed, installed or improved, products and proceeds thereof and insurance proceeds with respect thereto and (ii) Capital Lease Obligations permitted under Section 4.09(b)(6) hereof; provided that such Liens do not extend to any assets of the Company or its Restricted Subsidiaries other than the assets subject to Sale and Leaseback Transactions, products and proceeds thereof and insurance proceeds with respect thereto;

(5)

Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged or amalgamated into or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were not incurred in connection with, or in contemplation of, such merger, amalgamation or consolidation and do not apply to any assets other than the assets of the Person acquired in such merger, amalgamation or consolidation, other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, (B) proceeds and products thereof and (C) improvements or accessions to the property covered by such Lien;

(6)

Liens on property of an Unrestricted Subsidiary at the time that it is designated as a Restricted Subsidiary pursuant to the definition of “Unrestricted Subsidiary”; provided that such Liens were not incurred in connection with, or in contemplation of, such designation;

(7)

Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were not incurred in connection with, or in contemplation of, such acquisition and do not extend to any assets of the Company or any of its Restricted Subsidiaries other than the property so acquired, products and proceeds thereof and insurance proceeds with respect thereto;

(8)

Liens to secure the performance of statutory obligations, or letters of credit issued in the ordinary course of business, surety or appeal bonds or performance bonds, or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, 30-day goods suppliers’, unpaid vendors’, repairer’s, storer’s, materialmen’s, construction contractors’ or other like Liens, in any case incurred in the ordinary course of business or consistent with past practice and with respect to amounts not yet delinquent for a period of more than 60 days or that are bonded or being contested in good faith by appropriate process of law, if a reserve or other appropriate provision, if any, as is required by GAAP is made therefor;

(9)	Liens existing on the Issue Date;

(10)

Liens for unpaid wages, vacation pay, pension plan contributions, unfunded pension liabilities, employee and non-resident withholding taxes, unremitted goods and services and provincial sales taxes, payroll, business, income and other taxes, assessments or governmental charges or claims that are not yet delinquent for a period of more than 60 days or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP is made therefor;

(11)	Liens securing Indebtedness permitted under Section 4.09(b)(10) hereof; provided that such Liens shall not extend to assets other than the assets that secure such Indebtedness being Refinanced;

(12)

Liens (other than Liens created or imposed under ERISA) incurred or deposits made by the Company or any Restricted Subsidiary in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or insurance or self-insurance arrangements or to secure the performance of tenders, statutory obligations, bids, surety, indemnity, warranty, leases, or to secure utilities, licenses, public obligations, government contracts, trade contracts, agreements with utilities, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(13)

zoning restrictions, easements, survey exceptions, ground leases, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way, covenants, conditions, servitudes, declarations, homeowners’ associations and similar agreements, restrictive covenants and other restrictions (including minor defects and irregularities in title and similar encumbrances) on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary or consistent with past practice or industry norm;

(14)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(15)

Liens that are contractual rights of set-off (and related pledges) (i) relating to the establishment of depository relations with banks and other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposits, sweep accounts, reserve accounts or similar accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any Restricted Subsidiary, including with respect to credit card charge-backs and similar obligations, or (iii) relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Subsidiary in the ordinary course of business or consistent with past practice or industry norm;

(16)	[reserved];

(17)

Liens (i) on assets or property of the Company or any Restricted Subsidiary securing Indebtedness or other obligations of the Company or such Restricted Subsidiary owing to the Company or another Restricted Subsidiary, (ii) in favor of the Company or any Restricted Subsidiary or (iii) on assets or property of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of any Restricted Subsidiary that is not a Guarantor;

(18)

Liens securing reimbursement obligations with respect to commercial letters of credit which solely encumber goods and/or documents of title and other property relating to such letters of credit and products and proceeds thereof;

(19)

extensions, renewals or refundings of any Liens referred to in clause (1), (5), (7) or (9) above; provided that any such extension, renewal or refunding does not extend to any assets or secure any Indebtedness not securing or secured by the Liens being extended, renewed or refinanced;

(20)

other Liens securing indebtedness that is permitted by the terms of this Indenture to be outstanding having an aggregate principal amount at any one time outstanding not to exceed the greater of (i) $533.5 million and (ii) 50.0% of Adjusted EBITDA on a pro forma basis for the then most recent Four Fiscal Quarter Period;

(21)	Liens incurred to secure any treasury management arrangement;

(22)	Liens on Equity Interests or other securities or assets of Unrestricted Subsidiaries;

(23)	Liens securing judgments that do not constitute an Event of Default under clause (6) of the definition thereof;

(24)

Liens arising from Uniform Commercial Code or PPSA financing statement or financing change statement filings (or similar filings under any equivalent statute or in other applicable jurisdictions) regarding operating leases and other obligations not constituting Indebtedness entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(25)	any interest or title of a lessor under any Capital Lease Obligation or operating lease;

(26)	Liens arising out of the transactions contemplated by the Partnership Parks Agreements;

(27)

(a) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any government, statutory or regulatory authority, developer, landlord or other third-party on property over which the Company or any Restricted Subsidiary has easement rights or on any leased property and subordination or similar arrangements relating thereto and (b) any condemnation or eminent domain proceedings affecting any real property;

(28)

Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(29)	Liens arising out of conditional sale, title retention, hire purchase, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(30)	any security granted over the marketable securities portfolio described in clause (6) of the definition of “Cash Equivalents” in connection with the disposal thereof to a third party;

(31)

Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(32)

Liens on assets or securities deemed to arise in connection with and solely as a result of the execution, delivery or performance of contracts to sell such assets or securities if such sale is otherwise permitted by this Indenture;

(33)

Liens arising by operation of law or contract on insurance policies and the proceeds thereof to secure premiums thereunder, and Liens, pledges and deposits in the ordinary course of business securing liability for premiums or reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of) insurance carriers;

(34)

Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase or similar agreement in respect of any Permitted Business Acquisition or other Investment or acquisition permitted under this Indenture;

(35)

Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Permitted Investments to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell any property in an asset sale permitted under Section 4.10 hereof, in each case, solely to the extent such Investment or asset sale, as the case may be, would have been permitted on the date of the creation of such Lien;

(36)

Liens arising in connection with rights of dissenting equityholders pursuant to applicable law in respect of any acquisition or in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest);

(37)

Liens in favor of the Trustee on all money or property held or collected by the Trustee (except money or property held in trust to pay principal or interest on the Notes) to secure the payment of fees, costs, expenses and indemnification obligations payable to the Trustee pursuant to the terms of this Indenture;

(38)

Liens arising out of Sale and Leaseback Transactions permitted hereunder, so long as such Liens attach only to the property disposed of and being leased in such transaction and any accessions and additions thereto, proceeds and products thereof, customary security deposits and related property (and other after-acquired property required to be subjected to such Liens pursuant to the terms of such Indebtedness (and refinancings thereof permitted under this Indenture));

(39)

Liens with respect to property or assets of the applicable joint venture or the Equity Interests of such joint venture securing Indebtedness permitted under clause (34) of the definition of “Permitted Debt”;

(40)

Liens (i) arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes, (iv) in respect of Third Party Funds or (v) in favor of credit card companies pursuant to agreements therewith;

(41)

Liens securing obligations in respect of trade-related letters of credit, bankers’ acceptances or similar obligations and completion guarantees permitted under clause (9) of the definition of “Permitted Debt” and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bankers’ acceptances or similar obligations and completion guarantees and the proceeds and products thereof;

(42)

leases or subleases, licenses or sublicenses (including with respect to intellectual property) granted to others in the ordinary course of business or consistent with past practice or industry norm (including rights granted to lessees related to quiet enjoyment and purchase rights at the end of such leasing arrangement), or not interfering in any material respect with the business of the Company and its Restricted Subsidiaries, taken as a whole;

(43)

Liens on any amounts held by a trustee or agent under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions;

(44)

agreements to subordinate any interest of the Company or any Restricted Subsidiary in any account receivable or other proceeds arising from inventory or equipment consigned by the Company or any of its Restricted Subsidiaries pursuant to an agreement entered into in the ordinary course of business;

(45)

Liens (i) on Equity Interests of, or loans to, any joint venture (A) securing obligations of such joint venture or (B) pursuant to the relevant joint venture agreement or arrangement and (ii) on Equity Interests of, or loans to, any Unrestricted Subsidiary securing obligations of such Unrestricted Subsidiary;

(46)

Liens on securities that are the subject of repurchase agreements for time deposit accounts, certificates of deposit, money market deposits, banker’s acceptances and other banking deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, Canada, any state or province thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A2/A (or higher) according to Moody’s or S&P, whichever is higher (or such similar equivalent rating or higher by at least one nationally defined in Rule 436 under the Securities Act);

(47)

Liens in respect of (i) (A) Receivables Securitization Financings and (B) receivables sales and financings, in each case, that extend only to the assets subject thereto and related assets (including any deposit accounts into which collections on such assets are made) and, in the case of Receivables Securitization Financings, Equity Interests of the related Special Purpose Securitization Subsidiaries and (ii) Other Securitization Financings that extend only to the assets subject thereto and related assets (including any deposit accounts into which collections on such assets are made) and Equity Interests of the related Special Purpose Securitization Subsidiaries;

(48)	in the case of Real Property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject; and

(49)

Liens (i) on deposits securing Hedging Agreements entered into for non-speculative purposes and (ii) on cash or Cash Equivalents securing Hedging Agreements in the ordinary course of business submitted for clearing in accordance with applicable law.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this covenant and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of “Permitted Lien” to which such Permitted Lien has been classified or reclassified.

“Permitted Securitization Assets” means any Receivables Securitization Assets and any Other Securitization Assets.

“Permitted Securitization Documents” means all documents and agreements evidencing, relating to or otherwise governing a Permitted Securitization Financing

“Permitted Securitization Financing” means any Receivables Securitization Financing or Other Securitization Financing.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any insolvency or liquidation proceeding, whether or not allowed or allowable as a claim in any such insolvency or liquidation proceeding.

“PPSA” means the Personal Property Security Act (Nova Scotia) as in effect from time to time, including the regulations thereto; provided, that, if perfection or the effect of perfection or non-perfection or the priority of any Lien created hereunder is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Nova Scotia, “PPSA” means the Personal Property Security Act or such other applicable legislation (including the Civil Code of Quebec) in effect from time to time in such other jurisdiction in Canada for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Preferred Equity Interest,” in any Person, means an Equity Interest of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class in such Person.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Money Indebtedness” means Indebtedness (including Capital Lease Obligations) incurred (within 365 days of such purchase) to finance or refinance the purchase (including, in the case of Capital Lease Obligations, the lease), construction, installation or improvement of any assets used or useful in a Permitted Business (whether through the direct purchase of assets or through the purchase of Capital Stock of any Person owning such assets); provided that the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets and costs incurred in such construction, installation or improvement (it being understood that individual Purchase Money Indebtedness financings provided by any Person may be cross-collateralized to other Purchase Money Indebtedness financings provided by such Person or its Affiliates).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Stock.

“Qualified Dividends” means (a) dividends or distributions payable in Equity Interests (other than Disqualified Stock) of such Person, (b) dividends or distributions payable to the Company or any Restricted Subsidiary and (c) dividends or distributions by a Restricted Subsidiary so long as, (i) in the case of any dividend or distribution payable on or in respect of any class or series of Equity Interests issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Company or a Restricted Subsidiary receives directly or indirectly at least its pro rata share of such dividend or distribution in accordance with its ownership of the Capital Stock of such series or class and (ii) with respect to any such dividend or distribution by either Co-Venture Partnership to the holders of its Capital Stock, the amount of such dividend or distribution, together with all such dividends and distributions made by the Co-Venture Partnerships after the Issue Date, does not exceed the aggregate cash flow generated by the Co-Venture Partnerships and available or previously distributed to the Company or any Restricted Subsidiary.

“Rating Agencies” means (a) S&P, (b) Moody’s, (c) Fitch or (d) if S&P, Moody’s or Fitch or any or all of them shall not make a rating of the Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch or any or all of them, as the case may be.

“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Co-Issuer or any Guarantor, whether by lease, license, or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Company or any Restricted Subsidiary.

“Receivables Securitization Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Company or any Restricted Subsidiary or in which the Company or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (a) Receivables Assets and (b) any Equity Interests of any Special Purpose Securitization Subsidiary established in connection with a Receivables Securitization Financing and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity.

“Receivables Securitization Financing” means one or more transactions pursuant to which (a) Receivables Securitization Assets or interests therein are sold or transferred to or financed by one or more Special Purpose Securitization Subsidiaries, and (b) such Special Purpose Securitization Subsidiaries finance (or refinance) their acquisition of such Receivables Securitization Assets or interests therein, or the financing thereof, by selling or borrowing against such Receivables Securitization Assets (including conduit and warehouse financings) and any Hedging Agreements entered into in connection with such Receivables Securitization Assets; provided that recourse to the Company or any Restricted Subsidiary (other than the Special Purpose Securitization Subsidiaries) in connection with such transactions shall be limited to the extent customary (as determined by the Company in good faith) for similar transactions in the applicable jurisdictions (including, to the extent applicable, in a manner consistent with the delivery of a “true sale”/“absolute transfer” opinion with respect to any transfer by the Company or any Restricted Subsidiary (other than a Special Purpose Securitization Subsidiary)).

“Refinance” means, with respect to any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Regulated Entity” means (a) any swap dealer registered with the U.S. Commodity Futures Trading Commission or security-based swap dealer registered with the SEC, as applicable; or (b) any commercial bank with a consolidated combined capital and surplus of at least $5.000 billion that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors of the Federal Reserve System under 12 C.F.R. part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Transactions” means the (a) entering into of the waiver and consent agreement with respect to the Partnership Parks Agreements and (b) payment of fees and expenses in connection with any of the foregoing.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” or “Restricted Subsidiaries” means any Subsidiary of the Company other than Unrestricted Subsidiaries.

“Revolving Facility Lender” means any Person with a revolving facility commitment or with outstanding revolving facility loans under the Credit Facilities.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its subsidiaries, or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, with any person whereby the Company or any of its Subsidiaries shall dispose of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter, as part of such transaction, rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being disposed.

“Screened Affiliate” means any Affiliate of a holder (i) that makes investment decisions independently from such holder and any other Affiliate of such holder that is not a Screened Affiliate, (ii) that has in place customary information screens between it and such holder and any other Affiliate of such holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or its Subsidiaries, (iii) whose investment policies are not directed by such holder or any other Affiliate of such holder that is acting in concert with such holder in connection with its investment in the Notes, and (iv) whose investment decisions are not influenced by the investment decisions of such holder or any other Affiliate of such holder that is acting in concert with such holders in connection with its investment in the Notes.

“SEC” means the Securities and Exchange Commission.

“Secured Notes” means the 6.625% Senior Secured Notes due 2032 issued by the Co-Issuers, Six Flags Theme Parks Inc. and Magnum Management Corporation.

“Secured Notes Obligations” means obligations in respect of the Secured Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business, the majority of whose revenues are derived from (a) business or activities conducted by the Company and its Subsidiaries on the Issue Date, (b) any business that is a natural outgrowth or reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing or (c) any business that in the Company’s good faith business judgment constitutes a reasonable diversification of businesses conducted by the Company and its Subsidiaries.

“Special Purpose Securitization Subsidiary” means (i) a direct or indirect Subsidiary of the Company established in connection with a Permitted Securitization Financing for the acquisition of Permitted Securitization Assets or interests therein, and which is organized in a manner (as determined by the Company in good faith) intended to reduce the likelihood that it would be substantively consolidated with the Company or any of the Restricted Subsidiaries (other than Special Purpose Securitization Subsidiaries) in the event the Company or any such Restricted Subsidiary becomes subject to a proceeding under the Bankruptcy Code (or other insolvency law) and (ii) any subsidiary of a Special Purpose Securitization Subsidiary.

“Specified Other First Lien Debt” has the meaning ascribed thereto in the Credit Agreement as in effect on the Issue Date.

“Subordinated Indebtedness” means Indebtedness of the Company or any Restricted Subsidiary that is expressly subordinated in right of payment to the Notes or the Guarantees, as the case may be.

“Subordinated Indemnity Agreement” means the Subordinated Indemnity Agreement, dated as of April 1, 1998, among Former Six Flags and its subsidiaries, Time Warner Inc., Time Warner Entertainment Company, L.P. and TW-SPV Co., as the same may be modified or amended from time to time after April 1, 1998; provided such modification or amendment does not adversely affect the interests of the holders in any material fashion.

“Subordinated Indemnity Escrow Agreement” means the Subordinated Indemnity Escrow Agreement, dated as of September 28, 2006, by and among Former Six Flags, Warner Bros. Entertainment Inc. (as successor to Time Warner Entertainment Company, L.P.), Historic TW Inc. (formerly known as Time Warner Inc.) and The Bank of New York Mellon, as the same may be modified or amended at any time from time to time; provided such modification or amendment does not adversely affect the interests of the holders in any material fashion.

“Subsidiary” or “Subsidiaries” means, (1) with respect to any Person, any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided that, notwithstanding the foregoing, each of the Partnership Parks Entities will be deemed to be a Subsidiary of the Company for all purposes under this Indenture; provided, further, that neither Six Flags Over Texas Fund, Ltd. nor Six Flags Fund, Ltd. will be deemed to be a Subsidiary of the Company for any purpose under this Indenture; provided further, however, that if the Company gains control of any of Six Flags Over Texas Fund, Ltd., Six Flags Fund, Ltd., Six Flags Fund II, Ltd. or Six Flags Over Georgia, LLC, then such entities shall be deemed to be a “Subsidiary” for all purposes under this Indenture from the time the Company gains such control, and (2) any partnership or limited liability company (a) the sole general partner or the managing general partner (or equivalent) of which is the Person or a Subsidiary of the Person or (b) the only general partners of which are the Person or one or more Subsidiaries of the Person (or any combination thereof).

“Taxes” shall mean any present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any governmental authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.

“Third Party Funds” means any segregated accounts or funds, or any portion thereof, received by the Company or any of its Subsidiaries as agent on behalf of third parties (other than the Company or any Guarantor) in accordance with a written agreement that imposes a duty upon the Company or one or more of its Subsidiaries to collect and remit those funds to such third parties.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Treasury Rate” means at the time of computation, the yield to maturity of United States Treasury Securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the redemption date to July 15, 2028; provided, however, that if the period from the redemption date to July 15, 2028 is not equal to the constant maturity of a United States Treasury Security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury Securities for which such yields are given, except that if the period from the redemption date to July 15, 2028 is less than one year, the weekly average yield on actually traded United States Treasury Securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Cash” means all cash and Cash Equivalents that is not restricted cash, as determined in accordance with GAAP.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” or “Unrestricted Subsidiaries” means (a) any Subsidiary designated as an Unrestricted Subsidiary in a resolution of the Company’s Board of Directors in accordance with the instructions set forth below and (b) any Subsidiary of an Unrestricted Subsidiary.

The Company’s Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as:

(1) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Subsidiary, immediately after such designation: (i) is guaranteed by the Company or any of its Restricted Subsidiaries; (ii) is recourse to the Company or any of its Restricted Subsidiaries; or (iii) subjects any property or asset of the Company or any of its Restricted Subsidiaries to satisfaction thereof;

(2) except as otherwise permitted by this Indenture (including under Section 4.11 hereof), none of the Company or any other Subsidiary (other than another Unrestricted Subsidiary) has any contract, agreement, arrangement or understanding with such Subsidiary, written or oral, other than on terms no less favorable to the Company or such other Subsidiary than those that might be obtained at the time from Persons who are not the Company’s Affiliates; and

(3) none of the Company or any other Subsidiary (other than another Unrestricted Subsidiary) has any obligation: (i) to subscribe for additional shares of Capital Stock of such Subsidiary or other equity interests therein; or (ii) to maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve certain levels of operating results.

If at any time after the Issue Date the Company designates an additional Subsidiary as an Unrestricted Subsidiary, the Company will be deemed to have made a Restricted Investment in an amount equal to the Fair Market Value (as determined in good faith by the Company’s Board of Directors evidenced by a resolution of the Company’s Board of Directors and set forth in an officer’s certificate delivered to the Trustee no later than ten business days following a request from the Trustee) of such Subsidiary. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if, at the time of such designation after giving pro forma effect thereto, no Default or Event of Default shall have occurred or be continuing.

“Voting Stock” means, with respect to any Person, such Person’s Equity Interests having the right to vote for the election of directors of such Person under ordinary circumstances.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11(a)
“Authentication Order”	2.02
“Change of Control Offer”	4.14(a)
“Change of Control Payment”	4.14(a)

Term	Defined in Section
“Change of Control Payment Date”	4.14(a)(2)
“Co-Issuers”	Preamble
“Company”	Preamble
“Covenant Defeasance”	8.03
“Directing Holder”	6.01(c)
“DTC”	2.03
“Elected Amount”	4.09(e)
“ERISA”	2.06(f)(1)(A)
“Event of Default”	6.01(a)
“Excess Proceeds Offer”	4.10(c)
“Exchange”	Exhibit C
“Base Currency”	13.16(a)
“Foreign Disposition”	4.10(c)
“Guaranteeing Subsidiary”	Exhibit F
“Increased Amount”	4.12(c)
“incur”	4.09(a)
“Initial Default”	6.01(b)
“Interest Payment Date”	Exhibit A
“Investment Grade Status”	4.16(a)
“Judgment Currency”	13.16(a)
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01(a)(4)
“Permitted Debt”	4.09(b)
“Permitted Payments”	4.07(b)
“Position Representation”	6.01(c)
“Proceeds Application Period”	4.10(c)
“Purchase Date”	3.09
“Refinancing Indebtedness”	4.09(b)(10)
“Refunding Capital Stock”	4.07(b)(2)
“Registrar”	2.03
“Restricted Payments”	4.07(a)(4)
“Retired Capital Stock”	4.07(b)(2)
“Reversion Date”	4.16(b)
“Six Flags”	Preamble
“Supplemental Indenture”	Exhibit F
“Suspended Covenants”	4.16(a)
“Suspension Period”	4.16(a)
“Transfer”	Exhibit B
“Transferee”	Exhibit B
“Transferor”	Exhibit B
“Trustee”	Preamble
“Verification Covenant”	6.01(c)

Section 1.03 Incorporation by Reference of Trust Indenture Act.

This Indenture is not qualified under the TIA. If, in the future, this Indenture is qualified under the TIA, whenever this Indenture refers to a provision of the TIA as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture (to the extent applicable); provided, however, that the foregoing does not imply (and shall not be interpreted to mean) that this Indenture is or will be qualified under the TIA in the future.

The following TIA term used in this Indenture has the following meaning:

“obligor” on the Notes and the Guarantees means the Co-Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” is not limiting;

(e) words in the singular include the plural, and in the plural include the singular;

(f) “will” shall be interpreted to express a command;

(g) provisions apply to successive events and transactions; and

(h) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01 Form and Dating.

(a) General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Co-Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

At least one Officer must sign the Notes for the Co-Issuers by manual, electronic or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual, electronic or facsimile signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Co-Issuers signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Co-Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Co-Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Co-Issuers.

Section 2.03 Registrar and Paying Agent.

The Co-Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Co-Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Co-Issuers may change any Paying Agent or Registrar without notice to any Holder. The Co-Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Co-Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company, any of the other Co-Issuers or any of their respective Subsidiaries may act as Paying Agent or Registrar.

The Co-Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Co-Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04 Paying Agent to Hold Money in Trust.

The Co-Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest, if any, on, the Notes, and will notify the Trustee in writing of any default by the Co-Issuers in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Co-Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company, any other Co-Issuer or any of their Subsidiaries) will have no further liability for the money. If the Company, any other Co-Issuer or another Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to any Co-Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Co-Issuers will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06 Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Co-Issuers for Definitive Notes if:

(1) the Co-Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Co-Issuers within 120 days after the date of such notice from the Depositary;

(2) the Co-Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in clauses (b), (c) or (f) of Section 2.06 hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in paragraph (1) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this paragraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Co-Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to paragraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to any of the Co-Issuers or any of the Company’s other Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Co-Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Co-Issuers will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to any of the Co-Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of either of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Co-Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITY EVIDENCED HEREBY (OR ANY INTEREST OR PARTICIPATION THEREIN) MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR

THE BENEFIT OF THE CO-ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, ASSIGNED, PLEDGED, ENCUMBERED, DISPOSED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE CO-ISSUERS IF THE CO-ISSUERS SO REQUEST), (2) TO THE CO-ISSUERS OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

BY ACCEPTANCE OF THIS NOTE OR ANY INTEREST HEREIN, EACH PURCHASER AND SUBSEQUENT TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH PURCHASER OR TRANSFEREE TO ACQUIRE OR HOLD THIS NOTE OR SUCH INTEREST CONSTITUTES ASSETS OF ANY EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), ANY PLAN SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986 (THE “CODE”) OR ANY OTHER ACCOUNT OR ARRANGEMENT SUBJECT TO NON-U.S., STATE, LOCAL OR OTHER FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE FOREGOING OR (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE BY SUCH PURCHASER OR TRANSFEREE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF NON-U.S., STATE, LOCAL OR FEDERAL LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO ERISA OR SECTION 4975 OF THE CODE.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO

ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE CO-ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE CO-ISSUERS OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Co-Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Co-Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.14 and 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Co-Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Co-Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Co-Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or any of the Co-Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile or electronic image scan.

Section 2.07 Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Co-Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Co-Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Co-Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Co-Issuers to protect the Co-Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Co-Issuers may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Co-Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Co-Issuers or an Affiliate of the Co-Issuers holds the Note; however, Notes held by any of the Co-Issuers or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than any of the Co-Issuers, a Subsidiary of the Company or an Affiliate of any thereof) holds, by 10:00 a.m. Eastern time on a redemption date or other maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by any of the Co-Issuers or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any of the Co-Issuers or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

Until certificates representing Notes are ready for delivery, the Co-Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Co-Issuers considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Co-Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

The Co-Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Co-Issuers. The Co-Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

If the Co-Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(a) the clause of this Indenture pursuant to which the redemption shall occur;

(b) the redemption date;

(c) the principal amount of Notes to be redeemed; and

(d) the redemption price (if then determined and otherwise the method of determination).

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase pursuant to Article 3 or Section 4.14 hereof at any time, the Trustee will select Notes for redemption or purchase on a pro rata basis, by lot or by such other method as the Trustee deems fair and appropriate; provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. In the case of a global note, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.

The Trustee will promptly notify the Co-Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 10 days but not more than 60 days before a redemption date, the Co-Issuers will mail or cause to be mailed, by electronic submission (for Notes held in book-entry form) or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(a) the redemption date;

(b) the redemption price (if then determined and otherwise the method of determination);

(c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a portion of the original Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note;

(d) the name and address of the Paying Agent;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f) Notes called for redemption become due on the date fixed for redemption (except as set forth in Section 3.04 hereof);

(g) that, unless the Co-Issuers default in making such redemption payment, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;

(h) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Co-Issuers’ request, the Trustee will give the notice of redemption in the Co-Issuers’ name and at the Co-Issuers’ expense; provided, however, that the Officers’ Certificate delivered to the Trustee pursuant to Section 3.01 hereof requests that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable (subject to the next succeeding sentence) on the redemption date at the redemption price. Notice of any redemption of the Notes may, at the Co-Issuers’ discretion, be given prior to the completion of a corporate transaction (including an Equity Offering, an incurrence of Indebtedness, an acquisition or financing transaction or a Change of Control) and any such redemption or redemption notice may, at the Co-Issuers’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related transaction (including an Equity Offering, an incurrence of Indebtedness, an acquisition or financing transaction or a Change of Control). If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Co-Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed. In addition, the Co-Issuers may provide in such notice that payment of the redemption price and performance of the Co-Issuers’ obligations with respect to such redemption may be performed by another Person.

Section 3.05 Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. Eastern Time, on any redemption or purchase date, the Co-Issuers will deposit with the Trustee or with the Paying Agent an amount of money, in immediately available funds, sufficient to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Co-Issuers any money deposited with the Trustee or the Paying Agent by the Co-Issuers in excess of the amounts necessary to pay the redemption or purchase price of and accrued interest, if any, on all Notes to be redeemed or purchased.

If the Co-Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, the accrued and unpaid interest to, but excluding, the redemption date will be paid on the redemption date to the Holder in whose name the Note is registered at the close of business on such interest record date in accordance with the applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Co-Issuers. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Co-Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid.

Section 3.06 Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Co-Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Co-Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

(a) At any time and from time to time prior to July 15, 2028, the Co-Issuers may at their option redeem up to 40% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 108.625% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with an amount of cash equal to the net cash proceeds of an Equity Offering of the Co-Issuers; provided that:

(1) at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes but excluding any Notes held by the Co-Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all such Notes are redeemed substantially concurrently; and

(2) such redemption occurs no later than the 180th day following such Equity Offering.

(b) [Reserved.]

(c) At any time and from time to time prior to July 15, 2028, the Co-Issuers may, at their option, redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus the Make Whole Amount.

(d) Except pursuant to clause (a), (c) or (h) of this Section 3.07, the Notes will not be redeemable at the Co-Issuers’ option prior to July 15, 2028.

(e) On or after July 15, 2028, the Notes will be subject to redemption at the Co-Issuers’ option, in whole or in part, upon not less than 10 days’ nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2028	104.313%
2029	102.156%
2030 and thereafter	100.000%

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest up to the redemption date will be paid to the Person in whose name the Note is registered at the close of business on such record date in accordance with applicable procedures of DTC, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Co-Issuers. Unless the Co-Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(g) Notwithstanding the foregoing, at any time, in connection with any tender offer for the Notes, including pursuant to the provisions of Section 3.09 or Section 4.14 hereof, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Co-Issuers, or any third party making such a tender offer in lieu of the Co-Issuers, purchase all of the Notes validly tendered and not withdrawn by such Holders, the Co-Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption. In determining whether the Holders of at least 90% of the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offer, including a Change of Control Offer or Excess Proceeds Offer, Notes owned by the Co-Issuers or their Affiliates or any successor thereof shall be deemed to be outstanding for the purposes of such tender offer.

(h) The Co-Issuers may at any time redeem, in whole but not in part, the outstanding Notes (upon giving not less than 10 days nor more than 60 days prior notice to the Holders of the Notes, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, any of the Co-Issuers has become or would become obligated to pay any Additional Amounts or related indemnification payments in respect of the Notes, and such Co-Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of: (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations (including a change resulting from a holding by a court of competent jurisdiction), which change or amendment, in each case of (i) or (ii) of this Section 3.07(h), is announced and becomes effective after the Issue Date (or, if the applicable relevant Tax

Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); provided that, prior to the giving of any notice of redemption described in this Section 3.07(h), the Co-Issuers will deliver to the Trustee: (x) an Officers’ Certificate stating that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by the Co-Issuers taking reasonable measures available to them; and (y) a written opinion of independent legal counsel of recognized standing to the effect that (subject to customary assumptions and exceptions) the Co-Issuers have or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change or amendment described above.

Section 3.08 Mandatory Redemption.

The Co-Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Co-Issuers are required to commence an Excess Proceeds Offer, they will follow the procedures specified below.

The Excess Proceeds Offer shall be made to all Holders of the Notes, and, if required under the terms of other Indebtedness of the Company or a Restricted Subsidiary, to all holders of such other Indebtedness, in each case containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Excess Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Co-Issuers will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and other Indebtedness (on a pro rata basis based on the principal amount of Notes and other Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been surrendered, all Notes and other Indebtedness, as applicable, surrendered in response to the Excess Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Excess Proceeds Offer.

Upon the commencement of an Excess Proceeds Offer, the Co-Issuers will send, electronically or by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee, at least 30 days but not more than 60 days before the Purchase Date. The notice will contain a description of the transaction or transactions that constitute the Asset Sale and all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Excess Proceeds Offer. The notice, which will govern the terms of the Excess Proceeds Offer, will state:

(a) that the Excess Proceeds Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Excess Proceeds Offer will remain open;

(b) the Offer Amount, the purchase price and the Purchase Date;

(c) that any Note not tendered or accepted for payment will continue to accrue interest;

(d) that, unless the Co-Issuers default in making such payment, any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest after the Purchase Date;

(e) that Holders electing to have a Note purchased pursuant to an Excess Proceeds Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(f) that Holders electing to have Notes purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Co-Issuers, a Depositary, if appointed by the Co-Issuers, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(g) that Holders will be entitled to withdraw their election if the Co-Issuers, the Depositary or the Paying Agent, as the case may be, receive, not later than the expiration of the Offer Period, a telegram, electronic image scan, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(h) that, if the aggregate principal amount of Notes and other Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Co-Issuers will select the Notes and other Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC may require) based on the principal amount of Notes and other Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Co-Issuers so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(i) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Co-Issuers will, to the extent lawful, accept for payment, on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC may require) to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Co-Issuers in accordance with the terms of this Section 3.09. The Co-Issuers, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Co-Issuers for purchase, and the Co-Issuers will promptly issue a new Note, and the Trustee, upon written request from the Co-Issuers, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Co-Issuers to the Holder thereof. The Co-Issuers will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes.

The Co-Issuers will pay or cause to be paid the principal of, premium on, if any, and interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company, any other Co-Issuer or any of their Subsidiaries, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Co-Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02 Maintenance of Office or Agency.

The Co-Issuers will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Co-Issuers in respect of the Notes and this Indenture may be served. The Co-Issuers will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Co-Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Co-Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Co-Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Co-Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Co-Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Co-Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.

(a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, from and after the Issue Date, the Co-Issuers will furnish to the Trustee, within 15 days after the time periods specified below:

(1) within 90 days after the end of each fiscal year ending after the Issue Date (or if such 90th day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed by the Company with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company’s independent registered public accounting firm; provided that if the SEC has granted generally to accelerated filers an extension of any annual financial statement reporting deadline, and such extended deadline would be later than the deadline described in this clause (1), then such extended deadline shall apply for purposes of this clause (1) with respect to the applicable period;

(2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year ending after the Issue Date (or if such 60th day is not a Business Day, on the next succeeding Business Day), all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed by the Company with the SEC, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and financial statements prepared in accordance with GAAP; provided that if the SEC has granted generally to accelerated filers an extension of any quarterly financial statement reporting deadline, and such extended deadline would be later than the deadline described in this clause (2), then such extended deadline shall apply for purposes of this clause (2) with respect to the applicable period; and

(3) promptly (and not required to be sooner than the filing deadlines applied to current reports on Form 8-K) after the occurrence of any of the following events, all current reports that would be required to be filed by the Company with the SEC on Form 8-K as in effect on the Issue Date (if the Company had been a reporting company under Section 15(d) of the Exchange Act); provided that the foregoing shall not obligate the Company to make available (i) any information regarding the occurrence of any of the following events if the Company determines in its reasonable determination that such event that would otherwise be required to be disclosed is not material to the holders or the business, assets, operations, financial position or prospects of the Company and its Restricted Subsidiaries taken as a whole, (ii) an exhibit to, or a summary of the terms of, any employment or compensatory arrangement, agreement, plan or understanding between the Company or any of its Subsidiaries and any director, officer or manager of the Company or any of its Subsidiaries, (iii) copies of any agreements, financial statements, reports, letters or other items that would be required to be filed as exhibits to a current report on Form 8-K or (iv) any trade secrets, privileged or confidential information obtained from another Person and competitively sensitive information:

(A) the entry into or termination of material agreements;

(B) significant acquisitions or dispositions (which shall only be with respect to acquisitions or dispositions that are significant pursuant to the definition of “Significant Subsidiary”);

(C) bankruptcy, insolvency, receivership or similar proceedings;

(D) cross-default under direct material financial obligations;

(E) a change in the Company’s certifying independent auditor;

(F) the appointment or departure of directors or executive officers (with respect to the principal executive officer, president, principal financial officer, principal accounting officer and principal operating officer only);

(G) non-reliance on previously issued financial statements;

(H) change of control transactions;

(I) a change in the Company’s fiscal year; and

(J) costs associated with exit or disposal activities,

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below and subject to exceptions consistent with the presentation of information in the Offering Memorandum; provided, however, that the Company shall not be required to provide (i) segment reporting and disclosure (including any required by FASB Accounting Standards Codification Topic 280), (ii) separate financial statements or other information contemplated by Rule 3-05, 3-09, 3-10, 3-16 or 4-08 of Regulation S-X (or any successor provisions) or any schedules required by Regulation S-X, (iii) information required by Regulation G under the Exchange Act or Item 10, Item 302, Item 402 or Item 601 of Regulation S-K (or any successor provision), (iv) XBRL exhibits, (v) earnings per share information, (vi) information regarding executive compensation and related party disclosure related to SEC Release Nos. 33-8732A, 34-54302A and IC-27444A, (vii) climate-related information related to SEC Release Nos. 33-11275 and 34-99678, including, without limitation, any information, reports or exhibits required by Article 14 of Regulation S-X or Item 1506 of Regulation S-K and (viii) other information customarily excluded from an offering memorandum, including any information that is not otherwise of the type and form included or incorporated by reference in the Offering Memorandum. In addition, notwithstanding the foregoing, the Company will not be required to (i) comply with Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002, as amended, or (ii) otherwise furnish any information, certificates or reports required by Items 307 or 308 of Regulation S-K (or any successor provision). To the extent not otherwise satisfied by the Company pursuant to this Indenture, the Company agrees that, for so long as any Notes are outstanding, the Company will use commercially reasonable efforts (A) to furnish to holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act and (B) to the extent that Rule 15c2-11 under the Exchange Act applies to debt securities such as the Notes and if there does not exist publicly available information about the Company consistent with Rule 15c2-11(b) (in each case as determined in good faith by the Company), to make publicly available within the meaning of Rule 15c2-11(e) the information described in Rule 15c2-11(b) to enable a broker or dealer to publish quotations on the Notes (or submit such quotations for publication) on quotation mediums by posting such information to a non-password protected, publicly accessible website or by disseminating such information through any other method or manner that complies with Rule 15c2-11 as then applicable to debt securities such as the Notes (and the Company agrees to use commercially reasonable efforts to publicly identify the website or other location where such information may be found to the extent such information is not on an identifiable section of the Company’s public website). Further, when determining if the Company’s publicly available information is consistent with Rule 15c2-11(a), the Company may rely on any no-action letters or guidance issued by the SEC or the SEC staff indicating that the staff will not recommend enforcement action, including in the event that certain information may be provided under Rule 144A(d)(4) to satisfy certain conditions of Rule 15c2-11(b).

(b) Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to Section 4.03(a) hereof, the Company shall also use its commercially reasonable efforts to post copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic, require a confidentiality acknowledgement and may be maintained by the Company or a third party) to which access will be given to Holders, bona fide prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Company), and securities analysts (to the extent providing analysis of an investment in the Notes) and market making financial institutions that are reasonably satisfactory to the Company who agree to treat such information and reports as confidential; provided that the Company may deny access to any competitively-sensitive information and reports otherwise to be provided pursuant to this paragraph to any holder, bona fide prospective investors, security analyst or market maker that is a competitor of the Company and its Subsidiaries to the extent that the Company determines in good faith that the provision of such information and reports to such Person would be competitively harmful to the Company and its Subsidiaries. The Company may condition the delivery of any such reports to such holders, prospective investors in the Notes and securities analysts and market making financial institutions on the agreement of such Persons to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports (and the information contained therein) and information for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein) and information.

(c) If the Company has designated any of its Subsidiaries as an Unrestricted Subsidiary and such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the annual and quarterly information required by clauses (1) and (2) of Section 4.03(a) hereof will include a presentation of selected financial metrics (in the Company’s sole discretion) of such Unrestricted Subsidiaries as a group in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(d) In addition, so long as any Notes are outstanding the Company will use commercially reasonable efforts to (A) within 15 business days after furnishing the reports required by clauses (1) and (2) of Section 4.03(a) hereof, hold a conference call to discuss such reports, and (B) issue a press release prior to the date of such conference call, announcing the time and date and either including information necessary to access the call or directing noteholders, prospective investors, broker-dealers and securities analysts to contact the appropriate Person at the Company to obtain such information; provided that the Company may satisfy the requirements of this paragraph by issuing its regular quarterly earnings release and conducting its regular investor conference calls.

(e) Notwithstanding anything to the contrary set forth above, if the Company has furnished the Holders of Notes or filed with the SEC the reports described in the preceding paragraphs of this Section 4.03 with respect to the Company, the Company shall be deemed to be in compliance with the provisions of this Section 4.03.

Section 4.04 Compliance Certificate.

The Co-Issuers shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that in the course of the performance by the signer of his or her duties as an Officer of the Co-Issuers he or she would normally have knowledge of any Default or Event of Default, a review of the activities of the Co-Issuers during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Co-Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and whether or not the signer knows of any Default or Event of Default that occurred during the previous fiscal year. If so, the certificate shall describe the Default or Event of Default, its status and the action the Co-Issuers are taking or propose to take with respect thereto.

Section 4.05 Taxes.

The Co-Issuers will pay or discharge or cause to be paid or discharged, prior to delinquency, all material taxes, assessments, and governmental charges levied upon the Co-Issuers or any Subsidiary, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06 Stay, Extension and Usury Laws.

Each of the Co-Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and each of the Co-Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Limitation on Restricted Payments.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary but, for the avoidance of doubt, excluding any payment made in connection with any judicial claim or settlement), other than Qualified Dividends;

(2) purchase, repurchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company held by Persons other than the Company or a Restricted Subsidiary;

(3) make any principal payment on or with respect to, or purchase, repurchase, redeem, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, mandatory prepayment, sinking fund payment or maturity, any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any Restricted Subsidiary), other than the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, mandatory prepayment, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, redemption, defeasance or other acquisition or retirement; or

(4) make any Restricted Investment (all such prohibited payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(A) no Default or Event of Default shall have occurred and be continuing or would result immediately thereafter therefrom;

(B) the Net Total Leverage Ratio of the Company at the time of such Restricted Payment is less than or equal to 5.50 to 1.00 determined on a pro forma basis; and

(C) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made after the Issue Date (including Permitted Payments made pursuant to clause (1) of Section 4.07(b) hereof, but excluding all other Restricted Payments permitted by Section 4.07(b) hereof) is less than the sum, without duplication, of:

(i) an amount equal to the greater of (x) $533.5 million and (y) 50.0% of Adjusted EBITDA calculated on a pro forma basis for the then most recently ended Four Fiscal Quarter Period; plus

(ii) an amount equal to the sum of (A) $4,870,709,000 plus (B) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from September 30, 2024 until the end of the Company’s most recently ended fiscal quarter for which internal consolidated financial statements are available at the time of such Restricted Payment; plus

(iii) [reserved]

(iv) an amount equal to the sum of (A) 100% of the aggregate net cash proceeds and the Fair Market Value (as determined in good faith by the Company) of any property or assets or marketable securities received by the Company as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), following January 1, 2024 (which, for the avoidance of doubt, shall include the net cash proceeds and the Fair Market Value of property or assets or marketable securities received by Former Six Flags for all relevant periods prior to the consummation of the Merger plus the net cash proceeds and the Fair Market Value of property or assets or marketable securities received by the Company for all relevant periods following the consummation of the Merger, but shall not include the net cash proceeds or the Fair Market Value of property or assets or marketable securities received by Former Six Flags in connection with the consummation of the Merger), (B) the aggregate amount by which Indebtedness (other than any Indebtedness owed to any of its Subsidiaries) incurred by the Company or any Restricted Subsidiary subsequent to January 1, 2024 is reduced on the Company’s balance sheet upon the conversion or exchange into Qualified Capital Stock of the Company or any direct or indirect parent entity of the Company (less the amount of any cash, or the Fair Market Value (as determined in good faith by the Company) of assets distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) (which, for the avoidance of doubt, shall include any such reduction in Indebtedness incurred by Former Six Flags for all relevant periods prior to the consummation of the Merger plus any such reduction in Indebtedness incurred by the Company for all relevant periods following the consummation of the Merger) and (C) 100% of the aggregate principal amount of any Indebtedness (including the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock) of the Company or any Restricted Subsidiary owed to a person other than the Company or any Subsidiary thereof issued after January 1, 2024 (other than (I) Subordinated Indebtedness, (II) Indebtedness that was issued by Cedar Fair or any of its Subsidiaries prior to the consummation of the Merger, (III) Indebtedness issued on the date of the consummation of the Merger in connection with the Merger and (IV) Indebtedness converted into or exchanged for Disqualified Stock) which has been cancelled, retired or extinguished without consideration from the Company or any Restricted Subsidiary; plus

(v) if any Unrestricted Subsidiary is redesignated by the Company as a Restricted Subsidiary or if any Unrestricted Subsidiary is merged or consolidated into the Company or a Restricted Subsidiary or if any Unrestricted Subsidiary transfers all or substantially all of its assets to the Company or a Restricted Subsidiary, an amount equal to the Fair Market Value (as determined in good faith by the Company) of the Investment by the Company or a Restricted Subsidiary in such Subsidiary (or the assets transferred) at the time of such redesignation or at the time of such merger or consolidation or transfer of assets; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Company (which shall include Restricted Investments made by Former Six Flags for all relevant periods prior to the consummation of the Merger plus Restricted Investments made by the Company for all relevant periods following the consummation of the Merger) or any Restricted Subsidiary in any such Unrestricted Subsidiary following January 1, 2024 which reduced the amount available for Restricted Payments pursuant to this clause (C) less amounts received by the Company or any Restricted Subsidiary from such Unrestricted Subsidiary that increased the amount available for Restricted Payments pursuant to clause (vi) below; plus

(vi) 100% of any cash dividends and other cash distributions and the Fair Market Value (as determined in good faith by the Company) of property or assets other than cash received by the Company and its Restricted Subsidiaries from an Unrestricted Subsidiary since January 1, 2024 (which, for the avoidance of doubt, shall include cash dividends and other cash distributions and the Fair Market Value of property or assets other than cash received by Former Six Flags for all relevant periods prior to the consummation of the Merger plus cash dividends and other cash distributions and the Fair Market Value of property or assets other than cash received by the Company for all relevant periods following the consummation of the Merger) to the extent not included in Consolidated Cash Flow and 100% of the net proceeds received by the Company or any of its Restricted Subsidiaries from the sale of any Unrestricted Subsidiary; provided, however, that the foregoing amount shall not exceed the amount of Restricted Investments made by the Company (which shall include Restricted Investments made by Former Six Flags for all relevant periods prior to the consummation of the Merger plus Restricted Investments made by the Company for all relevant periods following the consummation of the Merger) or any Restricted Subsidiary in any such Unrestricted Subsidiary following January 1, 2024 which reduced the amount available for Restricted Payments pursuant to this clause (C); plus

(vii) to the extent not included in clauses (i) through (vi) above, an amount equal to the net reduction in Restricted Investments of the Company (which shall include any net reduction in investments made by Former Six Flags for all relevant periods prior to the consummation of the Merger plus any net reduction in investments made by the Company for all relevant periods following the consummation of the Merger, in each case, to the extent such investments would have qualified as “Restricted Investments” as defined herein at the time such investments were made) and its Restricted Subsidiaries following January 1, 2024 resulting from payments in cash of interest on Indebtedness, dividends, or repayment of loans or advances or other return, or other transfers of property, in each case, to the Company or to a Restricted Subsidiary or from the net cash proceeds from the sale, conveyance, liquidation or other disposition of any such Restricted Investment; plus

(viii) the aggregate amount of cash and Cash Equivalents received after the Issue Date that would have constituted Net Proceeds except for the operation of Section 4.10(c); plus

(ix) the aggregate amount of any Declined Excess Proceeds.

(b) The provisions of Section 4.07(a) hereof will not prohibit the following (collectively, “Permitted Payments”):

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2) (i) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”), including any accrued and unpaid dividends thereon, or Subordinated Indebtedness of the Company, any direct or indirect parent of the Company, any other Co-Issuer or any Guarantor in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company) (collectively, including any such contributions, “Refunding Capital Stock”); (ii) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Refunding Capital Stock; (iii) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under clause (5) below and not made pursuant to the foregoing clause (ii), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent of the Company) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase, defeasance, or other acquisition or retirement of (i) Subordinated Indebtedness of the Company, any other Co-Issuer or any Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company, any other Co-Issuer or a Guarantor or Disqualified Stock of the Company, any other Co-Issuer or a Guarantor or (ii) Disqualified Stock of the Company, any other Co-Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company, any other Co-Issuer or a Guarantor which, in each case, is incurred or issued, as applicable, in accordance with Section 4.09 hereof so long as: (A) the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired, any tender premiums, plus any defeasance costs, fees and expenses (including original issue discount)

incurred in connection therewith), (B) such new Indebtedness is subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value, (C) such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the earlier of (x) the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, acquired or retired and (y) 91 days following the last maturity date of any Notes then outstanding, and (D) such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity at the time incurred which is not less than the shorter of (x) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired and (y) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness or Disqualified Stock being redeemed, repurchased, defeased, acquired or retired that were due on or after the date that is one year following the last maturity date of any Notes then outstanding were instead due on such date;

(4) [Reserved];

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries or shares of Preferred Equity Interests of any Restricted Subsidiary issued in accordance with Section 4.09 hereof;

(6) payments made or expected to be made by the Company or any Restricted Subsidiary in respect of withholding or similar taxes payable in connection with the exercise, conversion, exchange or vesting of Equity Interests or any other equity award by any future, present or former employee, director, officer, manager, contractor, consultant or advisor (or their respective affiliates or immediate family members) of the Company or any Restricted Subsidiary and purchases, repurchases, redemptions, defeasances or other acquisitions or retirements of Equity Interests deemed to occur upon the exercise, conversion, vesting or exchange of stock options, warrants, equity-based awards or other rights in respect thereof if such Equity Interests represent a portion of the exercise price thereof;

(7) the repurchase, retirement or other acquisition for value of Equity Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee, director, officer, manager, contractor, consultant or advisor of the Company, any direct or indirect parent of the Company or any Subsidiary of the Company (or any such Person’s permitted transferees, assigns, estates, trusts or heirs) including pursuant to any management equity plan, stock option plan, phantom equity plan or any other management, employee benefit or other compensatory plan or agreement (and any successor plans or arrangements thereto), employment, termination or severance agreement, or any stock subscription or equityholder agreement (including, for the avoidance of doubt, any principal and interest payable on any Indebtedness issued by the Company in connection with such prepayment, purchase, repurchase, redemption, defeasance, discharge, retirement or other acquisition), including any Equity Interests rolled over, accelerated or paid out by or to any employee, director, officer, manager, contractor, consultant or advisor (or their respective affiliates or immediate family members); provided that the aggregate amounts paid under this clause (7) do not exceed the greater of, in any calendar year, (x) $53.35 million and (y) 5.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter Period; provided, further, that (i) the Company may carry forward and make in a subsequent calendar year the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year and (ii) such amounts in any calendar year may be increased by an amount not to exceed (A) the amount of net proceeds received by the Company during such calendar year from sales of Equity Interests of the Company to directors, consultants, officers and employees (or their respective affiliates or immediate family members) of the Company or any Restricted Subsidiary; plus (B) the cash proceeds of key man life insurance policies received by any Co-Issuer or any direct or indirect parent of the Company or any Restricted Subsidiary; plus (C) the amount of any cash bonuses otherwise payable to members of management, directors, officers or consultants (or their respective immediate family members) of the Company or any Restricted Subsidiary that are foregone in return for the receipt of Equity Interests; provided that the Company may elect to apply all or any portion of the aggregate increase contemplated by (A), (B) and (C) above in any calendar year and, provided, further, that cancellation of Indebtedness owing to the Company or a Subsidiary from any present or former member of management, directors, officers, employees or consultants (or their respective immediate family members) of the Company or a Subsidiary in connection with the repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment;

(8) payments or distributions by the Company or any of its Restricted Subsidiaries to dissenting stockholders or stockholders exercising appraisal rights pursuant to applicable law or as a result of the settlement of any stockholder claims or action (whether actual, contingent or potential) in connection with the Merger or any other Permitted Business Acquisition, Permitted Investment, merger, amalgamation or acquisition not prohibited by this Indenture;

(9) purchases, redemptions or acquisitions of fractional shares of Equity Interests arising out of stock dividends, splits or combinations or business combinations or any payments by the Company to holders of Equity Interests of the Company in lieu of the issuance of fractional shares of such Equity Interests;

(10) the purchase, repurchase, redemption, retirement or other acquisition by the Company or any Restricted Subsidiary of partnership interests held by the partners in the limited partners of the Co-Venture Partnerships and the co-general partner of the Co-Venture Partnerships (including Six Flags Over Texas Fund, Ltd. and Six Flags Fund, Ltd.) or, in each case, their successors, in accordance with and in the manner required or permitted by the terms of the Partnership Parks Agreements;

(11) Restricted Payments in an aggregate amount not to exceed, in any calendar year, the greater of (i) 7.0% of the Market Capitalization and (ii) $400.0 million;

(12) dividends and distributions (other than any Qualified Dividends) made by any Restricted Subsidiary on or with respect to such Person’s Capital Stock required under the Partnership Parks Agreements;

(13) [reserved];

(14) distributions, by dividend or otherwise, or other transfer or disposition of Equity Interests in an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), or Indebtedness owed to the Company or a Restricted Subsidiary by an Unrestricted Subsidiary (or a Restricted Subsidiary that owns one or more Unrestricted Subsidiaries and no other material assets), in each case, other than Unrestricted Subsidiaries, substantially all of the assets of which are cash and Cash Equivalents or proceeds thereof;

(15) mandatory redemptions of Disqualified Stock issued as a Restricted Payment or as consideration for a Permitted Investment;

(16) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided, however, that (a) the Net Total Leverage Ratio of the Company, after giving effect to such issuance on a pro forma basis, would have been no greater than 5.50 to 1.0 and (b) the aggregate amount of dividends declared and paid pursuant to this clause (16) does not exceed the net cash proceeds actually received by the Company and its Restricted Subsidiaries from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

(17) Restricted Payments may be made in an aggregate amount not to exceed the greater of (1) $533.5 million and (2) 50.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period;

(18) any Restricted Payment may be made so long as no Event of Default has occurred and is continuing or would result therefrom and, after giving effect to such Restricted Payment, the Net Secured Leverage Ratio would not exceed 3.00 to 1.00;

(19) so long as at the time thereof and after giving effect thereto no Event of Default shall have occurred and be continuing, the Company and each Restricted Subsidiary may make Restricted Payments in cash to enable any of the Company and its Restricted Subsidiaries to do the following, but in the case of clauses (i), (ii) and (iii) below, only to the extent such obligations cannot be met with cash flow available to the Company and its Restricted Subsidiaries from the Partnership Parks Entities or from Net Cash Flow from Partnership Parks: (i) to pay obligations of the Company or any of its Subsidiaries under the Partnership Parks Agreements; (ii) to purchase limited partnership units under the Partnership Parks Agreements; (iii) to make capital expenditures for the Partnership Parks Entities; (iv) to finance any Permitted Investment; provided that (A) such Restricted Payment shall be made substantially concurrently with the closing or consummation of such Permitted Investment (or at future times as may be scheduled at the time of such closing or consummation to be made thereafter in connection therewith) and (B) the Company shall, immediately following the closing or consummation thereof, cause (1) all property acquired (whether assets or other Equity Interests) to be contributed to a Restricted Subsidiary (or a person that will become a Restricted Subsidiary upon receipt of such contribution) or (2) the merger (to the extent permitted under this Indenture) of the person formed or acquired into a Restricted Subsidiary in order to consummate such permitted acquisition; and (v) to pay fees, costs and expenses related to the Related Transactions;

(20) so long as at the time thereof and after giving effect thereto no Event of Default has occurred and is continuing, the Company may make Restricted Payments in an aggregate amount up to Net Cash Flow from Partnership Parks (but solely to the extent such Net Cash Flow from Partnership Parks did not increase Restricted Payment capacity under clause (C) of Section 4.07(a); and

(21) any consideration, payment, dividend, distribution or other transfer made in connection with a Permitted Securitization Financing or a receivables financing.

(c) Restricted Payments made pursuant to Section 4.07(a) (to the extent that Section 4.07(a) was relied upon at the time of declaration or notice) or pursuant to Section 4.07(b)(1) shall be included as Restricted Payments in any computation made pursuant to clause (C) of Section 4.07(a) and all other Permitted Payments shall be excluded from any such computation.

(d) If the Company or any Restricted Subsidiary makes a Restricted Investment and the Person in which such Investment was made subsequently becomes a Restricted Subsidiary, to the extent such Investment resulted in a reduction in the amounts calculated under clause (C) of Section 4.07(a) or under any other provision of this covenant (which was not subsequently reversed), then such amount shall be increased by the amount of such reduction.

(e) For purposes of determining compliance with this Section 4.07, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in Section 4.07(b)(1) through (21) above, or is permitted pursuant to Section 4.07(a) or as a Permitted Investment, the Company will be entitled to classify such Restricted Payment (or portion thereof) on the date of its payment or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07.

(f) The amount of any Restricted Payments and Permitted Investments made other than in the form of cash or Cash Equivalents shall be the Fair Market Value thereof, which may be determined either, at the option of the Company, at the time of such Restricted Payment or as of the date of the definitive agreement with respect to such Restricted Payment.

Section 4.08 Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distribution to the Company or any Restricted Subsidiary on its Capital Stock (it being understood that the priority of any Preferred Equity Interests in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common equity shall not be deemed a restriction on the ability to make distributions on Capital Stock) or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(2) make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) Existing Indebtedness, existing agreements and any other contractual encumbrances or restrictions as in effect on the Issue Date (including any Credit Facilities existing on the Issue Date) or any agreements governing Indebtedness incurred by the Partnership Parks Entities pursuant to clause (25) of Section 4.09(b);

(2) applicable law, rule, regulation or order;

(3) any instrument governing Acquired Debt and any other agreement or instrument of an acquired Person or any of its Subsidiaries as in effect at the time of acquisition (except to the extent such Indebtedness or other agreement or instrument was incurred in connection with, or in contemplation of, such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or any of its Subsidiaries;

(4) Refinancing Indebtedness (as defined under Section 4.09 hereof); provided that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being Refinanced;

(5) agreements governing Indebtedness of the Company ranking pari passu with the Notes; provided that except as set forth in clause (22) below such restrictions are no more restrictive taken as a whole than those imposed by this Indenture and the Notes;

(6) any restrictions imposed by any agreement relating to Indebtedness incurred under the provisions of Section 4.09, to the extent (i) such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in this Indenture (as determined in good faith by the Company) or (ii) are market terms at the time of incurrence of such Indebtedness (as determined in good faith the Company);

(7) customary provisions in leases, sub-leases, licenses or sublicenses or sublicenses of intellectual property and other similar agreements entered into in the ordinary course of business or consistent with past practice or industry norm;

(8) customary provisions restricting assignment of any agreement;

(9) any agreement for the sale or other disposition of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;

(10) provisions limiting the disposition or distribution of assets or property (including cash) in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), and customary provisions in joint venture agreements and other similar agreements applicable to the Equity Interests or Indebtedness of such joint venture, which limitation is applicable only to the assets that are the subject of such agreements;

(11) Permitted Liens or any Liens otherwise permitted by Section 4.12;

(12) secured Indebtedness otherwise permitted to be incurred by this Indenture that limits the right of the debtor to dispose of the assets securing such Indebtedness;

(13) Purchase Money Indebtedness or Capital Lease Obligations that imposes restrictions of the type described in clause (3) of Section 4.08(a) on the property so acquired;

(14) provisions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis;

(15) restrictions in Investments in Persons that are Restricted Subsidiaries;

(16) any encumbrance or restriction pursuant to obligations under Hedging Agreements;

(17) Indebtedness or other agreements including, without limitation, agreements described in clause (9) above, of any Restricted Subsidiary that is not a Guarantor that impose restrictions solely on such Restricted Subsidiary and its Subsidiaries;

(18) any restriction on cash or other deposits or net worth imposed by customers, suppliers, landlords, licensors or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business or consistent with past practice or industry norm or customary restrictions on cash or other deposits or net worth arising in connection with any Permitted Liens, so long as the Company has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Company and the Restricted Subsidiaries to meet their ongoing obligations under the Notes;

(19) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any Restricted Subsidiary is a party entered into in the ordinary course of business or consistent with industry practice; provided that such agreement prohibits the encumbrance or restriction of solely the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement;

(20) customary provisions restricting subletting or assignment (including any change of control deemed an assignment) of any lease governing a leasehold interest;

(21) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(22) restrictions contained in any Permitted Securitization Document with respect to any Special Purpose Securitization Subsidiary; or

(23) any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (22) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the Company’s good faith judgment, not materially more restrictive as a whole with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.09 Limitation on Incurrence of Indebtedness.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) and the Company will not permit any of its Restricted Subsidiaries (other than a Co-Issuer or Guarantor) to issue any Preferred Equity Interests; provided, however, that, notwithstanding the foregoing, any Co-Issuer and any Guarantor may incur Indebtedness (including Acquired Debt) (x) if the Interest Coverage Ratio of the Company for the most recently ended Four Fiscal Quarter Period immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.00 to 1.00 determined on a pro forma basis, as if the additional Indebtedness had been incurred (including a pro forma application of the net proceeds therefrom) and the application of proceeds therefrom had occurred at the beginning of the most recently ended Four Fiscal Quarter Period or (y) if the Net Total Leverage Ratio of the Company as of the date such additional Indebtedness is incurred, and after giving pro forma effect thereto and the application of the net proceeds therefrom (in each case, without “netting” the cash proceeds of the applicable Indebtedness or of any Indebtedness incurred substantially concurrently therewith), does not exceed 5.50 to 1.00.

(b) The provisions of Section 4.09(a) hereof will not prohibit any of the following (each of the following, “Permitted Debt”):

(1) Indebtedness represented by the Notes and the Guarantees issued on the Issue Date;

(2) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness (and any Refinancing thereof) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (2) (with letters of credit being deemed to have a principal amount equal to the face amount thereof) that, in each case together with any Refinancing Indebtedness in respect thereof, at the time of incurrence does not exceed the sum of:

(A) $1.900 billion; plus

(B) the aggregate principal amount available in respect of any Incremental Facilities (and, to the extent unfunded, the aggregate amount of all commitments to provide Incremental Facilities) under the Credit Agreement and any Incremental Revolving Facilities under the Credit Agreement, in each case, pursuant to clause (a) of the definition of “Incremental Amount” under the Credit Agreement as in effect on the Issue Date; plus

(C) an amount that does not exceed the greater of (x) $1,067.0 million and (y) 100% of Adjusted EBITDA calculated on a pro forma basis for the then most recently ended Four Fiscal Quarter Period; plus

(D) an unlimited additional amount so long as immediately after giving effect to the incurrence of such Indebtedness (determined, if applicable, at the time of establishment of the commitments in respect thereof on a pro forma basis and assuming any revolving facility established in connection therewith is fully drawn (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred or of any Indebtedness incurred substantially concurrently therewith) (A) in the case of Indebtedness secured by Liens on any assets of the Company or any Restricted Subsidiary, the Net Secured Leverage Ratio is not greater than 3.75 to 1.00 and (B) in the case of Indebtedness that is not secured by Liens on any assets of the Company or any Restricted Subsidiary, either (1) the Interest Coverage Ratio is not less than 2.00 to 1.00 or (2) the Net Total Leverage Ratio is not greater than 5.50 to 1.00; provided that, with respect to any Indebtedness incurred in connection with an acquisition or similar Investment, the requirements of this clause (D) shall be satisfied if, with respect to the type of debt being incurred, the applicable ratio set forth herein (determined, if applicable, at the time of establishment of the commitments in respect thereof on a pro forma basis and assuming any revolving facility established in connection therewith is fully drawn (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred or of any Indebtedness incurred substantially concurrently therewith)) is satisfied or no worse than such ratio as of immediately prior to such acquisition or similar Investment; plus

(E) in the case of any Refinancing of any Indebtedness permitted under this clause (2) or any portion thereof, an amount equal to the sum of (a) the portion of the relevant Indebtedness that will be refinanced or replaced by the Indebtedness incurred for such Refinancing plus (b) an amount equal to unpaid accrued interest and premium (including tender premiums) on the Indebtedness being refinanced or extended and underwriting discounts, defeasance costs, fees, commissions and expenses (including original issue discount) arising from such refinancing or extension; plus

(F) without duplication of clause (E) above, the excess (if any) of (i) the sum of (x) the aggregate amount of all voluntary prepayments, repurchases and other retirements of any term loans under the Credit Agreement and all voluntary permanent reductions of any revolving facility commitments under the Credit Agreement and (y) the aggregate amount of all voluntary prepayments, repurchases, redemptions and other retirements of any Specified Other First Lien Debt (in the case of any revolving Specified Other First Lien Debt, solely to the extent accompanied by a permanent reduction of the revolving commitments in respect thereof), in each case under this subclause (F), made prior to such time except to the extent funded with the proceeds of long-term Indebtedness (other than revolving Indebtedness; provided that this parenthetical shall not apply with respect to any permanent prepayment, repurchase or other retirement of any revolving Indebtedness) and excluding any such prepayment, repurchase, redemption, retirement or reduction of any term loans under the Credit Agreement, commitments to provide revolving facilities under the Credit Agreement or Specified Other First Lien Debt to the extent utilizing (including pursuant to any reclassification thereof) subclause (B) or (C) of this clause (2) over (ii) the sum of (x) the aggregate principal amount of all Incremental Facilities incurred under the Credit Agreement (and, to the extent unfunded, the aggregate amount of all commitments to provide Incremental Facilities under the Credit Agreement) and the aggregate amount of all commitments to provide Incremental Revolving Facilities under the Credit Agreement, in each case, outstanding or in effect at such time and incurred or established utilizing clause (e) of the definition of “Incremental Amount” (as defined in the Credit Agreement as in effect on the Issue Date) and (y) the aggregate principal amount of all other Indebtedness outstanding at such time and incurred utilizing clause (e) of the definition of “Incremental Amount” (as defined in the Credit Agreement as in effect on the Issue Date);

(3) the incurrence by the Company or any of its Subsidiaries (other than a Partnership Park Entity) of intercompany Indebtedness between or among the Company and any of its Subsidiaries and the issuance of Preferred Equity Interests of a Subsidiary; provided, however, that

(A) if any of the Co-Issuers or any Guarantor is the obligor on such Indebtedness and the payee is not a Co-Issuer or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the Notes, in the case of a Co-Issuer, or the Guarantee, in the case of a Guarantor;

(B) if such Preferred Equity Interests are issued by a Co-Issuer or a Guarantor, such Preferred Equity Interests are held by another Co-Issuer or a Guarantor; and

(C) (x) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness or Preferred Equity Interests being held by a Person other than the Company or a Restricted Subsidiary and (y) any sale or other transfer of any such Indebtedness or Preferred Equity Interests to a Person that is not either the Company or a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness or the issuance of Preferred Equity Interests, as applicable, by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (3);

(4) Indebtedness or Preferred Equity Interests of (x) the Company or any Restricted Subsidiary incurred or issued to finance the acquisition of, or Investment (to the extent otherwise permitted by this Indenture) in, any Person, property or assets or (y) Persons that are acquired by the Company or any Restricted Subsidiary or merged into, amalgamated into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of this Indenture (including Acquired Debt); provided that after giving effect to the incurrence of such Indebtedness on a pro forma basis (including a pro forma application of the net proceeds therefrom) (in each case, without “netting” the cash proceeds of the applicable Indebtedness being incurred or of any Indebtedness incurred substantially concurrently therewith), either:

(A) [reserved];

(B) if such Indebtedness is secured by Liens on any assets of the Company or any Restricted Subsidiary, the Net Secured Leverage Ratio (assuming any revolving facility established in connection therewith is fully drawn) is either (I) not greater than 3.75 to 1.00 or (II) not greater than such Net Secured Leverage Ratio immediately prior to the consummation of such acquisition, merger, amalgamation, consolidation or Investment; or

(C) if such Indebtedness is unsecured, either (1) the Interest Coverage Ratio (assuming any revolving facility established in connection therewith is fully drawn) is either not less than 2.00 to 1.00 or not less than such Interest Coverage Ratio immediately prior to the consummation of such acquisition, merger, amalgamation, consolidation or Investment or (2) the Net Total Leverage Ratio (assuming any revolving facility established in connection therewith is fully drawn) is either (I) not greater than 5.50 to 1.00 or (II) not greater than the Net Total Leverage Ratio immediately prior to the consummation of such acquisition, merger, amalgamation, consolidation or Investment;

(5) Existing Indebtedness, including the Existing Notes and any guarantees thereof but excluding Indebtedness described in clause (1) or (2) of this Section 4.09(b), and any Refinancing thereof;

(6) Purchase Money Indebtedness and Capital Lease Obligations in an aggregate amount (after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof), together with all Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred under this clause (6) (or Refinancing Indebtedness in respect thereof) not to exceed at any time outstanding the greater of (i) $320.1 million and (ii) 30.0% of Adjusted EBITDA calculated on a pro forma basis for the then most recently ended Four Fiscal Quarter Period (plus, in the case of any Refinancing Indebtedness in respect thereof incurred pursuant to clause (10) below, any Additional Refinancing Amount with respect thereto);

(7) obligations under Hedging Agreements of the Company or any of its Restricted Subsidiaries; provided, however, that such obligations under Hedging Agreements are entered into for non-speculative purposes;

(8) Foreign Currency Obligations of the Company or any of its Restricted Subsidiaries entered into to manage exposure of the Company and its Restricted Subsidiaries to fluctuations in currency values and not for speculative purposes;

(9) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of letters of credit, bank guarantees, workers’ compensation claims, health, disability or other employee benefits, property, casualty or liability insurance, self-insurance obligations, bankers’ acceptances, guarantees, performance, performance bonds, bid bonds, surety, statutory, appeal bonds, completion, export or import, indemnities, customs, revenue bonds or similar instruments, including those incurred to secure health, safety and environmental obligations, in the ordinary course of business, including guarantees or obligations with respect thereto;

(10) the incurrence by the Company or any Restricted Subsidiary of Indebtedness or Preferred Equity Interests of a Restricted Subsidiary issued in exchange for, or the proceeds of which are used to Refinance in whole or in part, Indebtedness (other than intercompany Indebtedness) or Preferred Equity Interests of the Company or a Restricted Subsidiary referred to in Section 4.09(a) or in clause (1), (4), (5), (6), (10), (26), (27), (28), (29), (30), (31), (32) or (36) of this Section 4.09(b) (“Refinancing Indebtedness”); provided, however, that:

(A) the principal amount (or accreted value, if applicable) or, if greater, the committed amount of such Refinancing Indebtedness shall not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced plus an amount equal to any existing commitment unutilized thereunder (but only to the extent that had the Indebtedness so Refinanced been incurred under such commitments at the time of such Refinancing, it would have been permitted under the applicable clause of this covenant under which the Indebtedness so Refinanced is outstanding) and letters of credit undrawn thereunder plus any Additional Refinancing Amount with respect thereto;

(B) the Refinancing Indebtedness shall have a final maturity equal to or later than, and a Weighted Average Life to Maturity equal to or greater than, the earlier of (x) 91 days after the final maturity date of the Notes and (y) the final maturity and the Weighted Average Life to Maturity, respectively, of the Indebtedness being Refinanced;

(C) if the Indebtedness being Refinanced is subordinated in right of payment to the Notes or the Guarantees, such Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being Refinanced; and

(D) if the Indebtedness to be Refinanced was the obligation of the Company or a Guarantor, such Indebtedness shall not be incurred by any Restricted Subsidiaries other than a Co-Issuer, a Guarantor or any Restricted Subsidiary that was an obligor under the Indebtedness so Refinanced;

(11) additional Indebtedness of the Company and any of its Restricted Subsidiaries in an aggregate principal amount that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, would not exceed the greater of (i) $533.5 million and (ii) 50.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period at any one time outstanding (which may, but need not, be incurred under a Credit Facility), including any Refinancing thereof plus any Additional Refinancing Amount with respect thereto incurred in connection with such Refinancing;

(12) the guarantee by any Co-Issuer or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary (other than a Partnership Parks Entity) that was permitted to be incurred by another provision of this covenant, the guarantee by any Restricted Subsidiary that is not a Guarantor of any Indebtedness of any Restricted Subsidiary that is not a Guarantor (other than a Partnership Parks Entity) and the guarantee by any Partnership Parks Entity of any Indebtedness of any other Partnership Parks Entity;

(13) (i) the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, (ii) the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock and (iii) the payment of dividends on Preferred Equity Interests in the form of additional shares of the same class of Preferred Equity Interests;

(14) [Reserved];

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in each case incurred in the ordinary course of business or other cash management services incurred in the ordinary course of business or consistent with past practice or industry norm;

(16) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase or acquisition price, deferred purchase price or similar obligations (including earn-outs), in each case, incurred or assumed in connection with the Merger, any acquisition (including Permitted Business Acquisition) or other Investment, any New Projects, or the disposition of any business, assets or a Subsidiary not prohibited by this Indenture;

(17) customary purchase price adjustments and indemnifications in connection with acquisition or disposition of stock or assets permitted under this Indenture;

(18) guarantees in respect of obligations to suppliers, advertisers, licensors, licensees, artists, franchisees or similar Persons (other than guarantees of Indebtedness) in the ordinary course of business;

(19) Indebtedness arising in connection with endorsement of instruments for collection or deposit in the ordinary course of business;

(20) Indebtedness consisting of obligations to pay insurance premiums in an amount not to exceed the annual premiums in respect of such insurance premiums at any one time outstanding or otherwise incurred in the ordinary course of business;

(21) Indebtedness, the proceeds of which are applied to defease or discharge the Notes pursuant to Article 8 or Article 11 hereof;

(22) Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(23) Indebtedness (a) consisting of unsecured promissory notes issued by any Co-Issuer or any Guarantor to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Company permitted under clause (7) of Section 4.07(b) hereof or (b) as permitted under clause (15) of the definition of “Permitted Investments”;

(24) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of a letter of credit issued as credit support for any other Indebtedness that is permitted pursuant to another clause of this Section 4.09(b);

(25) Indebtedness incurred by the Partnership Parks Entities for working capital purposes in an aggregate principal amount not to exceed $45.0 million at any time outstanding;

(26) Indebtedness of any Person outstanding on the date on which such Person becomes a Restricted Subsidiary of any Co-Issuer (including pursuant to the redesignation of an Unrestricted Subsidiary) or is merged into or consolidated with or into any Co-Issuer or any of its Restricted Subsidiaries in an aggregate principal amount, together with all Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred under this clause (26) (or Refinancing Indebtedness in respect thereof), not to exceed at any one time outstanding the greater of (x) $300.0 million and (y) 6.0% of the Company’s Consolidated Total Assets (plus, in the case of any Refinancing Indebtedness in respect thereof incurred pursuant to clause (10) above, any Additional Refinancing Amount with respect thereto); provided that (A) such Indebtedness was not created in connection with, or in anticipation of, such acquisition and (B) the amount of such Indebtedness is not increased thereafter unless solely as a result of capitalization of interest or otherwise incurred under another clause of this Section 4.09(b) substantially contemporaneously with such merger or consolidation;

(27) Capital Lease Obligations and other Indebtedness incurred by the Company or any Restricted Subsidiary arising from any Sale and Leaseback Transaction;

(28) (i) Indebtedness incurred in the ordinary course of business or consistent with past practice or industry norm in respect of obligations of the Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business or consistent with past practice or industry norm and not in connection with the borrowing of money or any Hedging Agreements and (ii) to the extent constituting Indebtedness, customer deposits and advance payments (including progress payments) received in the ordinary course of business or consistent with past practice or industry norm from customers for goods and services;

(29) Indebtedness representing deferred compensation to current or former officers, directors, employees, consultants or independent contractors of the Company or any Restricted Subsidiary incurred in the ordinary course of business or consistent with past practice or industry norm;

(30) Indebtedness of, incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (30) and all Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred under this clause (30) (or Refinancing Indebtedness in respect thereof), would not exceed the greater of (1) $160.05 million and (2) 15.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period (plus, in the case of any Refinancing Indebtedness in respect thereof incurred pursuant to clause (10) above, any Additional Refinancing Amount with respect thereto);

(31) Other Securitization Financings in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Other Securitization Financings outstanding pursuant to this clause (31) and all Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred under this clause (31) (or Refinancing Indebtedness in respect thereof), would not exceed the greater of (i) $320.1 million and (ii) 30.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period (plus, in the case of any Refinancing Indebtedness in respect thereof incurred pursuant to clause (10) above, any Additional Refinancing Amount with respect thereto);

(32) (i) Indebtedness of Restricted Subsidiaries that are not Guarantors in an aggregate principal amount outstanding that, immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof, together with the aggregate principal amount of any other Indebtedness outstanding pursuant to this clause (32) and all Refinancing Indebtedness incurred to Refinance any Indebtedness originally incurred under this clause (32) (or Refinancing Indebtedness in respect thereof), would not exceed the greater of (x) $373.45 million and (y) 35.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period (plus, in the case of any Refinancing Indebtedness in respect thereof incurred pursuant to clause (10) above, any Additional Refinancing Amount with respect thereto);

(33) Indebtedness consisting of obligations of the Company or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred or assumed by such person in connection with the Merger and Permitted Business Acquisitions, New Projects or any other Investment or acquisition permitted hereunder;

(34) Indebtedness of the Company or any Restricted Subsidiary to or on behalf of any joint venture (regardless of the form of legal entity) that is not a Restricted Subsidiary arising in the ordinary course of business or consistent with past practice or industry norm in connection with the cash management operations (including with respect to intercompany self-insurance arrangements) of the Company and its Subsidiaries;

(35) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice or industry norm;

(36) Indebtedness or Preferred Equity Interests of the Company or any Restricted Subsidiary, so long as immediately after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof and any related transactions (without “netting” the cash proceeds of the applicable Indebtedness being incurred or of any Indebtedness incurred substantially concurrently therewith):

(A) if such Indebtedness is secured by Liens on any assets of the Company or any Restricted Subsidiary, the Net Secured Leverage Ratio (assuming any revolving facility established in connection therewith is fully drawn) is not greater than 3.75 to 1.00; or

(B) if such Indebtedness is unsecured, either (1) the Interest Coverage Ratio (assuming any revolving facility established in connection therewith is fully drawn) is not less than 2.00 to 1.00 or (2) the Net Total Leverage Ratio (assuming any revolving facility established in connection therewith is fully drawn) is not greater than 5.50 to 1.00;

provided that the aggregate principal amount of Indebtedness outstanding under this clause (36) at such time that is incurred by a Restricted Subsidiary that is not a Guarantor, or otherwise with respect to which a Restricted Subsidiary that is not a Guarantor is an obligor, shall not exceed the greater of (1) $320.1 million and (2) 30.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period; and

(37) all premium (if any, including tender premiums) expenses, defeasance costs, interest (including Post-Petition Interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (1) through (36) of this Section 4.09(b) or Refinancings thereof.

(c) For purposes of determining compliance with this Section 4.09, (A) the outstanding principal amount of any item of Indebtedness shall be counted only once, and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness incurred in compliance with this Section 4.09 shall be disregarded, and (B) if an item of Indebtedness (or a portion thereof) meets the criteria of more than one of the categories described in clauses (1) through (37) of Section 4.09(b) or is permitted to be incurred pursuant to Section 4.09(a) and also meets the criteria of one or more of the categories described in clauses (1) through (37) of Section 4.09(b), the Company may, in its sole discretion, divide and classify such item of Indebtedness (or a portion of thereof) in any manner that complies with this covenant and may from time to time redivide and reclassify such item of Indebtedness (or a portion of thereof) in any manner in which such item could be incurred at the time of such initial issuance or subsequent reclassification; provided that Indebtedness outstanding under the Credit Agreement on the Issue Date (and any Indebtedness secured by a Lien that Refinances such Indebtedness) shall be deemed to be outstanding on the Issue Date under clause (2) of Section 4.09(b) and may not be reclassified.

(d) Accrual of interest or dividends on Preferred Equity Interests, the accretion of original issue discount and the payment of interest or dividends on Preferred Equity Interests in the form of additional Indebtedness or Preferred Equity Interests of the same class will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant.

(e) For all purposes pursuant to this Indenture, including for purposes of calculating the Interest Coverage Ratio, Net Secured Leverage Ratio and Net Total Leverage Ratio, as applicable, in connection with the incurrence, issuance or assumption of any Indebtedness pursuant to Section 4.09(a) or (b) or the incurrence or creation of any Lien pursuant to the definition of “Permitted Liens,” the Company may elect to treat all or any portion of the committed amount (any such amount elected until revoked as described below, an “Elected Amount”) of any Indebtedness (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) which is to be incurred (or any commitment in respect thereof) or secured by a Lien, as the case may be, as being incurred as of such election date, and: (i) any subsequent incurrence of Indebtedness under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of any calculation under this Indenture, to be an incurrence of additional Indebtedness or an additional Lien at such subsequent time and (ii) the Company may revoke an election of an Elected Amount at any time and, thereafter, any future drawing on such revolving Indebtedness shall be deemed an incurrence of additional Indebtedness.

(f) The amount of Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, (2) the principal amount thereof, in the case of any other Indebtedness and (3) in the case of Indebtedness of others guaranteed by means of a Lien on any asset of the specified Person, the lesser of (A) the Fair Market Value of such asset on the date on which Indebtedness is required to be determined pursuant to this Indenture and (B) the amount of the Indebtedness so secured. Notwithstanding any other provision of this Indenture, Indebtedness shall be calculated without giving effect to the effects of Topic No. 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

(g) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company and/or the Restricted Subsidiaries may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to Refinance other Indebtedness, if incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

(h) Notwithstanding any other provision herein, (1) unsecured Indebtedness will not be treated as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) senior Indebtedness will not be treated as subordinated or junior to any other senior Indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral or because it is guaranteed by different obligors (or as a result of the control of remedies).

Section 4.10 Asset Sales.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Company (or a Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of in such Asset Sale or, if not for Fair Market Value, the shortfall is permitted as a Permitted Investment; and

(2) at least 75% of the proceeds from such Asset Sale consists of cash or Cash Equivalents; provided that the provisions of this clause (2) shall not apply to (A) any individual transaction or series of related transactions involving assets with a Fair Market Value of less than the greater of (1) $106.7 million and (2) 10.0% of Adjusted EBITDA calculated on a pro forma basis for the then most recently ended Four Fiscal Quarter Period or (B) other transactions involving assets with a Fair Market Value of not more than the greater of (I) $213.4 million and (II) 20.0% of Adjusted EBITDA calculated on a pro forma basis for the then most recently ended Four Fiscal Quarter Period in the aggregate for all such transactions while the Notes remain outstanding. For purposes of this clause (2), the following shall be deemed to be cash:

(A) the amount of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if incurred or increased subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or increase had taken place on or prior to the date of such balance sheet, as determined by the Company) of the Company or a Restricted Subsidiary that are assumed by the transferee of any such assets (or a third party in connection with such Asset Sale) or are otherwise cancelled or terminated in connection with such Asset Sale (other than any liabilities that are owed to the Company or any Restricted Subsidiary);

(B) the amount of any Notes, other obligations or other securities or assets received from such transferee that are within 180 days following the closing of such Asset Sale, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash actually so received);

(C) any Designated Non-Cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed the greater of (1) $373.45 million and (2) 35.0% of Adjusted EBITDA calculated on a pro forma basis for the then most recently ended Four Fiscal Quarter Period (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(D) the amount of Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale (other than Subordinated Indebtedness or Indebtedness owed to the Company or any Restricted Subsidiary), to the extent that the Company and each Restricted Subsidiary are released from any guarantee of payment of such Indebtedness in connection with the Asset Sale; and

(E) consideration consisting of Indebtedness of the Company or a Restricted Subsidiary (other than Subordinated Indebtedness or Indebtedness owed to the Company or any Restricted Subsidiary) received from persons who are not the Company or a Restricted Subsidiary in connection with the Asset Sale and that is cancelled or otherwise extinguished.

(b) If the Company or any Restricted Subsidiary engages in an Asset Sale, the Company or such Restricted Subsidiary shall apply an amount equal to all or any of the Net Proceeds therefrom to:

(1) (x) reduce, prepay, repay or purchase Indebtedness under any Credit Facility, the Secured Notes and/or any other Consolidated Debt that is then secured by a Lien on any assets of any of the Co-Issuers or any of the Guarantors, (y) make an offer to purchase Notes in accordance with the procedures set forth below and in Section 3.07 for an Excess Proceeds Offer to redeem Notes as described in Section 3.07, or to purchase Notes through open market purchases or in privately negotiated transactions, or (z) reduce, prepay, repay or purchase any Indebtedness of a Non-Guarantor (in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary); provided, however, that in connection with any reduction, prepayment, repayment or purchase of Indebtedness pursuant to this clause (1), the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related commitment (other than obligations in respect of any asset based credit facility to the extent the assets sold or otherwise disposed of in connection with such Asset Sale constituted “borrowing base assets”) to be reduced in an amount equal to the principal amount so reduced, prepaid, repaid or purchased;

(2) (A) invest all or any part of the Net Proceeds thereof in capital expenditures or the purchase, maintenance, development, construction, upgrade, restoration or reconstruction of assets to be used by the Company or any Restricted Subsidiary in a Permitted Business, (B) acquire all or substantially all of the assets of a Permitted Business or Equity Interests in a Person that is a Restricted Subsidiary or in a Person engaged primarily in a Permitted Business that shall become a Restricted Subsidiary immediately upon the consummation of such acquisition, or to make other Permitted Business Acquisitions, other acquisitions or Investments or New Projects permitted under this Indenture or to reimburse the cost of any of the foregoing incurred on or after the date on which the Asset Sale giving rise to such Net Proceeds was contractually committed or (C) a combination of (A) and (B);

(3) fund obligations of the Company or any Restricted Subsidiary under the Partnership Parks Agreements; or

(4) any combination of the foregoing.

(c) Notwithstanding the foregoing, (A) net cash or Cash Equivalents realized in a single transaction or series of related transactions shall not constitute Net Proceeds unless the aggregate amount thereof shall exceed the greater of (x) $53.35 million and (y) 5.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter Period (and, in each case, thereafter only the aggregate amount thereof in excess of such amount shall constitute Net Proceeds); and (B) net cash or Cash Equivalents realized in any fiscal year shall not constitute Net Proceeds unless the aggregate amount thereof (excluding any amounts excluded pursuant to clause (A) above) shall exceed an amount equal to the greater of (x) $106.7 million and (y) 10.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter

Period (and, in each case, thereafter only the aggregate amount thereof in excess of such amount shall constitute Net Proceeds); provided, that if, at the time of receipt of such net cash or Cash Equivalents or at any time during the Proceeds Application Period (as defined below), after giving effect to such Asset Sale and the application of the proceeds thereof on a pro forma basis, the Net Secured Leverage Ratio is (i) less than or equal to 3.25 to 1.00 but greater than 2.75 to 1.00, 50.0% of such net cash and Cash Equivalents that would otherwise constitute Net Proceeds under this proviso shall not constitute Net Proceeds or (ii) less than or equal to 2.75 to 1.00, none of such net cash or Cash Equivalents shall constitute Net Proceeds.

Pending the final application of an amount equal to any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving indebtedness under a Credit Facility, if any, or otherwise use such Net Proceeds in any manner not prohibited by this Indenture.

The amount of any Net Proceeds from any Asset Sale that is not applied or used (or committed pursuant to a written agreement to be applied) as provided in Section 4.10(b) within 18 months after the receipt thereof and, in the case of any amount committed to a reinvestment, which is not actually so applied within 6 months following such 18-month period (the “Proceeds Application Period”) shall constitute “Excess Proceeds.”

Subject to the limitations with respect to Foreign Dispositions in this Section 4.10(c), in the event that the aggregate amount of Excess Proceeds exceeds $50.0 million, the Co-Issuers shall make an offer (an “Excess Proceeds Offer”) no later than 30 days after the expiration of the Proceeds Application Period to all holders of Notes and, if required under the terms of other Indebtedness of the Company or such Restricted Subsidiary (other than Subordinated Indebtedness), to all holders of such other Indebtedness, to purchase the maximum principal amount of such Notes and other Indebtedness, as appropriate, on a pro rata basis, that may be purchased out of such Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such Indebtedness (or, in respect of such other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Indebtedness), in each case, plus accrued and unpaid interest (subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date), if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture and the agreements governing such other Indebtedness in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The Co-Issuers may satisfy the foregoing obligation with respect to any Net Proceeds from an Asset Sale by making an Excess Proceeds Offer prior to the expiration of the Proceeds Application Period (an “Advance Offer”) with respect to all or a part of the Net Proceeds (the “Advance Portion”) in advance of being required to do so by this Indenture.

If the aggregate principal amount of Notes or, if applicable, any other Indebtedness, as the case may be, validly tendered pursuant to any Excess Proceeds Offer or subject to repayment exceeds the amount of such Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion), the Co-Issuers shall allocate the Excess Proceeds among the Notes and other Indebtedness to be purchased on a pro rata basis (except that any Notes represented by a note in global form will be selected by such method as DTC may require) on the basis of the aggregate principal amount (or accreted value, as applicable) of tendered Notes and other Indebtedness; provided that no Notes or other Indebtedness will be selected and purchased in an unauthorized denomination. To the extent that the aggregate principal amount of Notes and, if applicable, any other Indebtedness, as the case may be, validly tendered or otherwise surrendered or subject to repayment in connection with an Excess Proceeds Offer is less than the amount offered in an Excess Proceeds Offer (or, in the case of an Advance Offer, the Advance Portion), the Co-Issuers may use any remaining Excess Proceeds (or, in the case of an Advance Offer, the Advance Portion) (the “Declined Excess Proceeds”) for any purpose not otherwise prohibited by this Indenture. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

To the extent that any portion of Net Proceeds payable in respect of the Notes is denominated in a currency other than U.S. dollars, the amount thereof payable in respect of the Notes shall not exceed the net amount of funds in U.S. dollars that is actually received by the Co-Issuers upon converting such portion into U.S. dollars.

Notwithstanding any other provisions of this Section 4.10, (i) to the extent that any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) is (A) prohibited or delayed by applicable local law, (B) restricted by applicable organizational or constitutive documents or any agreement or (C) subject to other onerous or administrative impediments from being repatriated to the United States, the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant so long, but only so long, as the applicable local law, documents or agreements or impediment will not permit repatriation to the United States (the Company hereby agreeing to use reasonable efforts (as determined in the Company’s reasonable business judgment) to otherwise cause the applicable Foreign Subsidiary to within one year following the date on which the respective payment would otherwise have been required, promptly take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if within one year following the date on which the respective payment would otherwise have been required, such repatriation of any of such affected Net Proceeds is permitted under the applicable local law, applicable organizational impediment or other impediment, such repatriated Net Proceeds will be promptly (and in any event not later than five (5) Business Days after such repatriation could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not repatriation actually occurs) in compliance with this covenant and (ii) to the extent that the Company has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition would have an adverse tax consequence (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Company, any Restricted Subsidiary or any of their respective Affiliates and/or equity owners would incur a tax liability, including a taxable dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds so affected will not be required to be applied in compliance with this covenant. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.

To the extent that the provisions of any securities laws or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Co-Issuers shall not be deemed to have breached their obligations described in this Indenture by virtue of compliance therewith.

The provisions of this Indenture relative to the Co-Issuers’ obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the holders of a majority in principal amount of the outstanding Notes.

For the purposes of the foregoing provisions, the Fair Market Value of any assets disposed of in an Asset Sale by the Company or any of its Restricted Subsidiaries may be determined either, at the option of the Company, at the time of such Asset Sale or as of the date of the definitive agreement with respect to such Asset Sale, as applicable.

Section 4.11 Limitation on Transactions with Affiliates.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any payment to or sell, lease, transfer or otherwise dispose of any of the Company’s or their properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (including any Unrestricted Subsidiary) (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of the greater of (i) $53.35 million and (ii) 5.0% of Adjusted EBITDA calculated on a pro forma basis after giving effect thereto for the then most recently ended Four Fiscal Quarter Period, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Company or such Restricted Subsidiary than those that could have been obtained in a comparable transaction at the time by the Company or such Restricted Subsidiary with an unrelated Person; provided that such transaction shall be deemed to be at least as favorable as the terms that could have been obtained in a comparable transaction with an unrelated Person if such transaction is approved by the disinterested members of the Company’s Board of Directors or any duly constituted committee thereof; and

(2) if such Affiliate Transaction involves aggregate payments in excess of $50.0 million, the terms of such transaction have been approved by a majority of the disinterested members of the Board of Directors of the Company, if any, or (if there are no disinterested members) by the Board of Directors.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) the entry into employment agreements and the adoption of compensation or benefit plans for the benefit of, or payment of compensation to, directors, officers, consultants or employees of the Company and its Restricted Subsidiaries (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees) (including, without limitation, salaries, fees, bonuses, reimbursement of expenses, severance arrangements, customary indemnities (including under customary insurance policies), equity and incentive arrangements and payments and employee benefit and pension expenses);

(2) the payment of reasonable fees or expenses and the provision of indemnification or similar arrangements for current or former officers, directors, employees, agents or consultants (and in each case, their immediate family members) of the Company or any of its Restricted Subsidiaries pursuant to charter, bylaw, statutory or contractual provisions;

(3) transactions between or among the Company and/or any Restricted Subsidiary (or entity that becomes a Restricted Subsidiary as a result of such transaction) or between or among Restricted Subsidiaries;

(4) Restricted Payments not prohibited by Section 4.07, Section 5.01 or Section 10.04 hereof and Permitted Investments (other than pursuant to clause (3), (4), (10), (12) or (19) of the definition thereof);

(5) any transactions between or among the Company or any Restricted Subsidiary and any Affiliate of the Company, the Equity Interests of which Affiliate are owned solely by the Company or one of the Restricted Subsidiaries, on the one hand, and by Persons who are not Affiliates of the Company or the Restricted Subsidiaries, on the other hand;

(6) payments made or performance under any agreements or arrangements in effect on the Issue Date or described or incorporated by reference in the Offering Memorandum and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Restricted Subsidiary in any material respect than such agreement as in effect on the Issue Date;

(7) so long as they comply with Section 4.11(a)(1), transactions with customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods, equipment, products, parts or services (including property management and similar services) that are Affiliates, in each case in the ordinary course of business or consistent with past practice or industry norm and otherwise in compliance with the terms of this Indenture;

(8) issuances or sales of Equity Interests to Affiliates of the Company or its Restricted Subsidiaries (including transactions with Affiliates for which the only consideration paid is Equity Interests of the Company or its Restricted Subsidiaries) not otherwise prohibited by this Indenture and the granting of registration and other customary rights in connection therewith;

(9) any issuance or sale of Equity Interests (other than Disqualified Stock) of the Company to any director, officer, employee or consultant of the Company or its Restricted Subsidiaries or any other Affiliates of the Company and any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put or call rights or similar rights with employees, officers and directors;

(10) transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, deliver to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of this Section 4.11;

(11) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(12) loans or advances to, or guarantees of Indebtedness of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary (a) in the ordinary course of business or consistent with past practice or industry norm in an aggregate outstanding amount not to exceed the greater of (x) $106.7 million and (y) 10.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter Period; (b) in respect of payroll payments and expenses in the ordinary course of business or consistent with past practice or industry norm, (c) for business-related travel expenses, moving expenses and other similar expenses, in each case, incurred in the ordinary course of business or consistent with past practice or industry norm and (d) in connection with such person’s purchase of Equity Interests of the Company solely to the extent that the proceeds of such loans and advances are substantially contemporaneously used to purchase Equity Interests of the Company for cash; provided that, in the case of this clause (d), any proceeds of such purchase shall not be included in the determination of Restricted Payment capacity under clause (C) of Section 4.07(a);

(13) transactions between or among the Company or any Restricted Subsidiary and any Person which is an Affiliate solely because a director of such Person is also a director of the Company; provided, however, that such director abstains from voting as a director on any matter involving such other Person;

(14) transactions pursuant to or contemplated by and payments in connection with, and, in each case, in accordance with, the terms of the Partnership Parks Agreements;

(15) transactions entered into in connection with the Merger and the payment of all fees, costs and expenses (including all legal, accounting and other professional fees, bonuses, awards, costs and expenses ) related to the Merger;

(16) any purchases by the Company’s Affiliates of Indebtedness or Disqualified Stock of the Company or any of the Restricted Subsidiaries the majority of which Indebtedness or Disqualified Stock is purchased by Persons who are not the Company’s Affiliates; provided that such purchases by the Company’s Affiliates are on the same terms as such purchases by such Persons who are not the Company’s Affiliates;

(17) (i) investments by Affiliates in securities of the Company or any of the Restricted Subsidiaries (and payment of reasonable out-of-pocket expenses incurred by such Affiliates in connection therewith) so long as the investment is being offered by the Company or such Restricted Subsidiary generally to other non-affiliated third-party investors on the same or more favorable terms and (ii) payments to Affiliates in respect of securities of the Company or any of the Restricted Subsidiaries contemplated in the foregoing subclause (i) or that were acquired from Persons other than the Company and the Restricted Subsidiaries, in each case, in accordance with the terms of such securities;

(18) the formation and maintenance of any consolidated group or subgroup for tax, accounting, cash pooling or management or other similar or related purposes in the ordinary course of business;

(19) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an officer’s certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture;

(20) the issuance of the Notes on the Issue Date, including the use of proceeds therefrom as described in the Offering Memorandum;

(21) transactions with joint ventures for the purchase or sale of goods, equipment, products, parts and services entered into in the ordinary course of business or consistent with past practice or industry norm;

(22) [reserved];

(23) payments, loans (or cancellation of loans) or advances to officers, directors, employees or consultants that are (i) approved by the Board of Directors in good faith, (ii) made in compliance with applicable law and (iii) otherwise permitted by this Indenture; and

(24) transactions pursuant to any Permitted Securitization Financing or a receivables sale or financing.

Section 4.12 Limitation on Liens.

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur or assume any Lien that secures obligations under any Indebtedness or any related guarantee, on any asset now owned or hereafter acquired, or on any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Company shall, or shall cause the applicable Guarantor to, concurrently grant a Lien upon such assets or property to secure the Note Obligations of the Company under the Notes or such Guarantor under its Guarantee, as applicable, on an equal and ratable basis (or, in the case of Liens securing subordinated obligations, on a senior ranking basis), for so long as the obligations are so secured.

(b) Any Lien which is granted to secure the Notes or such Guarantee pursuant to this Section 4.12 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes or such Guarantee.

(c) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, and provided such Increased Amount of Indebtedness is permitted (or not prohibited) under Section 4.09 hereof, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 4.13 Corporate Existence.

Subject to Article 4, Article 5, Section 10.04 and Section 10.05 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1) its existence, corporate or otherwise, and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership, limited liability company or other existence of any of its Restricted Subsidiaries, if the respective Board of Directors, or with respect to a Restricted Subsidiary that is not a Significant Subsidiary (or a group of Restricted Subsidiaries that taken together would not be a Significant Subsidiary), senior management of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.14 Offer to Repurchase Upon Change of Control.

(a) Upon the occurrence of a Change of Control, the Co-Issuers will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, together with accrued and unpaid interest thereon to the date of repurchase (subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date) (in either case, the “Change of Control Payment”), except to the extent the Co-Issuers have previously or concurrently elected to redeem the Notes as set forth in Section 3.07 hereof. Within 30 days following any Change of Control, unless the Co-Issuers have previously or concurrently elected to redeem the Notes as set forth in Section 3.07 hereof, the Co-Issuers will be required to deliver notice electronically or by first class mail a notice to each Holder and the Trustee at the address of such Holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.14;

(2) the purchase price and the purchase date, which shall be no earlier than 30 days and not later than 60 days after the date such notice is delivered, pursuant to the procedures required by this Indenture and described in such notice, except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below (the “Change of Control Payment Date”);

(3) that any Notes not tendered will continue to accrue interest in accordance with the terms of this Indenture;

(4) that, unless the Co-Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof;

(6) any instructions necessary, as determined by the Co-Issuers, that are consistent with this covenant and that a holder must follow in order to have its Notes purchased or to cancel a previous order of purchase;

(7) if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control and describing each such condition, and, if applicable, stating that, in the Co-Issuers’ discretion, the Change of Control Payment Date may be delayed until such time (including more than 60 days after the notice is mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by the Co-Issuers in their sole discretion), or that such purchase may not occur and such notice may be rescinded in the event that the Co-Issuers shall determine that the Change of Control will not occur by the Change of Control Payment Date, or by the Change of Control Payment Date as so delayed; and

(8) any other information the Co-Issuers determine are material to such Holder’s decision to tender Notes.

To the extent that the provisions of any securities laws, rules or regulations, including Rule 14e-1 under the Exchange Act, conflict with the provisions of this Indenture, the Co-Issuers shall not be deemed to have breached their obligations described in this Section 4.14 by virtue of such compliance therewith. The Co-Issuers may rely on any interpretations or no-action letters issued by the SEC indicating that the Staff of the SEC will not recommend enforcement actions in the event a tender offer satisfies certain conditions.

(b) Notwithstanding anything to the contrary contained in this Indenture or in the Notes, the Co-Issuers will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to Change of Control Offer made by the Co-Issuers, (ii) a notice of redemption has been given pursuant to this Indenture as set forth in Section 3.07 hereof or (iii) the Co-Issuers’ obligations under this Indenture are satisfied and discharged or defeased as set forth in Article 11 hereof on or promptly following the Change of Control. The Co-Issuers’ obligations in respect of a Change of Control Offer (including the definition of “Change of Control”) or Excess Proceeds Offer can be waived or modified with the consent of Holders of a majority of the aggregate principal amount of Notes then outstanding at any time prior to the consummation of a Change of Control or Asset Sale, as applicable.

(c) Notwithstanding anything to the contrary in this Section 4.14, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control.

(d) If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the relevant interest payment date to the Person in whose name a Note is registered at the close of business on such record date in accordance with applicable procedures of DTC, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Co-Issuers. Unless the Co-Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Section 4.15 Additional Subsidiary Guarantees.

(a) If any of the Company’s wholly-owned Domestic Subsidiaries that is not a Guarantor guarantees or becomes otherwise obligated under a Credit Facility incurred pursuant to Section 4.09(b)(2), then such Subsidiary shall execute and deliver to the Trustee within 60 days thereafter a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Subsidiary shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and this Indenture on the terms set forth herein. Thereafter, such Domestic Subsidiary shall be a Guarantor for all purposes of this Indenture. The form of such supplemental indenture is attached as Exhibit F hereto.

(b) Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(c) Each Guarantee shall be released in accordance with the provisions of this Indenture set forth in Section 10.05.

Section 4.16 Suspension of Covenants

(a) Notwithstanding any provision of this Indenture or of the Notes to the contrary, during any period of time after the Issue Date that (i) the Notes are rated Investment Grade by two of the Rating Agencies (“Investment Grade Status”) and (ii) no Default or Event of Default has occurred and is continuing under this Indenture, Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.15 and 5.01(a)(4) hereof will be suspended and no Default or Event of Default shall result from any failure to comply with any of the provisions of such Sections (the “Suspended Covenants”).

Additionally, at such time as the above referenced covenants are suspended (a “Suspension Period”), the Company will no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary.

(b) In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) the Notes cease to have Investment Grade Status, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events unless and until the Notes subsequently attain Investment Grade Status and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain Investment Grade Status and no Default or Event of Default is in existence).

(c) On each Reversion Date, all Indebtedness incurred, or Preferred Equity Interests issued, during the Suspension Period prior to such Reversion Date will be deemed to be Existing Indebtedness. On each Reversion Date, all calculations made of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect prior to, but not during, any Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will not reduce the amount available to be made as Restricted Payments under Section 4.07(a). In addition, during a Suspension Period, any obligation to grant further Guarantees shall be released. All such obligations to grant Guarantees shall be reinstated upon a Reversion Date.

(d) For purposes of Section 4.11, all Affiliate Transactions entered into by the Company or any of its Restricted Subsidiaries with an Affiliate of the Company during the applicable Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, and for purposes of Section 4.08 all contracts entered into during the applicable Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated in Section 4.08 will be deemed to have been existing on the Issue Date.

(e) For purposes of Section 4.10, on the Reversion Date, the unutilized amount of Net Proceeds will be reset to zero.

Notwithstanding the foregoing, (1) neither (A) the continued existence, after the Reversion Date, of facts and circumstances or obligations that were incurred or otherwise came into existence during a Suspension Period nor (B) the performance, following the Reversion Date, of any such obligations, shall constitute a breach of any covenant set forth herein or cause a Default or Event of Default thereunder, and none of the Company or any of its Subsidiaries shall bear any liability for any actions taken or events occurring during the Suspension Period, or any actions taken at any time pursuant to any contractual obligation arising during any Suspension Period, in each case as a result of a failure to comply with the Suspended Covenants during the Suspension Period (or, upon termination of the Suspension Period or after that time, based solely on any action taken or event that occurred during the Suspension Period), and (2) following a Reversion Date, the Company and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default, to honor, comply with or otherwise perform any contractual commitments or obligations arising during any Suspension Period and to consummate the transactions contemplated thereby.

Section 4.17 [Reserved].

Section 4.18 [Reserved].

Section 4.19 Measuring Compliance.

(a) When calculating the availability under any basket or ratio under this Indenture, including, without limitation, the Net Total Leverage Ratio, Net Secured Leverage Ratio or Interest Coverage Ratio, or compliance with any provision of this Indenture, in each case in connection with a Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales), in each case, at the election of the Company (the Company’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any continuing Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) either (a) the definitive agreement for such Limited Condition Transaction is executed (or, if applicable, (x) the date of the declaration of a Restricted Payment or similar event or (y) in the case of any acquisition or Investment made pursuant to a tender or similar offer, at the time of the commencement of such offer), or (b) solely in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers applies, the date on which a “Rule 2.7 announcement” of a firm intention to make an offer (or equivalent announcement in another jurisdiction) (an “LCT Public Offer”) in respect of a target of a Limited Condition Transaction and, in each case, if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales) and any related pro forma adjustments, the Company or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes (in the case of Indebtedness, for example, whether such Indebtedness is committed, issued, assumed or incurred at the LCT Test Date or at any time thereafter); provided that (a) if financial statements for one or more subsequent fiscal quarters shall have become available, the Company may elect, in its sole discretion, to redetermine all such ratios, tests or baskets on the basis of such financial statements, in which case, such date of redetermination shall thereafter be the applicable LCT Test Date for purposes of such ratios, tests or baskets and (b) except as contemplated in the foregoing clause (a), compliance with such ratios, test or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transaction related thereto (including acquisitions, Investments, the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens, repayments, Restricted Payments and Asset Sales).

(b) For the avoidance of doubt, if the Company has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in the Adjusted EBITDA, Consolidated Net Income, Consolidated Cash Flow or Consolidated Total Assets of the Company or the Person subject to such Limited Condition Transaction, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations; (2) if any related requirements and conditions (including as to the absence of any continuing Default or Event of Default) for which compliance or satisfaction was determined or tested as of the LCT Test Date would at any time after the LCT Test Date not have been complied with or satisfied (including due to the occurrence or continuation of an Default or Event of Default), such requirements and conditions will not be deemed to have been failed to be complied with or satisfied (and such Default or Event of Default shall be deemed not to have occurred or be continuing); and (3) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes (or, if applicable, the irrevocable notice is terminated, expires or passes or, as applicable, the offer in respect of an LCT Public Offer for, such acquisition is terminated), as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

(c) Whenever pro forma effect is to be given to any pro forma event, the pro forma calculations will be made in good faith by a responsible financial or accounting officer of the Company.

Section 4.20 Additional Amounts.

(a) All payments made by the Co-Issuers under or with respect to the Notes or any of the Guarantors under or with respect to any Guarantee will be made free and clear of and without withholding or deduction for or on account of any Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (i) any jurisdiction in which a Co-Issuer or any Guarantor is organized, engaged in business for tax purposes or resident for tax purposes or any political subdivision thereof or therein or (ii) any jurisdiction from or through which payment is made by or on behalf of a Co-Issuer or any Guarantor (including the jurisdiction of any paying agent) or any political subdivision thereof or therein (each, a “Tax Jurisdiction”) will at any time be required to be made by any applicable withholding agent from any payments made by the Co-Issuers under or with respect to the Notes or any of the Guarantors under or with respect to any Guarantee, the relevant Co-Issuer or the relevant Guarantor, as applicable, will pay to each Holder of Notes such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by the applicable beneficial owner after such withholding or deduction (including in respect of the Additional Amounts) will equal the amount such beneficial owner would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment to a Holder of the Notes (which Holder shall be deemed, to the extent of any Taxes described below, an “Excluded Holder”):

(1) with respect to any Canadian Taxes resulting from (A) the relevant Co-Issuer or the relevant Guarantor, as applicable, not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with the Holder or beneficial owner of the Notes or any payment made pursuant to the terms of the Notes, in each case, at the time of making such payment, (B) the Holder or beneficial owner being a “specified non-resident shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Canada’s Wonderland, (C) the Holder or beneficial owner not dealing at arm’s length (within the meaning of the Income Tax Act (Canada)) with a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Canada’s Wonderland, or (D) the Holder or beneficial owner being a “specified entity” (as defined in subsection 18.4(1) of the Income Tax Act (Canada) in respect of Canada’s Wonderland, in each case, other than where such non-arm’s length or specified non-resident shareholder relationship, or the Holder being a specified entity, arises solely as a result of such Holder or beneficial owner having become a party to, received or perfected a security interest under, or received, exercised or enforced any rights under the Notes or any Guarantee,

(2) which is subject to such Taxes by reason of it or the beneficial owner having a current or former connection with a relevant Tax Jurisdiction, but excluding a connection resulting from acquiring, owning or disposing of the Notes, receiving payments in respect of such Note or a Guarantee or enforcing its rights thereunder,

(3) if, despite being required by law, such Holder or the beneficial owner failed to comply with a timely request of the Co-Issuers to provide information concerning such Holder’s or beneficial owner’s nationality, residence, entitlement to treaty benefits, identity or connection with a Tax Jurisdiction, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable to such Holder or beneficial owner but for this clause,

(4) which is a fiduciary or a partnership or not the sole beneficial owner of the relevant Note, if and to the extent that a beneficiary or settlor with respect to the fiduciary, a partner of the partnership or any beneficial owner of such Note (as the case may be) would not have been entitled to receive Additional Amounts with respect to the payment in question had such beneficiary, settlor, partner or beneficial owner been the Holder of such Note,

(5) in respect of any estate, gift, inheritance, excise, property, transfer or similar tax,

(6) if and to the extent that such payment could have been made without deduction or withholding of such Taxes had the relevant Note been presented for payment (where presentation is required for payment) within 30 days after the date on which such payment or such Note became due and payable or the date on which payment thereof was duly provided for, whichever was later (except to the extent that such Holder or beneficial owner would have been entitled to Additional Amounts had the Note been presented on the last day of such 30-day period),

(7) with respect to U.S. federal withholding Taxes,

(8) in respect of any Taxes imposed pursuant to current Sections 1471 through 1474 of the Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any intergovernmental agreements (and related legislation or official administrative guidance) implementing the foregoing, or

(9) in respect of any combination of clauses (1), (2), (3), (4), (5), (6), (7) and (8) of this Section 4.20(a).

(b) If any Taxes are required to be withheld or deducted pursuant to Section 4.20(a) hereof, the Co-Issuers or the Guarantors, if they are the applicable withholding agents, will also: (i) make such withholding or deduction, and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Co-Issuers or the Guarantors will furnish, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, to the Trustee on behalf of the applicable Holders of Notes, copies of tax receipts, if any (or other documentation), evidencing the payments of Taxes made by the Co-Issuers, or a Guarantor, as the case may be.

(c) The Co-Issuers and the Guarantors, jointly and severally, will indemnify and hold harmless each Holder of Notes (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of: (i) any Taxes so levied or imposed and paid by such Holder or the applicable beneficial owner as a result of payments made under or with respect to the Notes or any Guarantee, (ii) any liability (including penalties, interest and expense) arising therefrom or with respect thereto, and (iii) any Taxes imposed with respect to any reimbursement under clause (i) or (ii) of this Section 4.20(c).

(d) In addition to the foregoing, the Co-Issuers and the Guarantors will also pay and indemnify the Trustee and each Holder for any present or future stamp, issue, registration, transfer, court or documentary taxes, or any other excise or property taxes, charges or similar levies (including penalties, interest and any other liabilities related thereto) which, in each case, are levied by any relevant Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the Notes, this Indenture, any Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or enforcement of, any of the Notes or any Guarantee.

(e) At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Co-Issuers or a Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Co-Issuers or the relevant Guarantor, as applicable, will deliver to the Trustee an Officers’ Certificate stating that such Additional Amounts will be payable, and the amounts so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date.

(f) Whenever in this Indenture there is mentioned, in any context: (i) the payment of principal (and premium, if any), (ii) purchase prices in connection with a repurchase of Notes, (iii) interest and additional interest, if any, or (iv) any other amount payable under or with respect to any of the Notes or any Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.20 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g) The obligations described in this Section 4.20 will survive any termination, defeasance or discharge of this Indenture, and any transfer by a Holder or beneficial owner of its Notes, and will apply, mutatis mutandis, to any successor Person to the Co-Issuers or any Guarantor and to any jurisdiction in which any such successor Person is organized, engaged in business for tax purposes or resident for tax purposes or any jurisdiction from or through which any such Person makes any payment on the Notes (or any Guarantee) and, in each case, any political subdivision thereof or therein.

ARTICLE 5

SUCCESSORS

Section 5.01 Merger, Amalgamation, Consolidation or Sale of Assets.

(a) The Company will not, directly or indirectly, consolidate, amalgamate or merge with or into (whether or not the Company is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions to, another Person unless:

(1) the Company is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, limited partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, however, that if the surviving Person is a limited liability company or limited partnership, there shall be a co-issuer of the Notes that is a corporation;

(2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Company’s obligations pursuant to a supplemental indenture under the Notes and this Indenture;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made: (i) would have a Net Total Leverage Ratio immediately after the transaction equal to or less than the Company’s Net Total Leverage Ratio immediately preceding the transaction or (ii) would, at the time of such transaction after giving pro forma effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) hereof; and

(5) the Company, or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, amalgamation, merger, sale, assignment, transfer or other disposition complies with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied; provided that in giving an Opinion of Counsel, counsel may rely on an Officers’ Certificate as to any matters of fact, including as to satisfaction of clauses (3) and (4) above.

(b) Notwithstanding clauses (3), (4) and (5) of this Section 5.01(a) (which do not apply to transactions referred to in this sentence), (i) the Company may consolidate or otherwise combine with or merge with a Restricted Subsidiary solely for the purpose of changing the legal domicile of the Company, reincorporating the Company in a state of the United States or the District of Columbia, or changing the legal form of the Company; and (ii) any Restricted Subsidiary may consolidate, amalgamate or merge with or into or transfer all or part of its properties and assets to the Company or another Restricted Subsidiary.

(c) The provisions of this Section 5.01 (other than the requirements of Section 5.01(a)(3)) shall not apply to the creation of a new Subsidiary as a Restricted Subsidiary.

Section 5.02 Successor Corporation Substituted.

Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company or any of the other Co-Issuers, as applicable, in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or amalgamation or into or with which the Company or any of the other Co-Issuers, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or the “Co-Issuers,” as applicable, shall refer instead to the successor Person or Persons, as applicable, and not to the Company or the Co-Issuers as of immediately prior to such transaction, as applicable), and may exercise every right and power of the Company or the Co-Issuers, as applicable, under this Indenture with the same effect as if such successor Person or Persons had been named as the Company or the Co-Issuers, as applicable, herein; provided, however, that the predecessor Co-Issuers shall not be relieved from the obligation to pay the principal of, premium on, if any, and interest on, the Notes in the case of a lease of all or substantially all of the Co-Issuers’ assets.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

(a) Each of the following constitutes an “Event of Default”:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon repurchase, redemption or otherwise;

(3) subject to Section 6.01(g), default due to the failure by the Company or a Restricted Subsidiary under any other provision of this Indenture or the Notes, which default remains uncured for 60 days after notice from the Trustee or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) other than Indebtedness owed to the Company or any Restricted Subsidiary, which default is caused by a failure to pay the principal of such Indebtedness at the final stated maturity thereof within the grace period provided in such Indebtedness (a “Payment Default”), and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default, aggregates in excess of the greater of (x) $373.45 million and (y) 35.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter Period;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary (or the payment of which is guaranteed by the Company or any Restricted Subsidiary) other than Indebtedness owed to the Company or any Restricted Subsidiary, which default results in the acceleration of such Indebtedness prior to its express maturity not rescinded or cured within 30 days after such acceleration, and the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated and remains undischarged after such 30-day period, aggregates in excess of the greater of (x) $373.45 million and (y) 35.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter Period;

(6) failure by the Company or any Significant Subsidiary to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability) aggregating in excess of the greater of (x) $373.45 million and (y) 35.0% of Adjusted EBITDA for the then most recently ended Four Fiscal Quarter Period (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not stayed, discharged or waived within 60 days after their entry;

(7) any Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case,

(B) consents to the entry of an order for relief against it in an involuntary case,

(C) consents to the appointment of a custodian of it or for all or substantially all of its property,

(D) makes a general assignment for the benefit of its creditors, or

(E) takes any comparable action under any applicable law relating to insolvency or bankruptcy,

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;

(B) appoints a custodian, trustee, liquidator, receiver, receiver and manager, monitor or other similar official for all or substantially all of the property of any Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary; or

(C) orders the liquidation of any Co-Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

(9) except as permitted by this Indenture, the Guarantee of any Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor that qualifies as a Significant Subsidiary, or any Person acting on behalf of any Guarantor that qualifies as a Significant Subsidiary, shall deny or disaffirm its obligations under its Guarantee in writing and such Default continues for 10 days.

(b) (i) If a Default for a failure to report or failure to deliver a required certificate in connection with another default (the “Initial Default”) occurs, then at the time such Initial Default is cured, such Default for a failure to report or failure to deliver a required certificate in connection with another default that resulted solely because of that Initial Default will also be cured without any further action and (ii) any Default or Event of Default for the failure to comply with the time periods prescribed in Section 4.03 hereof or otherwise to deliver any notice or certificate pursuant to any other provision of this Indenture shall be deemed to be cured upon the delivery of any such report required by such covenant or such notice or certificate, as applicable, even though such delivery is not within the prescribed period specified in this Indenture; and a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default.

(c) Any notice of Default, notice of acceleration or instruction to the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Entity, a Revolving Facility Lender or any of their respective Affiliates) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of Default, shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee and DTC shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

(d) If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officer’s Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to such Default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an Officer’s Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such Default shall be automatically stayed and the cure period with respect to any Default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

(e) Notwithstanding anything in Section 6.01(c) or (d) to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy, insolvency or similar proceeding shall not require compliance with such subsections.

(f) For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture and shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officer’s Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.

(g) Any failure to perform, or breach of, any covenant or agreement pursuant to Section 4.03 hereof shall not be a Default or an Event of Default until the 121st day after the Co-Issuers have received the notice referred to in clause (3) of Section 6.01(a) (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default).

Section 6.02 Acceleration.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% of the aggregate principal amount then outstanding of the Notes may declare all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to a Co-Issuer described in clause (7) or (8) of Section 6.01(a), all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture.

Section 6.03 Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes, or that may involve the Trustee in personal liability. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in such Holders’ interest.

Section 6.06 Limitation on Suits.

No Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b) Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(e) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (a)(2) hereof occurs and is continuing, without the possession of any of the Notes or the production thereof in any proceeding related thereto, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Co-Issuers for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee (including without limitation any amounts due to the Trustee pursuant to Section 7.07 hereof), its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be reasonably necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Co-Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder, by their acceptance of the Notes, to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

Third: to the Co-Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing and is actually known to a Responsible Officer of the Trustee, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Section 7.01(c) does not limit the effect of clause (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Co-Issuers. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Co-Issuers will be sufficient if signed by any Officer of the Co-Issuers.

(f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g) Except with respect to Section 4.01 hereof, the Trustee shall have no duty to inquire as to the performance of the Company or any other Co-Issuer, as applicable, with respect to the covenants contained in Article 4 hereof. The Trustee shall not be deemed to have notice of a Default or an Event of Default unless a Responsible Officer of the Trustee has actual knowledge of such Default or Event of Default.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any Affiliate of the Co-Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA; provided, however, that the foregoing does not imply (and shall not be interpreted to mean) that this Indenture is or will be qualified under the TIA in the future.) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04 Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Co-Issuers’ use of the proceeds from the Notes or any money paid to the Co-Issuers or upon the Co-Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after the Trustee’s receipt of notice of the occurrence of the Event of Default. Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06 [Reserved].

Section 7.07 Compensation and Indemnity.

(a) The Co-Issuers will pay to the Trustee from time to time reasonable compensation as is agreed to from time to time by the Co-Issuers and the Trustee for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Co-Issuers will reimburse the Trustee promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except for any disbursements, advances or expenses as shall have been caused by the Trustee’s negligence or willful misconduct. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Co-Issuers and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses (including without limitation reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the reasonable and documented costs and expenses of enforcing this Indenture against the Co-Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Co-Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Co-Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Co-Issuers will not relieve the Co-Issuers or any of the Guarantors of their obligations hereunder. The Co-Issuers or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Co-Issuers will pay the reasonable and documented fees and expenses of such counsel. Neither the Co-Issuers nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Co-Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d) To secure the Co-Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clauses (7) and (8) of Section 6.01(a) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time upon 30 days’ written notice to the Co-Issuers and be discharged from the trust hereby created by so notifying the Co-Issuers. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Co-Issuers in writing. The Co-Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Co-Issuers will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Co-Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Co-Issuers’ expense), the Co-Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Co-Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Co-Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

If this Indenture has been qualified under the TIA, this Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5) and such Trustee will be subject to TIA §310(b); provided, however, that the foregoing does not imply (and shall not be interpreted to mean) that this Indenture is or will be qualified under the TIA in the future.

Section 7.11 [Reserved].

Section 7.12 [Reserved].

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

The Co-Issuers may, at their option and at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied with respect to the outstanding Notes upon compliance with the conditions set forth in Section 8.04.

Section 8.02 Legal Defeasance and Discharge.

Upon the Co-Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Co-Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Co-Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Guarantees and this

Indenture (and the Trustee, on demand of and at the expense of the Co-Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, or on the redemption date, as the case may be from the trust referred to in Section 8.04 hereof;

(b) the Co-Issuers’ obligations with respect to the Notes concerning issuing temporary Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust under Article 2 and Section 4.02 hereof;

(c) the rights, powers, trusts, immunities and indemnities of the Trustee hereunder and the Co-Issuers’ obligations in connection therewith; and

(d) this Article 8 with respect to provisions relating to Legal Defeasance.

Subject to compliance with this Article 8, the Co-Issuers may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

Upon the Co-Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Co-Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 hereof and clause (4) of Section 5.01(a) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Co-Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees will be unaffected thereby. In addition, upon the Co-Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(a)(3), (4), (5), (6) and (9) hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(a) The Co-Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(b) in the case of an election under Section 8.02 hereof, the Co-Issuers must deliver to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that:

(1) the Co-Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or law, or

(2) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance, and will be subject to federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 8.03 hereof, the Co-Issuers must deliver to the Trustee an Opinion of Counsel, subject to customary assumptions and exceptions, reasonably acceptable to the Trustee confirming that the Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) in the case of an election under Section 8.02 or 8.03 hereof, the Co-Issuers must deliver to the Trustee an Opinion of Counsel qualified to practice in Canada (such Counsel acceptable to the Trustee, acting reasonably) or a ruling from the Canada Revenue Agency to the effect that Holders of the Notes will not recognize income, gain or loss for Canadian federal, provincial or territorial income tax or other tax purposes as a result of such election, as applicable, and will only be subject to Canadian federal, provincial or territorial income tax and other taxes on the same amounts, in the same manner and at the same times as would have been the case if such election, as applicable, had not occurred;

(e) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from a failure to comply with Section 4.09 as a result of the borrowing of the funds required to effect such deposit and the granting of Liens in connection therewith);

(f) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(g) the Co-Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by them with the intent of preferring the Holders of the Notes over any of the Co-Issuers’ other creditors or with the intent of defeating, hindering, delaying or defrauding any of their other creditors or others; and

(h) the Co-Issuers must deliver to the Trustee an Officers’ Certificate stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the Notes have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Co-Issuers acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such money need not be segregated from other funds except to the extent required by law.

The Co-Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Co-Issuers from time to time upon the request of the Co-Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to the Co-Issuers.

Any money deposited with the Trustee or any Paying Agent, or then held by the Co-Issuers, in trust for the payment of the principal of, premium on, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Co-Issuers on their request or (if then held by the Co-Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Co-Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Co-Issuers as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Co-Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Co-Issuers.

Section 8.07 Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Co-Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Co-Issuers make any payment of principal of, premium on, if any, or interest on, any Note following the reinstatement of its obligations, the Co-Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Co-Issuers, the Guarantors (with respect to its Guarantee or this Indenture, as applicable) and the Trustee may amend or supplement this Indenture, the Notes or the Guarantees:

(a) to cure any ambiguity, omission, mistake, defect, error or inconsistency;

(b) to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees;

(c) to provide for the assumption of the obligations of any Co-Issuer or any Guarantor to Holders of the Notes in the case of a merger, amalgamation, consolidation or sale of all or substantially all of such Co-Issuer’s assets or such Guarantor’s assets to the extent permitted by the terms of this Indenture and the other Note Documents, as applicable;

(d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights hereunder of any such Holder in any material respect;

(e) to provide for the issuance of Additional Notes in accordance with the provisions set forth in this Indenture;

(f) to provide for the issuance of exchange notes;

(g) to evidence and provide for the acceptance of an appointment of a successor Trustee or a co-trustee;

(h) to add Guarantees with respect to the Notes or to add covenants;

(i) to conform this Indenture or the Notes to any such provision of the “Description of Notes” section of the Offering Memorandum;

(j) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(k) to secure the Notes (and appoint any collateral agent or other agent necessary in relation thereto);

(l) to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee;

(m) to reduce the minimum denominations of the Notes;

(n) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (ii) such amendment does not adversely affect the rights of holders to transfer Notes in any material respect; and

(o) to provide for the assumption of any Co-Issuer’s or any Guarantor’s obligations under any Note Document or the addition of any new co-issuers to any Note Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of such Co-Issuer or such Guarantor to the extent permitted by the terms of this Indenture and the other Note Documents, as applicable.

Upon the request of the Co-Issuers and upon receipt by the Trustee of the documents described in Section 7.02 hereof, and except as provided in the following sentence, the Trustee will join with the Co-Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, unless such amended or supplemental indenture affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit F hereto, and delivery of an Officers’ Certificate.

Section 9.02 With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Co-Issuers and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.01, 3.03, 3.07 (regarding when notice of redemption is to be provided), 3.09, 4.10 and 4.14 hereof) and the Notes and the Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Note held by a nonconsenting Holder):

(a) reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption (except with respect to when notice of redemption is to be provided to the Trustee or the Holders) of the Notes (except those provisions relating to Sections 4.10 and 4.14);

(c) reduce the rate of or change the time for payment of interest on any Notes;

(d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the Payment Default that resulted from such acceleration);

(e) make any Note payable in money other than that stated in the Notes;

(f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to institute suits for payments of principal of or interest on the Notes on or after the due dates therefor;

(g) waive a redemption payment with respect to any Note (other than a payment required by Sections 4.10 or 4.14);

(h) release all or substantially all of the Guarantees of the Guarantors other than in accordance with the terms of this Indenture; or

(i) make any change in the foregoing amendment and waiver provisions.

Upon the request of the Co-Issuers and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Co-Issuers and the Guarantors in the execution of any amended or supplemental indenture , unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Co-Issuers will mail to the Holders of the Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Co-Issuers to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.03 Compliance with Trust Indenture Act.

If this Indenture is qualified under the TIA, every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect; provided, however, that the foregoing does not imply (and shall not be interpreted to mean) that this Indenture is or will be qualified under the TIA in the future.

Section 9.04 Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Co-Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.05 Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Co-Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.

ARTICLE 10

GUARANTEES

Section 10.01 Guarantee.

(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Co-Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and all other obligations of the Co-Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Other than as provided for in Article 8 and Article 11 hereof, the Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Co-Issuers, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Co-Issuers, any right to require a proceeding first against the Co-Issuers, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except pursuant to Article 8 or Article 11 or by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Co-Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Co-Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02 Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial, territorial or local law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03 Execution and Delivery of Guarantee.

To evidence its Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture, or a supplement hereto, will be executed on behalf of such Guarantor by one of its Officers (or, if an Officer is not available, by a board member or director) by manual, electronic or facsimile signature.

Each Guarantor hereby agrees that its Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the Issue Date, if required by Section 4.15 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.

Each Guarantor or Co-Issuer (other than the Company), other than any Guarantor or Co-Issuer whose Guarantee or obligation as a Co-Issuer, as the case may be, is to be released in accordance with the terms of this Indenture, will not consolidate, amalgamate or merge with or into (whether or not such Guarantor or Co-Issuer is the surviving entity) any Person (in each case, other than in accordance with Section 4.10 hereof) unless:

(a) such Guarantor or such Co-Issuer is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Guarantor) is a corporation, limited partnership, limited liability company or other entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or the laws of Canada or any province thereof;

(b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor or such Co-Issuer) is a Co-Issuer or a Guarantor, or otherwise assumes all the obligations of such Guarantor or such Co-Issuer pursuant to a supplemental indenture, under the Notes and this Indenture; and

(c) immediately after such transaction, no Default or Event of Default exists.

Section 10.05 Releases.

The Guarantee of a Guarantor will be deemed automatically discharged and released:

(a) in connection with any direct or indirect sale, conveyance or other disposition of the capital stock of that Guarantor (including by way of merger, amalgamation or consolidation) following which such Guarantor ceases to be a direct or indirect Subsidiary of the Company if such sale or disposition is made in compliance with Section 4.10 and either Section 10.04 or Section 5.01 or any sale or other disposition of all or substantially all of the assets of such Guarantor (including by way of merger, amalgamation or consolidation) to any Person other than to the Company or any Subsidiary of the Company;

(b) if such Guarantor is dissolved or liquidated in accordance with the provisions of this Indenture;

(c) if the Company designates any such Guarantor as an Unrestricted Subsidiary in compliance with the terms of this Indenture;

(d) upon the consummation of a transaction (i) that qualifies as a Permitted Investment or as a Restricted Payment that is not prohibited under Section 4.07 if following such transaction such Guarantor ceases to be a direct or indirect Restricted Subsidiary of the Company or (ii) if following such transaction, such Guarantor is an Excluded Subsidiary; provided that in no event shall any transaction (A) constituting a Restricted Payment or other disposition of less than a majority of the issued and outstanding Equity Interests of a Guarantor to an Affiliate of the Company (other than pursuant to a bona fide transaction that is otherwise permitted under this Indenture) and (B) entered into for the primary purpose of causing such Guarantor to be released from its Note Obligations under the Note Documents and ceasing to constitute a Guarantor under the Notes result in the release of the Guarantee by the applicable Guarantor as a result of this clause (d) on the basis that such Guarantor has become an Excluded Subsidiary pursuant to clause (d) of the definition thereof;

(e) upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture in accordance with Article 8 or Article 11 hereof, as applicable;

(f) in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to Section 4.15, the release or discharge in full of the guarantee by such Restricted Subsidiary of all Indebtedness of the Company or any Restricted Subsidiary or the repayment of all the Indebtedness which resulted in an obligation to guarantee the Notes;

(g) with the consent of the requisite Holders of the Notes in accordance with Section 9.02 hereof, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes; or

(h) such Guarantor being (or being substantially concurrently) released or discharged from all of its Indebtedness under all Credit Facilities except for a release or discharge of such Indebtedness as a result of payment in full of the Credit Facilities.

Any Guarantor not released from its obligations under its Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium on, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder when:

(a) either:

(1) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Co-Issuers and thereafter repaid to the Co-Issuers or discharged from such trust) have been delivered to the Trustee for cancellation; or

(2) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable or, within one year will become due and payable or subject to redemption as set forth in Section 3.07 hereof and the Co-Issuers have irrevocably deposited or caused to be deposited with the Trustee U.S. dollars, non-callable Government Securities, or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable written instructions from the Co-Issuers directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Co-Issuers or any Guarantor have paid or caused to be paid all other sums payable under this Indenture by the Co-Issuers; and

(c) the Co-Issuers have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (subject to customary assumptions and exceptions) stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that such counsel may rely, as to matters of fact, on a certificate or certificates of officers of the Co-Issuers.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Co-Issuers acting as their own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Co-Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Co-Issuers have made any payment of principal of, premium on, if any, or interest on, any Notes because of the reinstatement of its obligations, the Co-Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

[RESERVED.]

ARTICLE 13

MISCELLANEOUS

Section 13.01 Trust Indenture Act Controls.

If this Indenture is qualified under the TIA and any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control; provided, however, that the foregoing does not imply (and shall not be interpreted to mean) that this Indenture is or will be qualified under the TIA in the future.

Section 13.02 Notices.

Any notice or communication by the Co-Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic image scan or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Co-Issuers and/or any Guarantor:

Six Flags Entertainment Corporation

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

Telephone No.: (704) 414-4700

Attention: Chief Financial Officer

With a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Facsimile No.: (212) 310-8000

Attention: Frank Adams

Michael Stein

If to the Trustee:

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Facsimile No.: (615) 251-0737

Attention: Wally Jones

The Co-Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date on which publication was made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile or electronic image scan; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall also be deemed effective upon actual receipt thereof.

Any notice or communication to a Holder will be mailed by first class mail, by overnight air courier guaranteeing next day delivery or other equivalent means in accordance with the accepted procedures of DTC to its address shown on the security register kept by the Registrar. Failure to mail or send by electronic transmission (for Notes held in book-entry form) a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or sent by electronic transmission (for Notes held in book-entry form) in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary, including by electronic mail in accordance with accepted practices at the Depositary.

Section 13.03 [Reserved].

Section 13.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Co-Issuers to the Trustee to take any action under this Indenture, the Co-Issuers shall furnish to the Trustee:

(a) an Officers’ Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 13.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with,

provided, however, that an issuer of an Opinion of Counsel may reasonably rely as to any matter of fact on an Officers’ Certificate or a certificate of a public official.

Section 13.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, owner, officer, employee, incorporator or stockholder of the Company or any of its Restricted Subsidiaries or Affiliates, as such, will have any liability for any obligations of the Co-Issuers or any of the Company’s Restricted Subsidiaries or Affiliates under the Notes, this Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Co-Issuers or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10 Successors.

All agreements of the Co-Issuers in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.11 Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12 Counterpart Originals.

This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 13.13 Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14 Payment Date Other Than a Business Day.

If any payment with respect to any principal of, premium on, if any, on any Note (including any payment to be made on any date fixed for redemption or purchase of any Note) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 13.15 Foreign Account Tax Compliance Act.

In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”), the Co-Issuers agree (i) to use commercially reasonable efforts to provide to the Trustee information in their possession about Holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations under Applicable Law, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under this Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this section shall survive the termination of this Indenture.

Section 13.16 Conversion of Currency.

Each of the Co-Issuers and the Guarantors covenants and agrees that the following provisions shall apply to the conversion of currency in case of the Note Documents:

(a) if for the purposes of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due or contingently due in any other currency under any of the Note Documents (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which a final judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine); and

(b) if there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment referred to in (i) above is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Co-Issuers and the Guarantors, as applicable, shall pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

Section 13.17 Interest Act (Canada).

For purposes of disclosure pursuant to the Interest Act (Canada), whenever interest or fees provided in this Indenture and the Notes are computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, the rates of such interest or fees shall be expressed as a yearly rate by multiplying such rates by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year. For the purposes of the Interest Act (Canada), the principle of deemed reinvestment of interest will not apply to any interest calculation under this Indenture or any of the Notes, and the rates of interest stipulated in this Indenture and in the Notes are intended to be nominal rates and not effective rates or yields.

[SIGNATURES ON FOLLOWING PAGES]

Dated as of January 14, 2026

SIX FLAGS ENTERTAINMENT CORPORATION

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

CANADA’S WONDERLAND COMPANY

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Secretary and Chief Financial Officer

MILLENNIUM OPERATIONS LLC

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

Signature Page to Indenture

FIESTA TEXAS, INC.
FUNTIME, INC.
FUNTIME PARKS INC.
GREAT AMERICA LLC
GREAT ESCAPE HOLDING INC.
MAGIC MOUNTAIN LLC
MAGNUM MANAGEMENT CORPORATION
PARK MANAGEMENT CORP.
PREMIER INTERNATIONAL HOLDINGS INC.
PREMIER PARKS HOLDINGS INC.
RIVERSIDE PARK ENTERPRISES, INC.
SF GREAT AMERICA HOLDING LLC
SIX FLAGS AMERICA INC.
SIX FLAGS AMERICA PROPERTY CORPORATION
SIX FLAGS CONCORD LLC
SIX FLAGS DARIEN LLC
SIX FLAGS DARIEN SEASONAL LLC
SIX FLAGS eCOMMERCE LLC
SIX FLAGS FRONTIER LLC
SIX FLAGS GREAT ADVENTURE LLC
SIX FLAGS INTERNATIONAL DEVELOPMENT CO.
SIX FLAGS MW LLC
SIX FLAGS PHOENIX LLC
SIX FLAGS OPERATIONS, INC.
SIX FLAGS SERVICES, INC.
SIX FLAGS SERVICES OF ILLINOIS, INC.
SIX FLAGS SPLASHTOWN LLC
SIX FLAGS ST. LOUIS LLC
SIX FLAGS THEME PARKS INC.
SIX FLAGS WW BAY LLC
STUART AMUSEMENT COMPANY
WONDERLAND COMPANY INC.

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

Signature Page to Indenture

CALIFORNIA’S GREAT AMERICA LLC
CAROWINDS LLC
CEDAR POINT PARK LLC
DORNEY PARK LLC
GALVESTON WATERPARK, LLC
KINGS DOMINION LLC
KNOTT’S BERRY FARM LLC
MICHIGAN’S ADVENTURE PARK LLC
NEW BRAUNFELS WATERPARK, LLC
SAWMILL CREEK LLC
VALLEYFAIR LLC
WORLDS OF FUN LLC

By: Millennium Operations LLC, their sole member

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

KINGS ISLAND COMPANY

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

By:	/s/ Brian C. Nurse
Name: Brian Nurse
Title: Chief Legal & Compliance Officer, Corporate Secretary

SIX FLAGS AMERICA LP

By: Funtime Inc., its general partner

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

Signature Page to Indenture

HURRICANE HARBOR LLC

By: Six Flags Theme Parks Inc., its sole member

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

GREAT ESCAPE RIDES L.P.
GREAT ESCAPE THEME PARK L.P.
SIX FLAGS GREAT ESCAPE L.P.

By: Great Escape Holding Inc., their general partner

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

KINGS ISLAND PARK LLC

By: Kings Island Company, its sole member

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

CEDAR FAIR SOUTHWEST LLC
GEAUGA LAKE LLC

By: Magnum Management Corporation, their sole member

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer

HWP DEVELOPMENT LLC

By:	/s/ Brian C. Witherow
Name: Brian C. Witherow
Title: Chief Financial Officer (Treasurer)

Signature Page to Indenture

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

By:	/s/ Wally Jones
Name: Wally Jones
Title: Vice President

Signature Page to Indenture

EXHIBIT A

[Face of Note]

CUSIP/ISIN ____________

8.625% Senior Notes due 2032

No. ___	$____________

SIX FLAGS ENTERTAINMENT CORPORATION

CANADA’S WONDERLAND COMPANY

MILLENNIUM OPERATIONS LLC

promises to pay to    or registered assigns,

the principal sum of _______________________ DOLLARS on January 15, 2032.

Interest Payment Dates: January 15 and July 15

Record Dates: January 1 and July 1

Dated: _______________, 2026

SIX FLAGS ENTERTAINMENT CORPORATION

CANADA’S WONDERLAND COMPANY

MILLENNIUM OPERATIONS LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[BACK OF NOTE]

8.625% SENIOR NOTES DUE 2032

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Six Flags Entertainment Corporation, a Delaware corporation (the “Company”), Canada’s Wonderland Company, a Nova Scotia unlimited liability company (“Canada’s Wonderland”), and Millennium Operations LLC, a Delaware corporation (together with the Company and Canada’s Wonderland, the “Co-Issuers”), promise to pay or cause to be paid interest on the principal amount of this Note at 8.625% per annum from January 14, 2026 until maturity. The Co-Issuers will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2026.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Co-Issuers will pay interest on the Notes, if any, to the Persons who are registered Holders of Notes at the close of business on the January 1 or July 1 immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Co-Issuers, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Co-Issuers or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Co-Issuers may change the Paying Agent or Registrar without prior notice to the Holders of the Notes. The Company, the other Co-Issuers or any of their Subsidiaries may act as Paying Agent or Registrar.

(4) INDENTURE. The Co-Issuers issued the Notes under an Indenture, dated as of January 14, 2026 (the “Indenture”) among the Co-Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior obligations of the Co-Issuers and the Guarantors. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

(a) At any time and from time to time prior to July 15, 2028, the Co-Issuers may at their option redeem up to 40% of the aggregate principal amount of the Notes outstanding (which includes Additional Notes, if any), at a redemption price equal to 108.625% of the principal amount thereof on the redemption date, together with accrued and unpaid interest to, but not including such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), with an amount of cash equal to the net cash proceeds of an Equity Offering of the Co-Issuers; provided that:

(i) at least 50% in aggregate principal amount of the Notes originally issued (calculated after giving effect to any issuance of any Additional Notes but excluding any Notes held by the Co-Issuers and their Subsidiaries) remains outstanding immediately after the occurrence of such redemption, unless all such Notes are redeemed substantially concurrently; and

(ii) such redemption occurs no later than the 180th day following such Equity Offering.

(b) [reserved].

(c) At any time and from time to time prior to July 15, 2028, the Co-Issuers may redeem all or any portion of the Notes outstanding (which includes Additional Notes, if any) at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, together with accrued and unpaid interest to, but not including, such redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), plus the Make Whole Amount.

(d) Except pursuant to clause (a), (c) or (h) of this Section 5, the Notes will not be redeemable at the Co-Issuers’ option prior to July 15, 2028.

(e) On or after July 15, 2028, the Notes will be subject to redemption at the Co-Issuers’ option, in whole or in part, upon not less than 10 days’ nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon to, but not including, the redemption date (subject to the rights of Holders of the Notes on the relevant record date to receive payments of interest on the related interest payment date), if redeemed during the 12-month period beginning on July 15 of the years indicated below:

Year	Percentage
2028	104.313%
2029	102.156%
2030 and thereafter	100.000%

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest up to the redemption date will be paid to the Person in whose name the Note is registered at the close of business on such record date in accordance with applicable procedures of DTC, and no additional interest will be payable to holders whose Notes will be subject to redemption by the Co-Issuers. Unless the Co-Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(f) Any redemption pursuant to this Section 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture and Section 8 hereof.

(g) Notwithstanding the foregoing, at any time, in connection with any tender offer for the Notes, including pursuant to a Change of Control Offer or Excess Proceeds Offer (each as defined below), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer and the Co-Issuers, or any third party making such a tender offer in lieu of the Co-Issuers, purchase all of the Notes validly tendered and not withdrawn by such holders, the Co-Issuers or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice, given not more than 15 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but not including, the date of such redemption. In determining whether the holders of at least 90% of the aggregate principal amount of the outstanding Notes have validly tendered and not validly withdrawn such Notes in a tender offer, including a Change of Control Offer or Excess Proceeds Offer, Notes owned by the Co-Issuers or their Affiliates or any successor thereof shall be deemed to be outstanding for the purposes of such tender offer.

(h) The Co-Issuers may at any time redeem, in whole but not in part, the outstanding Notes (upon giving not less than 10 days nor more than 60 days prior notice to the holders of the Notes, which notice shall be irrevocable) at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption, and all Additional Amounts (if any) then due and which will become due on the date of redemption as a result of the redemption or otherwise, if on the next date on which any amount would be payable in respect of the Notes, any of the Co-Issuers has become or would become obligated to pay any Additional Amounts or related indemnification payments in respect of the Notes, and such Co-Issuer cannot avoid any such payment obligation by taking reasonable measures available to it, as a result of: (i) any change in or amendment to the laws (or regulations promulgated thereunder) of a relevant Tax Jurisdiction, or (ii) any change in or amendment to any official position regarding the application or interpretation of such laws or regulations (including a change resulting from a holding by a court of competent jurisdiction), which change or amendment, in each case of (i) or (ii) of this Section 5(h), is announced and becomes effective after the Issue Date (or, if the applicable relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, after such later date); provided that, prior to the giving of any notice of redemption described in this Section 5(h), the Co-Issuers will deliver to the Trustee: (x) an Officers’ Certificate stating that the obligation to pay the Additional Amounts or indemnification payments cannot be avoided by the Co-Issuers taking reasonable measures available to them; and (y) a written opinion of independent legal counsel of recognized standing to the effect that (subject to customary assumptions and exceptions) the Co-Issuers have or will become obligated to pay such Additional Amounts or indemnification payments as a result of a change or amendment described above.

(6) MANDATORY REDEMPTION. The Co-Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Co-Issuers will make an offer (a “Change of Control Offer”) to each Holder of Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased, together with accrued and unpaid interest on the Notes repurchased to the date of repurchase, subject to the rights of Holders of record of the Notes on the relevant record date to receive payments of interest on the related interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, unless (i) a third party makes the Change of Control Offer, (ii) the Co-Issuers have previously or concurrently elected to redeem the Notes as set forth in Section 3.07 of the Indenture or (iii) the Co-Issuers’ obligations under the Indenture are defeased as described under Article 11 of the Indenture, the Co-Issuers will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b) Following the occurrence of certain Asset Sales, the Co-Issuers may be required to offer or repurchase the Notes as required by the Indenture (the “Excess Proceeds Offer”).

(8) NOTICE OF REDEMPTION. At least 10 days but not more than 60 days before a redemption date, the Co-Issuers will mail or cause to be mailed, by electronic submission (for Notes held in book-entry form) or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at the address of such holder appearing in the security register or otherwise in accordance with the applicable procedures of DTC, except that redemption notices may be delivered electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 11 thereof. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Co-Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Co-Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Co-Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the

Notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of Notes, the Indenture, the Notes or the Guarantees may be amended or supplemented to cure any ambiguity, omission, mistake, defect, error or inconsistency or reduce the minimum denomination of the Notes, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the obligations of the Co-Issuers or any Guarantor to Holders of the Notes in the case of a merger, amalgamation, consolidation or sale of all or substantially all of such Co-Issuer’s assets or such Guarantor’s assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the rights under the Indenture of any such Holder in any material respect, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture, to provide for the issuance of exchange Notes, to evidence and provide for the acceptance of an appointment of a successor trustee or a co-trustee, to add Guarantees with respect to the Notes or to add covenants, to conform the Notes to the “Description of Notes” section of the Offering Memorandum, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to secure the Notes (and appoint any collateral agent or other agent necessary in relation thereto), to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee, to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act (as defined in the Indenture) or any other applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Notes in any material respect, and to provide for the assumption of any Co-Issuer’s or any Guarantor’s obligations under any Note Document or the addition of any new co-issuers to any Note Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of such Co-Issuer or such Guarantor to the extent permitted by the terms of the Indenture and the other Note Documents, as applicable.

(12) DEFAULTS AND REMEDIES. The Notes are subject to the Defaults and Events of Default set forth in Section 6.01 of the Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the Notes (including in connection with an offer to purchase), provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration. The Co-Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, which statement will describe any Default or Event of Default that occurred during the previous fiscal year, its status and the action the Co-Issuers are taking or proposes to take with respect thereto.

(13) TRUSTEE DEALINGS WITH CO-ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Co-Issuers or their Affiliates, and may otherwise deal with the Co-Issuers or their Affiliates, as if it were not the Trustee.

(14) NO RECOURSE AGAINST OTHERS. No director, owner, officer, employee, incorporator or stockholder of the Company or any of its Restricted Subsidiaries or Affiliates, as such, shall have any liability for any obligations of the Company or any of the Company’s Restricted Subsidiaries or Affiliates under this Note, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

(15) AUTHENTICATION. This Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Co-Issuers have caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP numbers or ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18) [RESERVED].

(19) GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Co-Issuers will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Six Flags Entertainment Corporation

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

Telephone No.: (704) 414-4700

Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint to _____________________________________________________________________________________________________

transfer this Note on the books of the Co-Issuers. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Co-Issuers pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

Section 4.10    Section 4.14

If you want to elect to have only part of the Note purchased by the Co-Issuers pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*: _________________________

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Six Flags Entertainment Corporation

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Attention: Wally Jones

Re: 8.625% Senior Notes due 2032

Reference is hereby made to the Indenture, dated as of January 14, 2026 (the “Indenture”), among Six Flag Entertainment Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as co-issuers (the “Co-Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b) such Transfer is being effected to the Co-Issuers or a subsidiary thereof;

or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4. Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP _________), or

(ii)	Regulation S Global Note (CUSIP _________), or

(iii)	IAI Global Note (CUSIP _________); or

(b)	a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	a beneficial interest in the:

(i)	144A Global Note (CUSIP _________), or

(ii)	Regulation S Global Note (CUSIP _________), or

(iii)	IAI Global Note (CUSIP _________); or

(iv)	Unrestricted Global Note (CUSIP _________); or

(b)	a Restricted Definitive Note; or

(c)	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Six Entertainment Corporation

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Attention: Wally Jones

Re: 8.625% Senior Notes due 2032

(CUSIP [   ])

Reference is hereby made to the Indenture, dated as of January 14, 2026 (the “Indenture”), among Six Flag Entertainment Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as co-issuers (the “Co-Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Notes

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Co-Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Six Entertainment Corporation

8701 Red Oak Blvd.

Charlotte, North Carolina 28217

U.S. Bank Trust Company, National Association

Global Corporate Trust Services

333 Commerce Street, Suite 900

Nashville, Tennessee 37201

Re: 8.625% Senior Notes due 2032

Reference is hereby made to the Indenture, dated as of January 14, 2026 (the “Indenture”), among Six Flag Entertainment Corporation, Canada’s Wonderland Company and Millennium Operations LLC, as co-issuers (the “Co-Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) a beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Co-Issuers or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Co-Issuers a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Co-Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Co-Issuers such certifications, legal opinions and other information as you and the Co-Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Co-Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, dated as of January 14, 2026 (the “Indenture”) among Six Flags Entertainment Corporation, Canada’s Wonderland Company and Millennium Operations LLC (the “Co-Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), (a) the principal of, premium, if any, on, and interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and all other obligations of the Co-Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ________________, between __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Six Flags Entertainment Corporation (or its permitted successor), a Delaware corporation (“Company”), and U.S. Bank Trust Company, National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, Six Flags Entertainment Corporation, Canada’s Wonderland Company and Millennium Operations LLC (the “Co-Issuers”) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 14, 2026 providing for the issuance of 8.625% Senior Notes due 2032 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Co-Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 10 thereof.

3. NO RECOURSE AGAINST OTHERS. No director, owner, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary or its Affiliates, as such, shall have any liability for any obligations of the Guaranteeing Subsidiary or its Affiliates under the Note, this Supplemental Indenture, the Guarantees or Indenture for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. COUNTERPARTS. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory